Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 17, 2024, and entered into by and among PHINIA Inc., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), and is made with reference to that certain Credit Agreement, dated as of July 3, 2023 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 4, 2024, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof prior to the effectiveness of this Amendment on the Amendment No. 2 Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Guarantors, the Lender Parties from time to time party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.

W I T N E S S E T H:

WHEREAS, immediately prior to the effectiveness of this Amendment, the Borrower has prepaid all outstanding Term A Loans (as defined in the Existing Credit Agreement), together with all accrued and unpaid interest thereon;

WHEREAS, the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which certain provisions of the Existing Credit Agreement will be amended as set forth herein;

WHEREAS, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association and Deutsche Bank Securities Inc. are joint lead arrangers for this Amendment; and

WHEREAS, Section 9.02 of the Existing Credit Agreement provides that the parties hereto may amend the Credit Agreement for the purposes set forth herein.

Now, therefore, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENT TO CREDIT AGREEMENT

Effective as of the Amendment No. 2 Effective Date, (i) the Existing Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto and (ii) Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2.01 attached hereto as Annex B.

Section 2.	CONDITIONS TO EFFECTIVENESS OF THE AMENDMENT

The amendments set forth in Section 1 hereof shall become effective only upon the satisfaction (or waiver) of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment No. 2 Effective Date”):

A.          The Administrative Agent shall have received executed signature pages to the Amendment from (i) the Borrower, (ii) each Guarantor party hereto and (iii) each Lender under the Existing Credit Agreement on the Amendment No. 2 Effective Date (immediately after giving effect to the prepayment of outstanding Term A Loans).

B.          The representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, immediately after giving effect to this Amendment; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates.

C.          On and as of the Amendment No. 2 Effective Date, immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

D.          To the extent invoiced at least one (1) Business Day prior to the Amendment No. 2 Effective Date (except as otherwise reasonably agreed by the Borrower), the Administrative Agent shall have received all fees and expenses required to be paid or reimbursed by the Borrower on or prior to the Amendment No. 2 Effective Date in connection with this Amendment.

E.          To the extent reasonably requested at least ten (10) Business Days prior to the Amendment No. 2 Effective Date, (x) the Borrower shall have provided to the Administrative Agent and each requesting Lender, and the Administrative Agent and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the Amendment No. 2 Effective Date and (y) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in relation to such Loan Party at least three (3) Business Days prior to the Amendment No. 2 Effective Date.

F.          The Borrowers shall have prepaid in full the aggregate principal amount of the Term A Loans outstanding, together with all accrued and unpaid interest thereon to, but not including, the Amendment No. 2 Effective Date.

G.          The Administrative Agent shall have received on behalf of the Revolving Lenders under the Existing Credit Agreement, all accrued and unpaid fees and interest on the Revolving Loans and Revolving Commitments outstanding immediately prior to the Amendment No. 2 Effective Date.

Section 3.	REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete in all material respects:

A.          Corporate Power and Authority.  Each Loan Party has all requisite corporate or other organizational power and authority to enter into this Amendment, and each Loan Party has all requisite corporate or other organizational power and authority to carry out the transactions contemplated by, and perform its obligations under, the Amended Credit Agreement.

B.          Authorization of Agreements.  Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Amendment and has taken all necessary organizational action to authorize the performance of the Amended Credit Agreement.

C.          Governmental Authorization; Other Consents.  No Governmental Authorization, and no notice to or filing with, any Governmental Authority is required to be made or obtained by any Loan Party for the due execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the transactions contemplated by this Amendment.

D.          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate (or other) powers, have been duly authorized by all necessary corporate (or other) action, and do not (a) contravene such Loan Party’s Organization Documents, (b) violate any law, rule, regulation (including, without limitation, Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award, the violation of which could reasonably be expected to have a Material Adverse Effect, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, or other instrument binding on or affecting any Loan Party, any of its Restricted Subsidiaries or any of their properties the effect of which could reasonably be expected to result in a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Restricted Subsidiaries (other than any Lien created pursuant to the Loan Documents).

E.          Binding Effect.  This Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

F.          Absence of Default or Event of Default.  On the Amendment No. 2 Effective Date, no Default or Event of Default shall exist immediately after giving effect to this Amendment.

G.          Representation and Warranties from Amended Credit Agreement.  The representations and warranties contained in Article III of the Amended Credit Agreement shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, immediately after giving effect to this Amendment; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 4.	ACKNOWLEDGEMENT AND CONSENT

Each Guarantor listed on the signature pages hereof, by its signature below, hereby (a) expressly acknowledges the terms of this Amendment and affirms or reaffirms, as applicable, as of the date hereof the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (b) affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party, and (ii) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents to which it is a party, as originally executed by it (and as the same may have otherwise been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 2 Effective Date), and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Amended Credit Agreement and the other Loan Documents, and (c) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.

Section 5.	MISCELLANEOUS

A.          Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents.  On and after the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement. Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties hereto acknowledge and agree that the amendments to the Existing Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the date hereof. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Existing Credit Agreement or any of the other Loan Documents.  On or after the Amendment No. 2 Effective Date, this Amendment shall constitute a Loan Document.

B.          Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.          GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TERMS OF SECTIONS 9.09 AND 9.10 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

D.          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

PHINIA INC.

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

Guarantors:

PHINIA USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA DELPHI USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA JERSEY HOLDINGS LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

PHINIA HOLDINGS USA LLC

By:	/s/ Gordon Muir
Name:	Gordon Muir
Title:	Vice President and Treasurer

[Signature Page to PHINIA Amendment No. 2]

Administrative Agent:

BANK OF AMERICA, N.A.

By:	/s/ Erik Truette
Name:	Erik Truette
Title:	Vice President

[Signature Page to PHINIA Amendment No. 2]

Lenders:

BANK OF AMERICA, N.A.

By:	/s/ Brian Lukehart
Name:	Brian Lukehart
Title:	Managing Director

[Signature Page to PHINIA Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as a Lender and a L/C issuer

By:	/s/ Eric B. Bergeson
Name:	Eric B. Bergeson
Title:	Authorized Officer

[Signature Page to PHINIA Amendment No. 2]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Scott M. Kowalski
Name:	Scott M. Kowalski
Title:	Managing Director

[Signature Page to PHINIA Amendment No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Megan Pridmore
Name:	Megan Pridmore
Title:	Executive Director

[Signature Page to PHINIA Amendment No. 2]

U.S. Bank National Association,

By:	/s/ Jeffrey S. Johnson
Name:	Jeffrey S. Johnson
Title:	Senior Vice President

[Signature Page to PHINIA Amendment No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH as Lender and L/C Issuer,

By:	/s/ Phillip Tancorra
Name:	Phillip Tancorra
Title:	Director

By:	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Signature Page to PHINIA Amendment No. 2]

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Jinan Yan
Name:	Jinan Yan
Title:	Executive Vice President

[Signature Page to PHINIA Amendment No. 2]

CITIBANK N.A.

By:	/s/ Nazmul H. Marwan
Name:	Nazmul H. Marwan
Title:	Senior Vice President

[Signature Page to PHINIA Amendment No. 2]

The Northern Trust Company,

By:	/s/ Will Hicks
Name:	Will Hicks
Title:	Vice President

[Signature Page to PHINIA Amendment No. 2]

Annex A

[See attached.]

Annex A

Published Deal CUSIP: 71880JAA2
Published Revolving Credit Facility CUSIP: 71880JAB0
~~Published Term A Loan CUSIP: 71880JAC8~~

CREDIT AGREEMENT

dated as of

July 3, 2023

as amended by AMENDMENT NO. 1 dated as of April 4, 2024~~,~~ and
AMENDMENT NO. 2 dated as of September 17, 2024

among

PHINIA INC.
as Borrower

The Other Loan Parties Party Hereto

The Lenders Party Hereto

BANK OF AMERICA, N.A.
as Administrative Agent,
a Swingline Lender and an L/C Issuer

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

PNC BANK, NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION and DEUTSCHE BANK SECURITIES INC.
as Co-Documentation Agents

BOFA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC, WELLS FARGO SECURITIES, LLC, U.S. BANK NATIONAL ASSOCIATION and
DEUTSCHE BANK SECURITIES INC.

as Joint Lead Arrangers and Joint Bookrunners for Revolving Credit Facility ~~and Term A Loans~~

Page

ARTICLE I DEFINITIONS		1
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~53~~53
SECTION 1.03.	Terms Generally	~~53~~54
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations; Limited Condition Transactions; Certain Calculations and Tests	~~54~~54
SECTION 1.05.	Exchange Rates; Currency Equivalents	~~56~~56
SECTION 1.06.	Additional Alternative Currencies	~~57~~57
SECTION 1.07.	Change of Currency	~~58~~58
SECTION 1.08.	Letter of Credit Amounts	~~58~~58
SECTION 1.09.	Interest Rates	~~58~~58
SECTION 1.10.	Timing of Payment or Performance	~~59~~59
ARTICLE II THE CREDITS		~~59~~59
SECTION 2.01.	Commitments	~~59~~59
SECTION 2.02.	Loans and Borrowings	~~59~~60
SECTION 2.03.	Requests for Borrowings	~~60~~60
SECTION 2.04.	Determination of Dollar Amounts	~~61~~61
SECTION 2.05.	Swingline Loans	~~61~~62
SECTION 2.06.	Letters of Credit	~~63~~63
SECTION 2.07.	Funding of Borrowings	~~72~~72
SECTION 2.08.	Interest Elections	~~73~~73
SECTION 2.09.	Termination and Reduction of Commitments	~~74~~75
SECTION 2.10.	Repayment and Amortization of Loans; Evidence of Debt	~~76~~77
SECTION 2.11.	Prepayment of Loans	~~78~~78
SECTION 2.12.	Fees	~~81~~81
SECTION 2.13.	Interest	~~81~~81
SECTION 2.14.	Alternate Rate of Interest	~~82~~82
SECTION 2.15.	Increased Costs	~~85~~85
SECTION 2.16.	Break Funding Payments	~~86~~87
SECTION 2.17.	Taxes	~~87~~87
SECTION 2.18.	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs	~~90~~91
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~92~~92
SECTION 2.20.	Incremental Facilities	~~93~~93
SECTION 2.21.	Judgment Currency	~~98~~98
SECTION 2.22.	Defaulting Lenders	~~98~~99
SECTION 2.23.	Extension of Maturity Date	~~101~~101
SECTION 2.24.	Permitted Refinancing Amendment	~~103~~103
SECTION 2.25.	Designated Lenders	~~104~~104
SECTION 2.26.	[Reserved]	~~104~~104
SECTION 2.27.	Illegality	~~104~~105
ARTICLE III REPRESENTATIONS AND WARRANTIES		~~105~~106
SECTION 3.01.	Existence, Qualification and Power	~~105~~106
SECTION 3.02.	Authorization; No Contravention	~~105~~106
SECTION 3.03.	Governmental Authorization; Other Consents	~~106~~106
SECTION 3.04.	Binding Effect	~~106~~106
SECTION 3.05.	Litigation	~~106~~107

(continued)
Page

SECTION 3.06.	Financial Statements; No Material Adverse Effect	~~106~~107
SECTION 3.07.	Disclosure	~~107~~107
SECTION 3.08.	Margin Regulations	~~107~~107
SECTION 3.09.	Investment Company Act	~~107~~107
SECTION 3.10.	Solvency	~~107~~108
SECTION 3.11.	ERISA Compliance	~~107~~108
SECTION 3.12.	Environmental Compliance	~~108~~108
SECTION 3.13.	Taxes	~~108~~108
SECTION 3.14.	Use of Proceeds	~~108~~108
SECTION 3.15.	Anti-Corruption Laws; Anti-Money Laundering Laws; Anti-Terrorism Laws; OFAC	~~108~~109
SECTION 3.16.	Affected Financial Institutions	~~109~~109
SECTION 3.17.	Security Interest in Collateral	~~109~~109
ARTICLE IV CONDITIONS		~~109~~109
SECTION 4.01.	Closing Date	~~109~~109
SECTION 4.02.	Each Borrowing	~~111~~112
ARTICLE V AFFIRMATIVE COVENANTS		~~112~~112
SECTION 5.01.	Compliance with Laws	~~112~~112
SECTION 5.02.	Payment of Obligations	~~112~~112
SECTION 5.03.	Compliance with Environmental Laws	~~112~~112
SECTION 5.04.	Maintenance of Insurance	~~112~~113
SECTION 5.05.	Preservation of Existence, Etc	~~112~~113
SECTION 5.06.	Inspection Rights	~~113~~113
SECTION 5.07.	Books and Records	~~113~~113
SECTION 5.08.	Maintenance of Properties	~~113~~114
SECTION 5.09.	Transactions with Affiliates	~~113~~114
SECTION 5.10.	Covenant to Guarantee Obligations and Provide Security	~~115~~115
SECTION 5.11.	Use of Proceeds	~~116~~117
SECTION 5.12.	Reporting Requirements	~~116~~117
SECTION 5.13.	Maintenance of Ratings	~~119~~119
SECTION 5.14.	Lender Calls	~~119~~119
SECTION 5.15.	Designation of Unrestricted and Restricted Subsidiaries	~~119~~120
SECTION 5.16.	Post-Closing Actions	~~120~~120
ARTICLE VI NEGATIVE COVENANTS		~~120~~121
SECTION 6.01.	Liens	~~120~~121
SECTION 6.02.	Debt	~~123~~123
SECTION 6.03.	Change in Nature of Business	~~125~~126
SECTION 6.04.	Fundamental Changes	~~125~~126
SECTION 6.05.	Dispositions	~~126~~126
SECTION 6.06.	Investments	~~128~~129
SECTION 6.07.	Restricted Payments	~~131~~132
SECTION 6.08.	Accounting Changes	~~134~~134
SECTION 6.09.	Speculative Transactions	~~134~~134
SECTION 6.10.	Anti-Corruption; Anti-Money Laundering; Sanctions Laws and Regulations	~~134~~134
SECTION 6.11.	Prepayments, Etc. of Junior Financing; Amendments	~~134~~135
SECTION 6.12.	Financial Covenants	~~135~~136
ARTICLE VII EVENTS OF DEFAULT		~~136~~136
SECTION 7.01.	Events of Default	~~136~~136
SECTION 7.02.	Remedies Upon an Event of Default	~~139~~139

(continued)
Page

SECTION 7.03.	Application of Payments	~~139~~140
ARTICLE VIII THE ADMINISTRATIVE AGENT		~~141~~141
SECTION 8.01.	Authorization and Action	~~141~~141
SECTION 8.02.	Administrative Agent’s Reliance, Indemnification, Etc	~~144~~144
SECTION 8.03.	Posting of Communications	~~145~~145
SECTION 8.04.	The Administrative Agent Individually	~~146~~146
SECTION 8.05.	Successor Administrative Agent	~~146~~147
SECTION 8.06.	Acknowledgements of Lenders and L/C Issuers	~~147~~148
SECTION 8.07.	Recovery of Erroneous Payment	~~148~~148
SECTION 8.08.	Collateral and Guaranty Matters	~~148~~148
SECTION 8.09.	Certain ERISA Matters	~~149~~149
SECTION 8.10.	Withholding Taxes	~~150~~150
SECTION 8.11.	Credit Bidding	~~150~~151
SECTION 8.12.	Swap Obligations and Banking Services Obligations	~~151~~151
ARTICLE IX MISCELLANEOUS		~~151~~152
SECTION 9.01.	Notices	~~151~~152
SECTION 9.02.	Waivers; Amendments	~~155~~155
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~158~~158
SECTION 9.04.	Successors and Assigns	~~160~~160
SECTION 9.05.	Survival	~~165~~165
SECTION 9.06.	Electronic Execution; Electronic Records; Counterparts; Effectiveness	~~165~~165
SECTION 9.07.	Severability	~~166~~166
SECTION 9.08.	Right of Setoff	~~166~~167
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~166~~167
SECTION 9.10.	WAIVER OF JURY TRIAL	~~167~~168
SECTION 9.11.	Headings	~~168~~168
SECTION 9.12.	Confidentiality	~~168~~168
SECTION 9.13.	USA PATRIOT Act	~~169~~169
SECTION 9.14.	Releases of Subsidiary Guarantors and Collateral	~~169~~170
SECTION 9.15.	Appointment for Perfection	~~170~~170
SECTION 9.16.	Interest Rate Limitation	~~170~~171
SECTION 9.17.	No Fiduciary Duty, etc.	~~170~~171
SECTION 9.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~171~~172
SECTION 9.19.	Acknowledgement Regarding Any Supported QFCs	~~172~~172
SECTION 9.20.	Investment Grade Fallaway Provision	~~172~~173
ARTICLE X GUARANTY		~~173~~174
SECTION 10.01.	Guaranty, Limitation of Liability.	~~173~~174
SECTION 10.02.	Guaranty Absolute.	~~174~~174
SECTION 10.03.	Waivers and Acknowledgments.	~~175~~175
SECTION 10.04.	Subrogation	~~175~~176
SECTION 10.05.	Guaranty Supplements.	~~176~~176
SECTION 10.06.	Subordination	~~176~~177
SECTION 10.07.	Continuing Guaranty; Assignments	~~177~~177
SECTION 10.08.	Keepwell	~~177~~177

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 5.09 – Affiliate Transactions
Schedule 5.15 – Unrestricted Subsidiaries
Schedule 5.16 – Post-Closing Actions
Schedule 6.01 – Liens
Schedule 6.02 – Debt
Schedule 6.06 – Investments

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – List of Closing Documents
Exhibit C – Form of Solvency Certificate
Exhibit D-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit D-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit D-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit D-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit E-1 – Form of Borrowing Request
Exhibit E-2 – Form of Interest Election Request
Exhibit F – Form of Guaranty Supplement
Exhibit G – Form of Compliance Certificate
Exhibit H – Form of Letter of Credit Report

CREDIT AGREEMENT (this “Agreement”) dated as of July 3, 2023 among PHINIA INC., a Delaware corporation (the “Borrower”), the other LOAN PARTIES from time to time party hereto, the LENDERS from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent, a Swingline Lender and an L/C Issuer, and the other SWINGLINE LENDERS and L/C ISSUERS from time to time party hereto.

WHEREAS, BorgWarner Inc., a Delaware corporation and the parent company of the Borrower (the “Company”), and its subsidiaries have completed a series of internal reorganization transactions, pursuant to which the Borrower will hold, directly and/or through its subsidiaries, the Company’s fuel systems and aftermarket business;

WHEREAS, the Borrower (i) has requested that the Lenders provide the Term Loans, the Revolving Commitments, the L/C Commitments and commitments in respect of the Swingline Loans, with the proceeds from the initial borrowings hereunder to be used on the Closing Date to fund a special payment to the Company (the “Special Payment”) and to pay fees and expenses related to the Transactions and (ii) will use the proceeds from Revolving Loans and Swingline Loans borrowed after the Closing Date, and Letters of Credit, for general corporate purposes of the Borrower and its Restricted Subsidiaries;

WHEREAS, on the Closing Date, substantially concurrently with the initial borrowings of the Term Loans and establishment of the Revolving Commitments, the L/C Commitments and commitments in respect of the Swingline Loans, (i) the Borrower will make the Special Payment and (ii) thereafter the Company will make a distribution to the Company’s shareholders of all of the Borrower’s common stock owned by the Company, the effect of which will be that the Borrower will no longer constitute a subsidiary of the Company (the “Spin-Off”)

WHEREAS, the Lenders have indicated their willingness to lend on the terms and subject to the conditions and for the purposes set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lender” has the meaning assigned to such term in Section 2.11(i).

“Acquisition Debt” means any Debt of the Borrower or any of its Restricted Subsidiaries that has been incurred or issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Debt of the Borrower, any of its Restricted Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Borrower and its Restricted Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Restricted Subsidiaries in respect of such Debt) or (b) such Debt contains a “special mandatory redemption” provision (or other similar provision) or otherwise requires such Debt to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Debt and, pending such redemption or prepayment, such proceeds are held in escrow or otherwise retained in a segregated account of the Borrower and its Restricted Subsidiaries (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Debt, such Debt is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition Holiday Period” has the meaning assigned to it in Section 6.12(a).

“Additional Commitment Lender” has the meaning assigned to it in Section 2.23(d).

“Additional Guarantor” has the meaning assigned to it in Section 10.05(b).

“Additional Lender” means any bank, financial institution or other institutional lender or investor (other than a Lender or an Ineligible Institution), which may provide all or a portion of any Incremental Facility, as requested by the Borrower.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise (but, for the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or officer of such Person).

“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Revolving Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.

“Agreed Currency” means Dollars and any Alternative Currency, as applicable.

“Agreement” has the meaning assigned to such term in the recitals hereto.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Restricted Subsidiary of a Loan Party party to such Hedge Agreement determined as the amount, if any, by which (a) the present value of the future cash flows (determined in accordance with the Master Agreement (Multicurrency Cross Border) published by the International Swap and Derivatives Association, Inc. with respect to such Hedge Agreement) to be paid by such Loan Party or Restricted Subsidiary exceeds (b) the present value of the future cash flows (as so determined) to be received by such Loan Party or Restricted Subsidiary pursuant to such Hedge Agreement.

“All-in Yield” means, as to any Loans of any Class or any other Debt, the effective yield on such Debt, taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such loans and (y) the four years following the date of incurrence thereof) payable generally to lenders of such Debt, but excluding (i) any arrangement, structuring, commitment, ticking, underwriting or similar fees or other fees payable in connection therewith that are not generally shared with the lenders of such Debt and (ii) any customary consent fees paid generally to consenting lenders. For the purposes of determining the All‑in Yield of any fixed‑rate Debt, at the Borrower’s option, such Debt shall be swapped to a floating rate on a customary matched maturity basis.

“Alternate Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Alternative Currency” means each of the following currencies: Euros and Pounds Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Borrowing:

(a)       denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b)       denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus (or minus, as the case may be) the adjustment (if any) reasonably determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);

provided that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.”  All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined reasonably in good faith by the Administrative Agent by reference to Bloomberg (or such other commercially recognized, publicly available service for displaying currency exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that, if no such rate is available, the “Alternative Currency Equivalent” shall be reasonably determined in good faith by the Administrative Agent using any reasonable method of determination it reasonably deems appropriate.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Borrowing:

(a)         denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may reasonably be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; or

(b)        denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus (or minus, as the case may be) the adjustment (if any) reasonably determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);

provided that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.”  All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of April 4, 2024, by and among the Borrower, the Guarantors and the Administrative Agent.

“Amendment No. 1 Effective Date” means April 4, 2024.

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of September 17, 2024, by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Amendment No. 2 Arranger” means each of BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association and Deutsche Bank Securities Inc. in its capacity as a joint lead arranger for Amendment No. 2.

“Amendment No. 2 Bookrunnner” means each of BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association and Deutsche Bank Securities Inc. in its capacity as a joint bookrunner for Amendment No. 2.

“Amendment No. 2 Effective Date” means September 17, 2024.

“Ancillary Document” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of Title III of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Authority” means (a) with respect to Daily SOFR, the Daily SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the Daily SOFR Administrator, (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and (c) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Foreign Currency Sublimit” has the meaning assigned to it in Section 2.11(b).

“Applicable Maturity Date” has the meaning assigned to it in Section 2.23(a).

“Applicable Party” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, ~~with respect~~in relation to any Lender, ~~(a)~~ with respect to Revolving Loans or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); ~~and (b) with respect to the Term A Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A Loans and the denominator of which is the aggregate outstanding principal amount of the Term A Loans of all Term A Lenders; provided that in the case of each of the foregoing clauses (a) and (b),~~provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment ~~and/or outstanding Term A Loans~~ shall be disregarded in the calculation.

“Applicable Rate” means with respect to ~~Term A Loans and~~ Revolving Loans, for any day, in the case of any Term SOFR Loan, any Alternative Currency Term Rate Loan, any Alternative Currency Daily Rate Loan, any ABR Loan, any Letter of Credit, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption, “Term SOFR Spread”, “Alternative Currency Term Rate Spread”, “Alternative Currency Daily Rate Spread”, “ABR Spread”, “Letter of Credit Fee” or “Commitment Fee Rate”, as the case may be:

Pricing Level	Total Net Leverage Ratio:	Applicable Rate			Commitment Fee Rate

		Term SOFR Spread / Alternative Currency Term Rate Spread / Alternative Currency Daily Rate Spread	ABR Spread	Letter of Credit Fee

1	> 2.00 to 1.00	~~3.00~~2.50%	~~2.00~~1.50%	~~3.00~~2.50%	0.30%

2	< 2.00 to 1.00 but > 1.00 to 1.00	~~2.75~~2.25%	~~1.75~~1.25%	~~2.75~~2.25%	0.25%

3	< 1.00 to 1.00	~~2.50~~2.00%	~~1.50~~1.00%	~~2.50~~2.00%	0.20%

For purposes of this definition, and notwithstanding anything else herein to the contrary, on and after the Amendment No. 2 Effective Date and until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 5.12(c) for the Borrower’s first full Fiscal Quarter ending after the ~~Closing~~Amendment No. 2 Effective Date (or, if such first full Fiscal Quarter is also the end of a Fiscal Year, pursuant to Section 5.12(b)), the Applicable Rate will be based on Pricing Level ~~3~~2 in respect of the table above.  Thereafter, the Applicable Rate will be based on the Pricing Level, as determined by reference to the Total Net Leverage Ratio (as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.12(b) or 5.12(c)).

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.12(b) or 5.12(c), as applicable; provided, however, that, if a Compliance Certificate is not delivered when due in accordance with such Section 5.12, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

“Appropriate Lender” means, at any time, (a) with respect to any of the Revolving Loans and/or Revolving Commitments ~~or Term A Loans~~, a Lender that has a Revolving Commitment and/or holds a Revolving ~~Loan or a Term A~~ Loan, respectively, at such time, and (b) with respect to the Swingline Sublimit, (i) a Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.05(a), the Revolving Lenders.

 “Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means (i) with respect to Revolving Credit Facility and Term A Loans (as defined in this Agreement immediately prior to the Amendment No. 2 Effective Date), each of BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association and Deutsche Bank Securities Inc., in its capacity as a joint lead arranger and (ii) with respect to Amendment No. 2, each of the Amendment No. 2 Arrangers.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” shall have the meaning assigned thereto in Section 4.01(d).

“Automatic Participation Event” has the meaning assigned to such term in Section 2.05(c).

“Auto-Extension Letter of Credit” has the meaning assigned to it in Section 2.06(b).

“Auto-Reinstatement Letter of Credit” has the meaning assigned to it in Section 2.06(b).

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Guarantee” means a guarantee issued by a bank or other financial institution, for the account of the Borrower or any of its Restricted Subsidiaries, to support obligations of such Person incurred in the ordinary course of such Person’s business.

“Bank of America” means Bank of America, N.A. and its successors.

“Banking Services” means each and any of the following services provided to the Borrower or any of its Restricted Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, interstate depository network services, supply chain finance programs and cash pooling services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any of its Restricted Subsidiaries in connection with Banking Services.

“Banking Services Obligations” means (a) any and all obligations of the Borrower or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) arising in respect of Banking Services that (i) are owed pursuant to a Banking Services Agreement in effect on the Closing Date, entered into with a party that was a Lender as of the Closing Date or an Affiliate thereof and (ii) are owed pursuant to a Banking Services Agreement entered into after the Closing Date with a party that was a Lender or an Affiliate thereof, in each case at the time such Banking Services Agreement was entered into and (b) any Supplemental Banking Services Obligations.  For the avoidance of doubt, the parties agree that any Banking Services Obligation that was permitted to be entered into or designated as a Banking Services Obligation under this Agreement at the time such obligation was entered into or so designated shall continue to be secured by the Collateral even though a limitation under this Agreement may be exceeded solely as a result of a change in the currency exchange rates from the currency exchange rates applicable at the time such Banking Services Obligation was entered into or designated.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bloomberg” means Bloomberg Index Services Limited.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” means any debt fund Affiliate of a Disqualified Institution that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with the investment of such Disqualified Institution.

“Bookrunner” means (i) with respect to Revolving Credit Facility and Term A Loans (as defined in this Agreement immediately prior to the Amendment No. 2 Effective Date), each of BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association and Deutsche Bank Securities Inc., in its capacity as joint lead bookrunner and (ii) with respect to Amendment No. 2, each of the Amendment No. 2 Bookrunners.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning assigned to such term in Section 5.12.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit E-1 or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York; provided that:

(a)          if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b)          if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Pounds Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;

(c)           if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euros or Pounds Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d)          if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euros in respect of an Alternative Currency Loan denominated in a currency other than Euros, or any other dealings in any currency other than Euros to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

~~“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate of all expenditures by the Borrower and/or any Restricted Subsidiary in respect of the purchase, leasing or other acquisition of any fixed or capital asset or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are required to be capitalized and reflected in the property, plant and equipment, capital expenditures, tooling, or similar items in the consolidated financial statements of the Borrower and its Restricted Subsidiaries.~~

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as finance leases (excluding, for the avoidance of doubt, operating leases).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the applicable Lenders).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Restricted Subsidiaries: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the federal government of the United States, (b) insured certificates of deposit of or time deposits having a maturity date not greater than 180 days from the date of acquisition thereof with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 and time deposits (or any equivalent thereof) with a Lender or other financial institution in the United Kingdom and South Africa or other jurisdiction as approved by the Administrative Agent in its reasonable discretion, (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of the United States or any State thereof and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P and having a maturity date not greater than 270 days from the date of acquisition thereof, (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, or (e) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); provided that such sovereign nation or agency thereof has a rating by Moody’s and S&P equal to, or better than, the federal government of the United States.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holding Company” means any Person that owns no material assets other than the Equity Interests, or Equity Interests and Debt, of (x) one or more direct or indirect CFCs or (y) one or more other CFC Holding Companies; provided, for the avoidance of doubt, that an entity shall not cease to be a CFC Holding Company by virtue of temporarily holding cash as long as it promptly distributes such cash to its owners or contributes such cash to one or more of the CFCs or CFC Holding Companies that it owns.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary and except to the extent merely proposed and not in effect, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 40 % or more of the combined voting power of all Voting Interests of the Borrower; provided that no Change of Control shall be deemed to occur as a result of the Spin-Off Transactions or as a result of any changes in the board of directors of the Borrower in connection with, or occurring as a result of, the Spin-Off Transactions.

“Charges” has the meaning assigned to such term in Section 9.16.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, ~~Term A Loans,~~ Incremental Term A Loans, Incremental Term B Loans, Swingline Loans, Permitted Refinancing Term Loans or Permitted Refinancing Revolving Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of PNC Bank, National Association, Wells Fargo Bank, National Association, U.S. Bank National Association and Deutsche Bank Securities Inc., in its capacity as a co-documentation agent for the credit facilities evidenced by this Agreement.

“Collateral” means any and all property owned by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations as required by the Loan Documents; provided that the Collateral shall exclude Excluded Assets.

“Collateral Account” has the meaning specified in Section 2.06(o).

“Collateral Documents” means, collectively, when executed and delivered by the applicable parties thereto, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that purport to create, perfect or evidence Liens to secure the Secured Obligations.

“Combination” has the meaning assigned to such term in Section 2.09(c).

“Combined Revolving Lender” has the meaning assigned to such term in Section 2.09(c).

~~“Combined Term A Lender” has the meaning assigned to such term in Section 2.09(d).~~

“Commitment” means, (a) the Revolving Commitments and ~~the Term A Loan Commitments and~~ (b) with respect to each Lender, ~~the sum of~~ such Lender’s Revolving ~~Commitment and Term A Loan~~ Commitment.  The amount of each Lender’s Revolving Commitment and ~~Term A Loan Commitment~~ as of the ~~Closing~~Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment ~~and/or Term A Loan Commitment~~ pursuant to the terms hereof, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Company” has the meaning assigned to such term in the introductory paragraph.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Computation Date” has the meaning assigned to such term in Section 2.04.

“Conforming Changes” means, with respect to the use of, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Daily SOFR”, “Term SOFR”, “SONIA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable good faith discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent reasonably determines in good faith that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent reasonably determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Consolidated Intangible Assets” means, on any date, the consolidated intangible assets of the Borrower and its Restricted Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.  As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on such balance sheet of (i) all patents, patent rights, trademarks, trademark registrations, servicemarks, trade names, business names, brand names, copyrights, designs (and all reissues, divisions, continuations and extensions thereof), or any right to any of the foregoing, (ii) goodwill and (iii) all other intangible assets.

“Consolidated Interest Charges” means, for any Measurement Period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP and paid in cash, net of interest income, plus (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP and paid in cash, minus (c)(i) annual administrative agent fees, (ii) costs associated with obtaining Hedge Agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedge Agreements or other derivative instruments and any one-time costs associated with breakage in respect of Hedge Agreements for interest rates and (iii) costs associated with the issuance or incurrence of Debt, including financing fees, debt issuance costs, commissions, fees and expenses.

“Consolidated Net Income” means, for any period, the net income (or net loss) of the Borrower and its Restricted Subsidiaries (calculated on a Consolidated basis) for such period, determined in accordance with GAAP.

“Consolidated Net Tangible Assets” means, on any date of determination, the excess of Consolidated Total Assets over Consolidated Intangible Assets.

“Consolidated Tax Payments” has the meaning assigned to it in Section 5.09(n).

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the sum (without duplication) of the outstanding principal amount of all Debt (excluding, without duplication, (i) Off Balance Sheet Obligations and (ii) except with respect to any determinations being made in connection with a Limited Condition Transaction for which the LCT Determination Date occurs between such execution and consummation, at any time after the definitive documentation for any Material Acquisition shall have been executed and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof) (or such later date as such Debt ceases to constitute Acquisition Debt), any Acquisition Debt with respect to such Material Acquisition) of the Borrower and its Restricted Subsidiaries determined on a Consolidated basis as of such date minus (b) an amount equal to lesser of (i) the aggregate amount of unrestricted and unencumbered (other than Liens permitted under Section 6.01(a)) cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date (which, for the avoidance of doubt, shall not include the proceeds of any Acquisition Debt) and (ii) $350,000,000.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.19.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the L/C Issuers, the Swingline Lenders or any other Lender.

“Cross-Default Reference Obligation” has the meaning assigned to such term in the definition of “Permitted Convertible Indebtedness”.

“Daily SOFR” means, for any day, the rate per annum equal to SOFR determined for such day pursuant to the definition thereof plus the SOFR Adjustment.  Any change in Daily SOFR shall be effective from and including the date of such change without further notice.  If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the Daily SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on the definition of “Daily SOFR.”

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade and similar accounts payable and accrued expenses, in each case arising in the ordinary course of business, and (ii) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases to the extent reflected on the balance sheet of such Person in accordance with GAAP, (f) all non-contingent reimbursement obligations of such Person under acceptance, letter of credit or similar facilities, or in respect of any Bank Guarantee, (g) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof; provided that the amount of Debt represented by Hedge Agreements and Swap Obligations shall be zero if such Hedge Agreements or Swap Obligations is incurred for non-speculative purposes, (h) all Guarantees of such Person with respect to the Debt of others, (i) Off Balance Sheet Obligations of such Person, (j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock, and (k) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Debt of such Unrestricted Subsidiaries), even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided that the following items shall not be considered “Debt”:  (i) Guarantees with respect to obligations that do not themselves constitute Debt, (ii) any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder, (iii) Debt owing to the Borrower or by any Restricted Subsidiary or Debt owing to any Restricted Subsidiary by the Borrower or another Restricted Subsidiary, (iv) any customary purchase price adjustments, earnouts, holdbacks, or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment (including deferred compensation representing consideration or other contingent obligations incurred in connection with any Permitted Acquisition or other Investment), (v) any obligations of the Borrower or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (vi) performance bonds or performance guaranties (or any Bank Guarantee or letter of credit in lieu thereof) entered into in the ordinary course of business, (vii) any indebtedness that has been defeased, redeemed and/or discharged in accordance with its terms by the deposit of cash and/or cash equivalents, or (viii) interest, fees, premium or expenses, if any, relating to the principal amount of Debt.  If any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning assigned to such term in Section 2.11(i).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Designated Lender” shall have the meaning set forth in Section 2.25.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.05(d) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Designated Person” means a person or entity that is the subject of Sanctions Laws and Regulations and:

(a)         listed on the “Specially Designated National and Blocked Person” list maintained by OFAC or any similar list maintained by the United States, the United Nations, the EU, any EU member state, the United Kingdom, or any other relevant governmental entity, except to the extent inconsistent with U.S. law; or

(b)          domiciled, organized or resident in, or the government or any agency or instrumentality of the government of, any Sanctioned Country or the Government of Venezuela; or

(c)          with which any Loan Party is prohibited from dealing or otherwise engaging in any transaction by any Sanctions Laws and Regulations; or

(d)          50% or more owned or controlled, directly or indirectly, by any such Person or Persons described in the foregoing clauses (a), (b), or (c).

“Disclosure Exceptions” has the meaning assigned to it in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and whether effected pursuant to a Division or otherwise) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) any transfer of cash or Cash Equivalents in the ordinary course of business, (b) any issuance by a Person of its own Equity Interests and (c) the granting, existence or creation of any Liens permitted pursuant to Section 6.01.

“Disqualified Institution” means, on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to May 19, 2023, (b) any other Person reasonably determined by the Borrower to be a competitor of the Borrower or any of its Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Approved Electronic Platform) not less than one Business Day prior to such date and (c) any Person that is obviously (based solely on the similarity of the name of such Person to the name of a Person previously identified in writing to the Administrative Agent pursuant to clause (a) above or clause (b) above) an Affiliate (other than an Affiliate that is a Bona Fide Debt Fund) of any Person previously identified in writing to the Administrative Agent pursuant to clause (a) above or clause (b) above; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for any Equity Interest of the Borrower that would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for any Equity Interest of the Borrower that would not constitute Disqualified Stock), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations that are accrued and payable and the termination of the Commitments; provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the foregoing (x) any Equity Interests issued to any employee or consultant or to any plan for the benefit of employees or consultants of the Borrower or the Subsidiaries or by any such plan to such employees or consultants shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (y) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disqualifying Event” has the meaning assigned to it in the definition of “Eligible Currency”.

“Disregarded Entity” means an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Bloomberg source (or such other commercially recognized, publicly available source for displaying currency exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined in good faith by the Administrative Agent using any reasonable method of determination it reasonably deems appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined in good faith by the Administrative Agent using any reasonable method of determination it reasonably deems appropriate.  Any determination by the Administrative Agent pursuant to clause (b) or (c) above shall be conclusive absent demonstrable error.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“DQ List” has the meaning assigned to it in Section 9.04(e)(iv).

“EBITDA” means, for any period, (a) the sum, determined on a Consolidated basis for the most recently completed Measurement Period, of (i) Consolidated Net Income, and, to the extent reflected in the calculation of such net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) noncash impairment charges, (vii) losses, charges, costs and expenses incurred in connection with discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such losses shall be added back in the calculation of EBITDA only when and to the extent such operations are actually disposed of), restructurings, casualty and condemnation events, and dispositions consummated outside the ordinary course of business, (viii) other noncash losses, charges, costs and expenses, (ix) noncash equity compensation expenses, (x) other non-recurring or unusual cash expenses, charges, losses and deductions for such period; provided that the aggregate amount added back pursuant to this clause (x), when taken together with any add-backs or adjustments pursuant to clauses (xi), (xii) and (xiv), shall not exceed 20% of EBITDA for such period prior to giving effect to any such add-backs and adjustments, (xi) fees, costs, expenses, premiums, make-whole amounts, penalty payments and other similar items and, in the case of clause (E) below, awards, settlement payments and similar amounts, in each case, incurred after the date hereof arising out of or in connection with (A) Permitted Acquisitions, (B) Investments and Dispositions not prohibited hereunder, (C) any incurrence, issuance, repayment or refinancing of Debt permitted hereunder, (D) any issuance or redemption of equity interests and (E) litigation, arbitration and/or other resolutions of legal disputes; provided that the aggregate amount added back pursuant to this clause (xi), when taken together with any add-backs or adjustments pursuant to clauses (x), (xii) and (xiv), shall not exceed 20% of EBITDA for such period prior to giving effect to any such add-backs and adjustments, (xii)(A) losses or discounts in connection with any Receivables Facility or otherwise in connection with factoring arrangements or the sale of Receivables Assets, in each case permitted hereunder, and (B) amortization of (x) capitalized fees, (y) loan origination costs and (z) portfolio discounts, in each case in connection with any Receivables Facility; provided that the aggregate amount added back pursuant to this clause (xii), when taken together with any add-backs or adjustments pursuant to clauses (x), (xi) and (xiv), shall not exceed 20% of EBITDA for such period prior to giving effect to any such add-backs and adjustments, (xiii) fees, expenses and other costs incurred in connection with the Spin-Off and (xiv) the amount of cost savings and other operating improvements and cost synergies projected by the Borrower in good faith to be realized as a result of any acquisition, merger, other business combination, investment, disposition, divestiture, restructuring, cost savings initiative, discontinued operation, operational change, business expansion, restructuring or other transaction or initiative (any of the foregoing, a “Specified Transaction”) taken or committed to be taken during such period (in each case calculated on a pro forma basis as though such cost savings and other operating improvements and cost synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period; provided that such cost savings, operating improvements and cost synergies are reasonably anticipated to be realized within 18 months following any such Specified Transaction; provided further that the aggregate amount of adjustments in respect of cost synergies, cost savings and other operating improvements, when aggregated with (A) any add-backs or adjustments pursuant to clauses (x), (xi) and (xii) and (B) the aggregate amount of adjustments in respect of pro forma cost synergies, cost savings and other operating improvements pursuant to the proviso to this definition, shall not exceed 20% of EBITDA for such period prior to giving effect to such cost synergies, cost savings and other operating improvements for such period; minus (b) to the extent reflected in the calculation of Consolidated Net Income for such period, gains from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such gains shall be deducted in the calculation of EBITDA only when and to the extent such operations are actually disposed of), restructurings, casualty and condemnation events and dispositions consummated outside the ordinary course of business, in each case of the Borrower and its Restricted Subsidiaries, in each case determined (except as otherwise provided herein) in accordance with GAAP for the most recently completed Measurement Period, it being understood that “EBITDA” shall be (1) increased for any Measurement Period in which the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by the EBITDA of the Person or assets being acquired using the historical financial statements (including audited financial statements, to the extent available) for such Person and (2) decreased for any Measurement Period in which the sale, transfer or other disposition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, or designation of any Restricted Subsidiary as an Unrestricted Subsidiary, has occurred, by, in each case, the EBITDA of the Person or assets being acquired or sold, or the Restricted Subsidiary that has been designated as an Unrestricted Subsidiary, as applicable, using the historical financial statements (including audited financial statements, to the extent available) for such Person, and all such adjustments to the EBITDA of the Borrower and its Restricted Subsidiaries as specified in the foregoing clauses (1) and (2) shall be accompanied by a certification of a Responsible Officer of the Borrower stating that such adjustments have been prepared in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning assigned to it in Section 9.06.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the L/C Issuer, as applicable, in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders or the L/C Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Amount is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the L/C Issuer, as applicable, or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Borrowings (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s) as determined by the Administrative Agent.  Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained herein.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the Environment, human health and safety (only as it relates to exposure to Hazardous Materials), or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, Release or threat-of, Release of, or exposure to, Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (excluding (i) any agreement for the purchase of the Equity Interests of a Restricted Subsidiary and (ii) any Permitted Convertible Indebtedness until such Permitted Convertible Indebtedness has been converted pursuant to the terms thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a Reportable Event, or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the failure to satisfy the Pension Funding Rules, whether or not waived, with respect to a Plan; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan that has Unfunded Pension Liabilities of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (g) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” has the meaning assigned to such term in clause (a) of the definition of Alternative Currency Term Rate.

“Euro” and/or “€” means the single currency of the Participating Member States.

“Euro Sublimit” means $125,000,000.  The Euro Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Assets” means, collectively: (1) all fee-owned real property and all leasehold interests in real property (including that, notwithstanding any provision of any Loan Document to the contrary, there shall be no requirements to deliver landlord lien waivers, estoppels or collateral access letters), (2) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (3) assets in respect of which pledges and security interests (i) are prohibited or restricted by (A) any law or regulation (other than to the extent that such prohibition would be rendered ineffective pursuant to applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law) or (B) any contractual obligation permitted hereunder that is binding on such asset (including any requirement to obtain the consent of any third party (other than the Borrower or any of its Subsidiaries) pursuant to such contractual obligation) that, in the case of this clause (B), exists on the Closing Date or at the time the relevant Loan Party becomes a Loan Party and was not incurred in contemplation of its becoming a Loan Party (including pursuant to assumed Debt so long as such Debt is permitted to be assumed under the Loan Documents) (other than to the extent that such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, or restrictions such assets shall automatically cease to constitute Excluded Assets (unless constituting an Excluded Asset under one or more of the other clauses of this definition) or (ii) would require a governmental (including regulatory) consent, approval, license or authorization in order to provide the lien that is required on the Closing Date or at the time the relevant Loan Party becomes a Loan Party (other than to the extent that such prohibition would be rendered ineffective pursuant to applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law), (4) Equity Interests in any Person other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law), (5) assets subject to certificates of title (other than motor vehicles subject to certificates of title; provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) with a value of less than $10,000,000 and commercial tort claims with a value of less than $10,000,000, (6) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease or similar arrangement permitted under the Loan Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Subsidiary thereof) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets (unless constituting an Excluded Asset under one or more of the other clauses of this definition), (7) (a) deposit accounts or securities accounts maintained solely as (i) Tax withholding accounts in respect of withholding Taxes collected and held for the benefit of third parties (such as sales tax accounts) or payroll accounts, or (ii) trust accounts, custodial accounts, escrow accounts and other similar deposit or securities accounts, in each case, used solely to hold segregated deposits for the benefit of third parties and (b) other deposit accounts and securities accounts which individually does not have a balance which exceeds $500,000 at any time and in the aggregate with all other accounts under this clause (b) do not have an aggregate balance which exceeds $5,000,000 at any time, (8) voting Equity Interests in CFC Holding Companies and first-tier Foreign Subsidiaries that are CFCs, in each case, in excess of 65% of the issued and outstanding voting Equity Interests of such CFC Holding Companies or CFCs (for the avoidance of doubt, non-voting Equity Interests in CFC Holding Companies and first-tier Foreign Subsidiaries shall not constitute Excluded Assets pursuant to this clause (8), (9) Receivables Assets (but excluding Equity Interests of Receivables Subsidiaries) transferred to Receivables Subsidiaries in connection with a permitted Receivables Facility, (10) segregated cash, cash equivalents and/or securities subject to a Permitted Lien, if any, in favor of and held by a trustee, escrow agent or other representative under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, (11) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the Lenders of the security to be afforded thereby and (12) Equity Interests of any Unrestricted Subsidiary; provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Receivables Subsidiary, not-for-profit Subsidiary, captive insurance company or other Special Purpose Entity, (c) any CFC Holding Company, (d) any (i) Foreign Subsidiary or (ii) Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (e) any Subsidiary that is not a Wholly-Owned Subsidiary, subject to Section 8.08(b) and Section 9.14(b),  (f) any Subsidiary that is prohibited from providing a Guarantee in respect of the Obligations by (i) any provision of any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its assets or property is bound existing on the date such Person became a Subsidiary; provided that such provision is not entered into for the purpose of qualifying as an “Excluded Subsidiary” under this Agreement or (ii) applicable Law, (g) any Subsidiary that would require the consent, approval, license or authorization of any third party (other than the Borrower or any of its Subsidiaries) in order to provide a Guarantee in respect of the Obligations pursuant to any agreement, instrument or other undertaking referred to in clause (f)(i) above or applicable Law (in each case, to the extent such consent, approval, license or authorization has not been received), (h) prior to the consummation of a merger transaction, any Subsidiary that is newly formed for the purpose of consummating such merger transaction pursuant to an acquisition permitted by this Agreement, which Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it substantially contemporaneously with the closing of such merger transaction, (i) any Subsidiary to the extent the provision of a Guarantee by such Subsidiary in respect of the Obligations would reasonably be expected to result in material adverse tax consequences to the Borrower or any of its Subsidiaries as mutually agreed by the Borrower and the Administrative Agent, (j) any Unrestricted Subsidiary and (k) any Subsidiary with respect to which, as reasonably determined by the Administrative Agent and the Borrower, the burden or cost or other consequences (including material adverse tax consequences) of providing a Guarantee outweighs the benefits to the Secured Parties.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, the date on which such Lender acquires the applicable interest in such Loan or a Letter of Credit (in each case, other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any withholding Taxes imposed under FATCA and (e) any U.S. federal backup withholding Taxes under Section 3406 of the Code.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing 2029 Notes” means the Borrower’s 6.75% Senior Secured Notes due 2029, issued pursuant to the Existing 2029 Notes Indenture.

“Existing 2029 Notes Indenture” means that certain Indenture, dated as of April 4, 2024, between the Borrower and U.S. Bank Trust Company, National Association, as trustee, as modified, amended or supplemented prior to the Amendment No. 1 Effective Date.

“Extended Maturity Date” has the meaning assigned to it in Section 2.23(a).

“Extending Lender” has the meaning assigned to it in Section 2.23(b).

“Extension Date” has the meaning assigned to it in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (or any related Laws) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Covenant Event of Default” has the meaning specified in Section 7.01(c).

“Financial Covenant Facilities” means, collectively, the Revolving Credit Facility and ~~the Term A Loan facility and~~ any other facility hereunder designated as such pursuant to an Incremental Amendment, Permitted Refinancing Amendment or any other amendment to this Agreement.

“Financial Covenants” means the covenants set forth in Section 6.12, as such Section is in effect from time to time.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which the Loan Parties directly own or Control more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fiscal Quarter” means a fiscal quarter of the Borrower and its Restricted Subsidiaries.

“Fiscal Year” means a fiscal year of the Borrower and its Restricted Subsidiaries ending on December 31 in any calendar year.

“Fitch” means Fitch Ratings Inc. and any successor thereto.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency Exposure” has the meaning assigned to such term in Section 2.11(b).

“Foreign Currency Sublimit” means, with respect to any Alternative Currency other than Euro and Sterling, a sublimit on Total Revolving Credit Exposure in such Alternative Currency established pursuant to Section 1.06.  The Foreign Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income tax purposes as having its sole owner a Person that is a U.S. Person.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by the Borrower or any Restricted Subsidiary for the benefit of employees of the Borrower or any Restricted Subsidiary employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Borrower or any Restricted Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any Restricted Subsidiary, or the imposition on the Borrower or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Subsidiary” means any Restricted Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Asset Sale Recovery Event” has the meaning assigned to it in Section 2.11(h).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means, without duplication, any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).

“Guarantors” means the Borrower (solely with respect to the obligations of the other Loan Parties) and each Subsidiary (other than any Excluded Subsidiary) that executes and delivers to the Administrative Agent a Guaranty Supplement as required by Section 5.10(b).  For the avoidance of doubt, notwithstanding anything to the contrary herein or in any other Loan Document, no Foreign Subsidiary shall constitute a Guarantor and no such Person shall at any time guarantee any Secured Obligations.  The Guarantors as of the Closing Date are indicated as such on the signature pages to the Perfection Certificate.

“Guaranty” means the guaranty set forth in Article X, together with each other guaranty and guaranty supplement, in each case, in form and substance reasonably satisfactory to the Administrative Agent in its reasonable discretion, delivered pursuant to Section 5.10, in each case as amended, amended and restated, modified or otherwise supplemented, guaranteeing the Guaranteed Obligations.

“Guaranty Supplement” means the guaranty supplement in substantially the form of Exhibit F hereto.

“Hazardous Materials” means (a) petroleum or petroleum products, by products or breakdown products, radioactive materials, asbestos or asbestos containing materials, polyfluoroalkyl and perfluoroalklyl substances, polychlorinated biphenyls, toxic mold, and radon gas and (b) any other chemicals, materials or substances subject to regulation, or which can give rise to liability, under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, and any guaranty thereof; provided that, for the avoidance of doubt, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Subsidiaries shall constitute a Hedge Agreement.

“Immaterial Subsidiary” means a Restricted Subsidiary of the Borrower that does not own or hold assets (after the elimination of intercompany items) in excess of an amount equal to (i) individually, 2.5% of the Consolidated Net Tangible Assets and (ii) together with all such Restricted Subsidiaries, 5.0% of the Consolidated Net Tangible Assets.

“Increase Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Incremental Amendment” has the meaning assigned to such term in Section 2.20(e).

“Incremental Available Amount” means (a) other than during an Investment Grade Period, the sum of (i) the Incremental Fixed Amount plus (ii) the Incremental Ratio Amount; provided, (A) that the Borrower may select utilization under clause (i) or (ii) above in its sole discretion, (B) Debt under any Incremental Facility or Incremental Equivalent Debt may be incurred simultaneously under clause (i) or (ii) above, and proceeds from any such incurrence may be utilized in a single transaction or a series of related transactions by, unless the Borrower elects otherwise, first calculating the incurrence under clause (ii) above (and disregarding the concurrent incurrence under clause (i)) and then calculating the incurrence under clause (i) and (C) in the event that the Borrower incurs Debt under clause (i) above and, subsequent to such incurrence, all or any portion of such Debt would be permitted to be incurred under clause (ii) above, such Debt shall automatically be reclassified as having been incurred under clause (ii) above and the Borrower’s availability under clause (i), shall be deemed restored to the extent of such reclassification; provided that borrowings under the Revolving Credit Facility or any other revolving credit facility shall not be excluded in such calculation or (b) during an Investment Grade Period, an unlimited amount so long as immediately after giving effect (including pro forma effect) to the Incremental Facilities (assuming that any such Incremental Facilities are drawn in full (but excluding the proceeds of any such Incremental Facilities for purposes of calculating clause (b) of the definition of Consolidated Total Net Debt in the calculation of the Total Net Leverage Ratio)), the Borrower shall be in compliance with the covenants contained in Section 6.12.

“Incremental Equivalent Debt” means Debt of the Borrower in an amount not to exceed the then available Incremental Available Amount consisting of the issuance of one or more series of notes (whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise) or loans or any bridge financing in lieu of the foregoing; provided that any such Debt shall (a) not be guaranteed by any Person which is not a Loan Party or be secured by any assets not constituting Collateral, (b) rank pari passu in right of payment with, or subordinated in right of payment to, the Loans and any other Incremental Facilities and Incremental Equivalent Debt, (c) be unsecured or be secured on a subordinated basis to, or on a pari passu basis with, the Loans and any other Incremental Facilities and Incremental Equivalent Debt (provided that during an Investment Grade Period, Incremental Equivalent Debt shall be unsecured), (d) in the case of secured Debt, be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and (e) be subject to the applicable terms and conditions set forth in Sections 2.20(a)(iv) and (vi) and Sections 2.20(d)(i)(B) and (C), (d)(ii), (d)(iii) and, with respect to Incremental Equivalent Debt secured on a pari passu basis with the Secured Obligations, Section 2.20(a)(vii) with respect to an Incremental Facility.

“Incremental Facilities” has the meaning specified in Section 2.20(a).

“Incremental Fixed Amount” means the sum of:

(a)          an amount equal to the greater of (i) 75% of Consolidated EBITDA for the Measurement Period most recently ended, calculated on a pro forma basis, and (ii) $400,000,000; plus

(b)          the aggregate principal amount of Debt permitted to be incurred pursuant to Section 6.02(g)(ii), solely to the extent such aggregate principal amount of Debt is permitted to be secured by a Lien pursuant to Section 6.01(g) less the aggregate outstanding principal amount of Debt incurred pursuant to such Section 6.02(g)(ii) at the time of incurrence thereof; plus

(c)          an amount equal to (i) all voluntary prepayments redemptions, defeasement, purchases or reductions of Term Loans, Incremental Term Loans or Incremental Equivalent Debt (other than Debt consisting of revolving credit facilities) secured by Liens on the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the Secured Obligations, in each case including open market purchases of any such Debt by the Borrower or any of its Restricted Subsidiaries at or below par, in which case the amount of voluntary prepayments of such Debt shall be deemed not to exceed the actual cash purchase price of such Debt below par and (ii) all permanent commitment reductions in respect of the Revolving Credit Facility, all other Incremental Facilities or Incremental Equivalent Debt consisting of revolving credit commitments secured by Liens on the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the Secured Obligations and other than, in each case under clauses (i) and (ii), from prepayments funded with proceeds of long-term Debt (other than proceeds of revolving loans); minus

(d)          all Incremental Equivalent Debt incurred in reliance on the Incremental Fixed Amount.

“Incremental Ratio Amount” means an unlimited amount such that, upon giving pro forma effect to such incurrence (including the use of proceeds thereof) and any related transactions (assuming that the full amount of the commitments in respect of the applicable Incremental Facility is fully drawn but excluding any Incremental Facility simultaneously incurred under the Incremental Fixed Amount), the Secured Net Leverage Ratio, calculated on a pro forma basis as of the last day of the Measurement Period most recently ended, does not exceed 1.50 to 1.00.

“Incremental Revolving Commitment Lenders” has the meaning assigned to such term in Section 2.20(d)(iv).

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term A Loans” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term B Loans” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit E-2 or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan or Swingline Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, (c) following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), with respect to any Daily SOFR Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date and (d) with respect to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the applicable Maturity Date.

“Interest Period” means, as to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one, three or six months thereafter, as selected by the Borrower in its Borrowing Request (in the case of each requested Interest Period, subject to availability) (or, as contemplated by Section 2.03, any other period acceptable to all of the Appropriate Lenders and the Administrative Agent); provided that:

(i)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)         any Interest Period pertaining to a Term SOFR Loan or an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)         no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person, any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction), and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (k) of the definition of “Debt” in respect of such Person.

“Investment Grade Period” has the meaning assigned to such term in Section 9.20.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Junior Financing” means (a) Debt of the type referred to in clause (a) of the definition of “Debt” that is (x) Subordinated Debt or (y) secured by Liens on all or any portion of the Collateral ranking junior to the Liens securing the Secured Obligations or (b) Material Unsecured Debt.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” or “Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder.  The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Closing Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent.  The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means initially each of Bank of America, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Wells Fargo Bank, National Association, U.S. Bank National Association and Deutsche Bank AG New York Branch, in its capacity as an issuer of Letters of Credit hereunder.  Subject to the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the total number of L/C Issuers issuing Letters of Credit may be increased after the Closing Date to include additional Revolving Lenders selected by the Borrower and consented to by such additional L/C Issuer.  Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including giving effect to any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.  The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Sublimit” means an amount equal to $50,000,000.  The L/C Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“LCT Determination Date” has the meaning assigned to such term in Section 1.04(c).

“Lender Notice Date” has the meaning assigned to it in Section 2.23(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Party” and “Lender Recipient Party” means any Lender, any L/C Issuer or any Swingline Lender.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or 2.24 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the L/C Issuers.  The term “Lenders” shall include any Designated Lender who has funded any Borrowing.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Notwithstanding anything to the contrary herein, Deutsche Bank AG New York Branch (and any of its Affiliates) shall not be required to issue any Letter of Credit other than standby Letters of Credit (unless otherwise agreed by Deutsche Bank AG New York Branch or its respective Affiliate).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.06(j).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit H or any other form approved by the Administrative Agent.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien, security interest or other similar charge or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of an asset, including, without limitation, the lien or retained security title of a conditional vendor, but excluding any operating lease or agreement to sell.

“Limited Condition Transaction” means any (a) acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, of any assets, business or Person, or any other Investment by one or more of the Borrower and its Restricted Subsidiaries permitted by this Agreement (and including the incurrence or assumption of Debt in connection therewith), in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, Disqualified Stock or preferred stock requiring the giving of advance irrevocable notice of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement (including schedules and exhibits hereto), Amendment No. 1, Amendment No. 2, any promissory notes issued pursuant to Section 2.10(f), each Issuer Document, the Collateral Documents (when executed and delivered), any Guaranty Supplements, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all powers of attorney, consents, assignments, other contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning specified in Regulation U of the Board, as in effect from time to time.

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Borrower or a Restricted Subsidiary in respect of such acquisition is equal to or greater than $100,000,000.

“Material Adverse Effect” means (a) a material adverse effect on the operations, business, assets, properties, or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; or (b) a material impairment of (i) the material rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole, against the Loan Parties or (ii) the ability of the Loan Parties, taken as a whole, to perform their respective payment obligations under the Loan Documents, taken as a whole; provided, that, events, circumstances, changes, effects or conditions with respect to the Borrower and/or its Subsidiaries disclosed in the Registration Statement shall not constitute a “Material Adverse Effect” to the extent so disclosed; provided, further, that, for the avoidance of doubt, no aspect of the Spin-Off Transactions, either individually or taken together, shall be deemed to have a Material Adverse Effect.

“Material Intellectual Property” means any intellectual property that is material to the normal operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Unsecured Debt” means Debt of the type referred to in clause (a) of the definition of “Debt” that is unsecured and that is outstanding in a principal amount is greater than $100,000,000.

“Maturity Date” means the Revolving Credit Maturity Date ~~or the Term A Loan Maturity Date, as the context requires~~.

 “Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Measurement Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter for which financial statements have been or are required to be delivered pursuant to Section 5.12(b) or 5.12(c) (or, prior to the delivery of any such financial statements, the most recently completed four consecutive Fiscal Quarters covered in the financial statements referred to in Section 4.01(d) and 4.01(l)).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Proceeds” means:

(a)          the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds actually received by the Borrower or any Restricted Subsidiary from any Prepayment Event, including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, as and when received, but excluding any interest payments), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary costs and expenses and brokerage, consultant and other customary fees paid or payable to third parties (other than Affiliates) in connection therewith, (ii) required payments of indebtedness (other than indebtedness incurred under the Loan Documents and Incremental Equivalent Debt) and required payments of other obligations relating to the applicable asset to the extent such indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents), (iii) taxes paid or payable (in the good faith determination of the Borrower) as a result thereof, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (iii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations; and

(b)          the cash proceeds actually received by the Borrower or any Restricted Subsidiary from any incurrence of any Debt for borrowed money by the Borrower or any Restricted Subsidiary (other than any Debt permitted by Section 6.02 (other than any Permitted Credit Agreement Refinancing Indebtedness)), net of all fees, commissions, costs, taxes and other expenses, in each case paid or payable to third parties (other than Affiliates) in connection with the incurrence of any such Debt.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Extending Lender” has the meaning assigned to it in Section 2.23(b).

“Non-Extension Notice Date” has the meaning assigned to it in Section 2.06(b).

“Non-Reinstatement Deadline” has the meaning assigned to it in Section 2.06(b).

“Non-SOFR Successor Rate” has the meaning specified in Section 2.14(c).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off Balance Sheet Obligation” means, with respect to any Person, any (a) repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) liability of such Person under any Sale and Leaseback Transactions that do not create a liability on the balance sheet of such Person, or (c) obligation under a Synthetic Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust, unlimited liability company or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction) of such entity.

“Original Currency” has the meaning assigned to it in Section 2.18(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof upon giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date upon giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer or a Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“parent” has the meaning assigned to such term in the definition of subsidiary.

“Pari Passu Debt” means (a) any Incremental Term B Loans, (b) any term B loan tranche of Permitted Refinancing Term Loans (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto) and (c) Incremental Equivalent Debt in the form of (x) a term B loan facility (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto) and/or (y) in the form of notes (whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise), in each case, that is secured on a pari passu basis with the Liens securing the Term Loans and Revolving Credit Facility on the Closing Date.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act of 2001.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to a Plan and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, with respect to the Borrower and the Guarantors, in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.10(b)(i).

“Permitted Acquisition” means an Investment permitted under Section 6.06(l).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that, the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.

“Permitted Bridge Indebtedness” means customary bridge facilities of the Borrower or any Restricted Subsidiary that is intended to be converted or exchanged into Debt, and is  automatically convertible or exchangeable (and any such conversion or exchange is subject only to customary conditions) into Debt, in each case, that satisfies all applicable maturity and weighted average life limitations.

“Permitted Convertible Indebtedness” means any unsecured notes issued by the Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Debt thereunder must satisfy each of the following conditions: (i) both immediately prior to and upon giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Debt is not guaranteed by any Restricted Subsidiary of the Borrower, (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of the Borrower or any other Borrower (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Debt by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Debt then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision and (iv) the terms, conditions and covenants of such Debt must be customary for convertible Debt of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).

“Permitted Credit Agreement Refinancing Indebtedness” means Permitted Refinancing Debt incurred pursuant to Section 6.02(c)(ii).

“Permitted Encumbrances” means:

(a)          Liens for taxes, assessments and governmental charges or levies to the extent (i) the same shall not at the time be delinquent by more than 30 days or thereafter can be paid without penalty, (ii) are being contested in good faith by appropriate action and for which adequate reserves with respect thereto are maintained on the books of the Borrower or applicable Restricted Subsidiary in accordance with GAAP, or (iii) the amount owed is immaterial;

(b)        Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehousemen’s, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (i) that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate action and for which adequate reserves with respect thereto are maintained on the books of the Borrower or applicable Restricted Subsidiary in accordance with GAAP or (ii) with respect to which the amount owed is immaterial;

(c)          pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or retirement benefits laws, to secure liability to insurance carriers under insurance of self-insurance arrangements or regulations or employment laws or to secure other public, statutory or regulatory regulations;

(d)          judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Article VII of this Agreement;

(e)          Liens arising out of conditional sale, title retention or similar arrangements in the ordinary course of business;

(f)          easements, zoning restrictions, licenses, rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary encumbrances on real property that do not interfere in any material respect with the normal conduct of business of the Borrower or any Restricted Subsidiary or the operation of such real property for its intended purpose;

(g)         leases, licenses, subleases or sublicenses granted (i) to others not adversely interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries as conducted at the time granted, taken as a whole, (ii) between or among any of the Loan Parties or any of their Restricted Subsidiaries or (iii) granted to other Persons and permitted under this Agreement;

(h)         Liens that are contractual rights of set-off or similar rights (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Debt, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including, without limitation, with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(i)           Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;

(k)         Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of funds received by the Borrower or any Restricted Subsidiary as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Borrower or one or more Restricted Subsidiaries to collect and remit those funds to such third parties, or (v) in favor of credit card companies pursuant to agreements therewith;

(l)          pledges and deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, customer deposit and advances, company credit cards, travel cards and other employee credit card programs, surety, customs and appeal bonds, performance and completion bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens to secure letters of credit or bank guarantees supporting any of the foregoing;

(m)         any interest or title of a landlord, lessor or sublessor under any lease of real estate or any Lien affecting solely the interest of the landlord, lessor or sublessor;

(n)          purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings;

(o)         any interest or title of a licensor or sublicensor under any license or sublicense entered into by the Borrower or any of its Restricted Subsidiaries as a licensee or sublicensee (i) existing on the Closing Date or (ii) in the ordinary course of business; and

(p)          with respect to any real property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such real property.

“Permitted Liens” has the meaning assigned to such term in Section 6.01.

“Permitted Refinancing” means any Debt issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Debt (including previous refinancings that constituted a Permitted Refinancing), to the extent that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Debt so refinanced (plus unpaid accrued interest and premium (including tender premium and any make-whole amount) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, defeasance costs, fees (including, without limitation, legal fees and expenses), commissions and expenses incurred in connection with, such Permitted Refinancing), (b) the final maturity date of such Permitted Refinancing is no earlier than the earlier of the final maturity date of the Debt being Refinanced (it being understood that, in each case, any provision requiring an offer to purchase such Debt as a result of a change of control, fundamental change, delisting, asset sale or similar provision shall not violate the foregoing restriction), (c) if the Debt (including any guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing (including any guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on subordination terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Debt being Refinanced, taken as a whole (as determined in good faith by the board of directors of the Borrower), (d) no Permitted Refinancing shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Debt being Refinanced, except that Loan Parties may be added as additional obligors, and (e) if the Debt being Refinanced is secured, such Permitted Refinancing may only be secured by the same collateral (or a subset thereof) as the collateral granted in the documentation (including any intercreditor agreement) governing the Debt being Refinanced (and (i) any after-acquired property that is affixed or incorporated into such collateral and/or that otherwise constitutes after-acquired property that would be required to be collateral pursuant to the collateral grant clause and/or other terms of the Debt being Refinanced immediately prior to such refinancing and (ii) proceeds and products thereof), as determined in good faith by the board of directors of the Borrower.

“Permitted Refinancing Amendment” means an amendment to this Agreement executed by the Borrower, the Administrative Agent, each Permitted Refinancing Lender and Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Indebtedness being incurred pursuant to Section 2.24, and, in the case of a Permitted Refinancing Revolving Commitment or Permitted Refinancing Revolving Loans, each L/C Issuer and Swingline Lender.

“Permitted Refinancing Commitments” means the Permitted Refinancing Revolving Commitments and the Permitted Refinancing Term Loan Commitments.

“Permitted Refinancing Lender” means, at any time, any bank, other financial institution or institutional investor that agrees to provide any portion of any Permitted Credit Agreement Refinancing Indebtedness pursuant to a Permitted Refinancing Amendment in accordance with Section 2.24; provided, each Permitted Refinancing Lender shall be subject to the Administrative Agent’s reasonable consent (solely to the extent such consent would be required for an assignment to any such Lender pursuant to Section 9.04(b)(i)(B)) and, in the case of a Permitted Refinancing Revolving Commitment or Permitted Refinancing Revolving Loans, each L/C Issuer and Swingline Lender, in each case, to the extent any such consent would be required under Section 9.04(b)(i)(B)) for an assignment of Loans or Commitments to such Permitted Refinancing Lender.

“Permitted Refinancing Loans” means the Permitted Refinancing Revolving Loans and the Permitted Refinancing Term Loans.

“Permitted Refinancing Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Revolving Loans” means the Revolving Loans made pursuant to any Permitted Refinancing Revolving Commitment.

“Permitted Refinancing Term Loan Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Term Loans” means one or more Classes of Term Loans that result from a Permitted Refinancing Amendment.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means a Single Employer Plan or Multiple Employer Plan.

“Plan of Reorganization” has the meaning assigned to it in Section 9.04(e)(iii).

“Pledge Subsidiary” means (i) each Domestic Subsidiary that is directly owned by a Loan Party and (ii) each First Tier Foreign Subsidiary.

“Post-Petition Interest” has the meaning assigned to such term in Section 10.06(b).

“Pounds Sterling”, “Sterling” and “£” means the lawful currency of the United Kingdom.

“Prepayment Amount” has the meaning assigned to such term in Section 2.11(i).

“Prepayment Date” has the meaning assigned to such term in Section 2.11(i).

“Prepayment Event” means:

(a)          any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any of its Restricted Subsidiaries pursuant Sections 6.05(d) or (h) with a fair market value (as determined in good faith by the Borrower) immediately prior to such event, together with all such sales, transfers or other dispositions in the applicable Fiscal Year, equal to or greater than $15,000,000 (excluding any Net Proceeds not subject to prepayment as a result of the reinvestment exception in Section 2.11(d) unless and until such Net Proceeds are required to be prepaid by Section 2.11); or

(b)        any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Restricted Subsidiaries with a fair market value (as determined in good faith by the Borrower) immediately prior to such event, together with all such events in the applicable Fiscal Year, equal to or greater than $15,000,000 (excluding any Net Proceeds not subject to prepayment as a result of the reinvestment exception in Section 2.11(d) unless and until such Net Proceeds are required to be prepaid by Section 2.11).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.12.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.19.

“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Specified Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables Assets” means any receivables, royalty, patent or other revenue streams and other rights to payment and related assets (whether now existing or arising or acquired in the future), all collateral securing such receivables, revenue streams or other rights of payment, all contracts and contract rights and all guarantees or other obligations in respect of such receivables, revenue streams or other rights of payment, all proceeds of such receivables, revenue streams or other rights of payment and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with Receivables Facilities and which, in each case, are sold, conveyed, assigned or otherwise transferred or in which a security interest is granted by the Borrower or any of its Restricted Subsidiaries to either a Person that is not a Restricted Subsidiary of the Borrower or a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Restricted Subsidiary of the Borrower.

“Receivables Facility” means any securitization or other similar financing (including any factoring or receivables program or sale transaction) of Receivables Assets, in each case as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, all obligations in respect of which are non-recourse (except for customary representations, warranties, covenants, indemnities and recourse obligations consistent with true sale treatment made in connection with such transactions) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells, conveys, assigns, grants an interest in or otherwise transfers Receivables Assets to either (a) a Person that is not a Restricted Subsidiary of the Borrower or (b) a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Restricted Subsidiary of the Borrower.

“Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Receivables Facility, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time.

“Receivables Sellers” means the Borrower and those Restricted Subsidiaries that are from time to time party to the Receivables Facility Documents (other than any Receivables Subsidiary).

“Receivables Subsidiary” means a special-purpose Wholly-Owned Subsidiary of the Borrower whose primary purpose is to purchase Receivables Assets from the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) and to resell, convey, assign, grant a security interest in or otherwise transfer such Receivables Assets, or a portion thereof, to a Person that is not a Subsidiary of the Borrower pursuant to a Receivables Facility and which engages in no other activities other than the foregoing and other activities reasonably related thereto.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any L/C Issuer, as applicable.

“Refinance” has the meaning assigned to such term in the definition of Permitted Refinancing.

“Refinancing Convertible Notes” has the meaning assigned to such term in Section 6.07.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registration Statement” means the report on Form 10 filed by the Borrower with the SEC on May 18, 2023 with respect to the Spin-Off (as amended, supplemented and/or otherwise modified from time to time prior to the Closing Date).

“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Rate” means with respect to any Borrowing denominated in (a) Dollars, Term SOFR, (b) Pounds Sterling, SONIA, and (c) Euros, EURIBOR, as applicable.

“Replacement Revolving Lender” has the meaning assigned to such term in Section 2.09(c).

~~“Replacement Term A Lender” has the meaning assigned to such term in Section 2.09(d).~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived.

“Required Financial Covenant Lenders” means, subject to Section 2.22, at any time, Lenders having Credit Exposures (provided that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans) and Unfunded Commitments under the Financial Covenant Facilities representing more than 50% of all the total Credit Exposures and Unfunded Commitments under the Financial Covenant Facilities at such time; provided that for purposes of declaring the Loans under any Financial Covenant Facility to be due and payable pursuant to Section 7.02, and for all purposes after such Loans become due and payable pursuant to Section 7.02 or the Revolving Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero.

“Required Lenders” means, subject to Section 2.22, at any time, Lenders having Credit Exposures (provided that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans) and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposures and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, and for all purposes after the Loans become due and payable pursuant to Section 7.02 or the Revolving Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero.

“Required Revolving Lenders” means, subject to Section 2.22, at any time, Lenders having Revolving Credit Exposures (provided that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans) and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, and for all purposes after the Loans become due and payable pursuant to Section 7.02 or the Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero.

~~“Required Term A Lenders” means, subject to Section 2.22, at any time, Term A Lenders having Term A Loans and unused Term A Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term A Loans and unused Term A Loan Commitments at such time.~~

“Rescindable Amount” has the meaning as defined in Section 2.18(f).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president of taxes, treasury manager, treasurer, assistant treasurer or controller of a Loan Party, any other duly authorized officer, agent or representative of the applicable Loan Party so designated by any of the foregoing officers or by the applicable Loan Party in a notice to the Administrative Agent and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning assigned to it in Section 6.07.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retired Revolving Commitments” has the meaning assigned to such term in Section 2.09(c).

~~“Retired Term A Loan Commitments” has the meaning assigned to such term in Section 2.09(d).~~

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Term Rate Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02 and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, increase and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Reversion Date” has the meaning assigned to such term in Section 9.20.

“Revolving Commitment” means, with respect to each Lender, as of the Closing Date, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Revolving Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and after giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase from time to time pursuant to Section 2.20 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that at no time shall the Revolving Credit Exposure of any Lender exceed its Revolving Commitment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its Swingline Exposure at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Credit Maturity Date” means the earlier of (i) the date that occurs on July 3, 2028, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.23 and (ii) the date that is 91 calendar days prior to the scheduled maturity of any Short-Dated Debt in an aggregate principal amount exceeding $100,000,000; provided, however, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a), and unless the context shall otherwise require, the term “Revolving Loan” shall include a Permitted Refinancing Revolving Loan.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject of any comprehensive country-wide, region-wide or territory-wide Sanctions Laws and Regulations (at the Closing Date, the so-called People’s Republic of Luhansk, the so-called People’s Republic of Donetsk, the Crimea region of Ukraine, the nongovernment controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions Laws and Regulations” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including as administered by OFAC, as based upon the obligations or authorities set forth in, the Executive Order, the Patriot Act, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto, or as administered by the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or any European Union member state and (d) the United Kingdom, including His Majesty’s Treasury.

“Scheduled Unavailability Date” has the meaning specified in Section 2.14(c)(ii).

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Net Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Net Debt that is secured, in whole or in part, by Liens on the assets and property of the Borrower and its Restricted Subsidiaries on such date to EBITDA of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to the Administrative Agent or one or more Lenders or their respective Affiliates (or Persons that were the Administrative Agent or Lenders or Affiliates of the Administrative Agent or a Lender at the time of execution of the respective Swap Agreement or Banking Services Agreement); provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers and the other Persons the Secured Obligations owing to which are secured or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Closing Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Short-Dated Debt” means Pari Passu Debt and any Debt that refinances any Pari Passu Debt (or that refinances any refinancing Debt in respect of such Pari Passu Debt) with a maturity date on or prior to the fifth anniversary of the Closing Date.

“Single Employer Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR”  means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the Daily SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that, if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” means, with respect to Term SOFR or Daily SOFR, 0.10% (10 basis points).

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.14(b)(ii).

“SOFR Successor Rate” has the meaning specified in Section 2.14(b).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the sum of the fair value of the assets, at a fair valuation, of such Person and its subsidiaries (taken as a whole) will exceed the probable liability on existing debts of such Person and its subsidiaries (taken as a whole) as they become absolute and mature, (b) the sum of the present fair salable value of the assets of such Person and its subsidiaries (taken as a whole) will exceed the probable liability on existing debts of such Person and its subsidiaries (taken as a whole) as they become absolute and mature, (c) such Person and its subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (d) such Person and its subsidiaries (taken as a whole) will have sufficient capital with which to conduct their business.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time); provided, however, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Payment” has the meaning assigned to such term in the recitals hereto.

“Special Purpose Entity” means any Subsidiary whose Organization Documents contain restrictions on its purpose and activities intended to preserve its separateness from the Borrower and/or one or more other Subsidiaries of the Borrower.

“specified currency” has the meaning assigned to such term in Section 2.21.

“Specified Default” means an Event of Default arising under either or both of Sections 7.01(a) and/or 7.01(f).

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.  Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder, in each case, shall not constitute Specified Swap Obligations.

“Specified Transaction” has the meaning assigned to such term in the definition of “EBITDA”.

“Spin-Off” has the meaning assigned to such term in the recitals hereto.

“Spin-Off Transactions” means the Spin-Off, the Special Payment and any transactions incidental to or reasonably necessary to effectuate any of the foregoing, in each case to the extent (i) described herein or in the Registration Statement, (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and filed by the Borrower with the SEC and/or (iii) between and among the Borrower and/or its Subsidiaries entered into in connection with, and in furtherance of, any of the foregoing clauses (i) and (ii), so long as each such transaction under this clause (iii) is not materially adverse to the Administrative Agent and the Lenders.

“Sterling Sublimit” means $125,000,000. The Sterling Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Subordinated Debt” of a Person means any Debt of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent and which is on terms (including without limitation maturities, covenants and defaults) reasonably satisfactory to the Administrative Agent.

“Subordinated Obligations” has the meaning assigned to it in Section 10.06.

“Subsidiary” means any subsidiary of the Borrower.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary Designation” has the meaning assigned to it in Section 5.15.

“Subsidiary Guarantor” mean any Restricted Subsidiary of the Borrower that constitutes a Guarantor.

“Successor Rate” has the meaning specified in Section 2.14(c).

“Supplemental Banking Services Obligations” means obligations of the Borrower and its Restricted Subsidiaries in respect of working capital and long term credit agreements, bank issued guarantees, credit facilities supporting letters of credit and/or bank issued guarantees, any arrangements relating to bilateral letters of credit (including standby and documentary letters of credit) and bank guarantees, demand deposit and trust or operating account relationships, in each case provided by any Revolving ~~Lender (or any Affiliate thereof), any Term A~~ Lender (or any Affiliate thereof), any Lender holding Incremental Term A Loans (or any Affiliate thereof) and any Lender holding all or a portion of a term A loan tranche of Permitted Refinancing Term Loans (or any Affiliate thereof) in an aggregate outstanding principal amount of up to $100,000,000 at any time (subject to the last sentence of the definition of Banking Services Obligations).  Notwithstanding the foregoing, an obligation shall constitute a Supplemental Banking Services Obligation only if the Borrower has designated such obligation as a Supplemental Banking Services Obligation in writing to the Administrative Agent (a copy of which the Administrative Agent shall promptly provide to the Lenders) and the Administrative Agent has acknowledged such designation in writing to the Borrower or has not objected to such designation in writing to the Borrower within ten (10) Business Days of receipt of such designation from the Borrower.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Surviving Revolving Commitment” has the meaning assigned to such term in Section 2.09(c).

“Surviving Revolving Lender” has the meaning assigned to such term in Section 2.09(c).

~~“Surviving Term A Lender” has the meaning assigned to such term in Section 2.09(d).~~

~~“Surviving Term A Loan Commitment” has the meaning assigned to such term in Section 2.09(d).~~

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries shall be a Swap Agreement; provided further that no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Swap Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) each Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender that (i) was in effect on the Closing Date with a counterparty that was a Lender as of the Closing Date or an Affiliate thereof or (ii) is entered into after the Closing Date with a counterparty that was a Lender or an Affiliate thereof, in each case at the time such Swap Agreement was entered into and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction referred to in clause (a).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender, and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Revolving Lenders in such Swingline Loans).

“Swingline Lender” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as a lender of Swingline Loans hereunder.  Subject to the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the total number of Swingline Lenders may be increased after the Closing Date to include additional Revolving Lenders selected by the Borrower and consented to by such additional Swingline Lender.  Each reference herein to the “Swingline Lender” in connection with a Swingline Loan or other matter shall be deemed to be a reference to the relevant Swingline Lender with respect thereto.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means $50,000,000.  The Swingline Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as the syndication agent for the credit facilities evidenced by this Agreement.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan Increase” has the meaning assigned to such term in Section 2.20(a).

~~“Term A Lender” means, as of any date of determination, each Lender having a Term A Loan Commitment or that holds Term A Loans.~~

~~“Term A Loan Commitment” means (a) with respect to any Term A Lender, as of the Closing Date, the amount that is set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A Loan Commitment, as applicable, and after giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term A Lenders, the aggregate commitments of all Term A Lenders to make Term A Loans.  After advancing the Term A Loan, each reference to a Term A Lender’s Term A Loan Commitment shall refer to that Term A Lender’s Applicable Percentage of the Term A Loans.~~

“Term ~~A~~B Loan Increase” has the meaning assigned to such term in Section 2.20(a).

~~“Term A Loan Maturity Date” means the earlier of (i) the date that occurs on July 3, 2028 as extended (in the case of each Term A Lender consenting thereto) pursuant to Section 2.23 and (ii) the date that is 91 calendar days prior to the scheduled maturity of any Short-Dated Debt in an aggregate principal amount exceeding $100,000,000; provided, however, if such date is not a Business Day, the Term A Loan Maturity Date shall be the next preceding Business Day.~~

~~“Term A Loans” means the term loans made by the Term A Lenders to the Borrower pursuant to Section 2.01(b)(i).~~

~~“Term B Debt” means (a) any Incremental Term B Loans, (b) any term B loan tranche of Permitted Refinancing Term Loans (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto) and (c) Incremental Equivalent Debt in the form of a term B loan facility (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto), in each case, that is secured on a pari passu basis with the Liens securing the Term Loans and Revolving Credit Facility on the Closing Date.~~

 ~~“Term B Loan Increase” has the meaning assigned to such term in Section 2.20(a).~~

 “Term Lender” means ~~a Term A~~, as of any date of determination, each Lender that has a Term Loan Commitment or, if the Term Loan Commitments have terminated or expired, a Lender holding a Term Loan.

“Term Loan Commitment” means ~~the Term A Loan Commitment,~~ commitment with respect to an Incremental Term A Loan, commitment with respect to an Incremental Term B Loan ~~Commitment,~~or Permitted Refinancing Term Loan Commitment, as the context requires.

“Term Loan Increase” has the meaning assigned to such term in Section 2.20(a).

“Term Loans” means, collectively, Incremental Term A Loans, Incremental Term B Loans and Permitted Refinancing Term Loans.

“Term SOFR” means:

(a)         for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)         for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that, if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date Conditions” means the termination of all the Commitments, the payment and satisfaction in full in cash of all Secured Obligations (other than Swap Obligations, Banking Services Obligations and Unliquidated Obligations, in each case, not then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and each applicable L/C Issuer shall have been made).

“Total Net Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Net Debt on such date to EBITDA of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Revolving Lenders’ Revolving Loans and their Swingline Exposure at such time; provided that clause (a) of the definition of “Swingline Exposure” shall only be applicable to the extent Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning assigned to it in Section 9.04(e)(i).

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to be executed, delivered and performed by such Loan Parties on the Closing Date, (b) the borrowing of Loans and other credit extensions under this Agreement on the Closing Date and the use of the proceeds thereof, (c) the Spin-Off Transactions and (d) the payment of the fees and expenses incurred in connection with any of the foregoing on the Closing Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, an Alternative Currency Daily Rate, an Alternative Currency Term Rate or Term SOFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK” and “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” shall have the meaning assigned thereto in Section 4.01(l).

“Unfunded Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Revolving Lender less its Revolving Credit Exposure; provided that, as to any Revolving Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Revolving Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to the Pension Funding Rules for the applicable plan year.

“United States” or “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unreimbursed Amount” has the meaning specified in Section 2.06(f).

“Unrestricted Subsidiary” means (a) as of the Closing Date, any Subsidiary indicated as such on Schedule 5.15 and (b) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 5.15, in either case, until such time that any such Subsidiary is re-designated as a Restricted Subsidiary in accordance with Section 5.15.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned” means, with respect to any Subsidiary, that all of the Equity Interests (except for directors’, foreign national qualifying and other nominal shares required to be held by such person under applicable Law) in such Subsidiary are owned by the Borrower and/or one or more Restricted Subsidiaries thereof (or by the Restricted Subsidiary thereof to which reference is made in the applicable provision hereof).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03.    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (b) any definition of or reference to any statute, rule or regulation herein or in any other Loan Document shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein or in any other Loan Document to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law, rule or regulation herein or in any other Loan Document shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (g) the words “asset” and “property” herein or in any other Loan Document shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.     Accounting Terms; GAAP; Pro Forma Calculations; Limited Condition Transactions; Certain Calculations and Tests.

(a)         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 6.12) shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any of its Restricted Subsidiaries at “fair value”, as defined therein, and (y) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof; and (ii) except for the purpose of preparing financial statements in accordance with GAAP, the determination of whether a lease constitutes a capital or finance lease, on the one hand, or an operating lease, on the other hand, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP without giving effect to FASB Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).  For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

(b)         All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Debt, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, or Specified Transaction or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Debt, designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, or Specified Transaction or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the most recent Measurement Period and on or prior to the date of such computation) as if such acquisition or disposition, or issuance, incurrence or assumption of Debt, designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, or Specified Transaction or other transaction had occurred on the first day of the most recent Measurement Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any cost synergies or cost savings except to extent expressly provided herein) and any related incurrence or reduction of Debt, or designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, all in accordance with Article 11 of Regulation S-X under the Securities Act.  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Debt).

(c)        In connection with any Limited Condition Transaction and any related transactions (including any financing thereof), at the Borrower’s election, (i) determining the accuracy of representations and warranties and/or compliance with any requirement relating to the absence of a Default or an Event of Default may be determined as of the date (the “LCT Determination Date”) a definitive agreement for such Limited Condition Transaction is entered into, in the case of a Limited Condition Transaction described in clause (a) of the definition thereof, or the date on which irrevocable notice of the applicable redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, Disqualified Stock or preferred stock is delivered, in the case of a Limited Condition Transaction described in clause (b) of the definition thereof, and (ii) any calculation of the Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio or any other financial measure, or any amount based on Consolidated Total Assets, Consolidated Net Tangible Assets, EBITDA or a percentage of Consolidated Total Assets or EBITDA, or any other determination under any basket or ratio under this Agreement, or any other determination as to whether any such Limited Condition Transaction and any related transactions (including any financing thereof) complies with the covenants or agreements contained in this Agreement, may be made as of the LCT Determination Date and, to the extent so made, will not be required to be made at any later date as would otherwise be required under this Agreement; provided that (1) the determinations in clauses (i) and (ii) above shall give pro forma effect to such Limited Condition Transaction and any related transactions (including any incurrence or discharge of Debt and Liens and the use of proceeds thereof) and (2) compliance with such ratios, baskets or amounts (and any related requirements and conditions) shall not be determined or tested at any time after the LCT Determination Date for such Limited Condition Transaction and any actions or transactions related thereto (including any incurrence or discharge of Debt and Liens and the use of proceeds thereof).  For purposes of determining compliance with any ratio, basket or amount on the LCT Determination Date, Consolidated Interest Charges for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as determined by the Borrower in good faith, which determination shall be conclusive.  For the avoidance of doubt, if the Borrower makes such an election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Determination Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in exchange rates, in EBITDA of the Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations.  If the Borrower makes such an election, any subsequent calculation of any such ratio, basket or amount (unless the definitive agreement for, or firm offer in respect of, such Limited Condition Transaction (in the case of an acquisition or Investment) is terminated or expires without its consummation or such notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment is revoked or expires without consummation) shall be calculated both (1) giving pro forma effect to such Limited Condition Transaction and any related transactions (including any incurrence or discharge of Debt and Liens and the use of proceeds thereof) and (2) assuming such Limited Condition Transaction and any related transactions (including any incurrence of Debt and Liens and the use of proceeds thereof) have not been consummated.

(d)         Notwithstanding anything to the contrary herein, for purposes of the covenants described in Articles V and VI, if any transaction or action would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such transaction or action within any covenant in any manner that complies with the covenants set forth therein, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that, if any financial ratio or test governing any applicable amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test would be satisfied in any subsequent period following the utilization of any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower. In addition, in the event an item of Debt, Restricted Payments, Investments and/or a Lien (or any portion thereof) is incurred or issued pursuant to Section 6.02, Section 6.07, Section 6.06 and/or Section 6.01 (other than in reliance on an applicable leverage ratio) on the same date that an item of Debt, Restricted Payments, Investments and/or a Lien (or any portion thereof) is incurred or issued under an applicable leverage ratio within Section 6.02, Section 6.07, Section 6.06 and/or Section 6.01 or the definition of “Incremental Ratio Amount,” then the applicable leverage ratio will be calculated with respect to such incurrence or issuance without regard to any concurrent incurrence under Section 6.02 and/or Section 6.01 (other than in reliance on an applicable leverage ratio).  It is understood and agreed that any Affiliate transaction, Lien, Debt, Disposition, Investment, and/or Restricted Payment need not be permitted solely by reference to one category of permitted Affiliate transaction, Lien, Debt, Disposition, Investment, and/or Restricted Payment within the same covenant, but may instead be permitted in part under any combination thereof or under any other available exception solely within the same covenant (and not another covenant).

SECTION 1.05.     Exchange Rates; Currency Equivalents.

(a)          The Administrative Agent or an L/C Issuer, as applicable, shall determine the Dollar Amount of Borrowings and Outstanding Amounts denominated in Alternative Currencies.  Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur.  Except for purposes of (i) any financial statements and Compliance Certificates delivered by the Loan Parties hereunder, any determination under Article V or VI hereof, or calculating any financial ratio or test hereunder, which shall, in each case, be as reasonably determined by the Borrower, or (ii) except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined reasonably and in good faith by the Administrative Agent or such L/C Issuer, as applicable.

(b)         Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternative Currency Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined reasonably and in good faith by the Administrative Agent or an L/C Issuer, as applicable.

(c)         No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles V through VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Borrower immediately preceding the fiscal quarter of the Borrower in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.06.     Additional Alternative Currencies.

(a)          The Borrower may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency.  In the case of any such request (i) with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available, and (ii) with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer).  In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Appropriate Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof.  Each Appropriate Lender (in the case of any such request pertaining to Alternative Currency Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Appropriate Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Lenders, in consultation with the Borrower, shall establish the Foreign Currency Sublimit for such currency and may amend the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, and (ii) to the extent the Foreign Currency Sublimit for such currency has been established and the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate”, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans.  If the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (1) the Borrower and the L/C Issuers may amend this Agreement to add such currency and (2) to the extent this Agreement has been amended to reflect such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any such Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower.

SECTION 1.07.     Change of Currency.

(a)          Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)         Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)         Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.08.    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount (after giving effect to all drawn and unreimbursed amounts thereon) of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.09.     Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable good faith discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to and in accordance with the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.  For the avoidance of doubt, this Section 1.09 does not alter or impair the rights and obligations of the Administrative Agent otherwise expressly set forth in this Agreement.

SECTION 1.10.     Timing of Payment or Performance.  When payment of any obligation or the performance of any covenant, duty or obligation (including, without limitation, the due date for the delivery of any report, certificate or other information) is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

ARTICLE II

The Credits

SECTION 2.01.     Commitments.

(a)          Subject to the terms and conditions set forth herein, each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.05(c)) in, subject to Sections 2.04 and 2.11(b), (i) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (iii) the Dollar Amount of the total outstanding Revolving Loans, denominated in Sterling, exceeding the Sterling Sublimit, (iv) the Dollar Amount of the total outstanding Revolving Loans, denominated in Euro, exceeding the Euro Sublimit and (v) the Dollar Amount of the total outstanding Revolving Loans, denominated in any other Alternative Currency, exceeding the Applicable Foreign Currency Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)

~~(i) Subject to the terms and conditions set forth herein, each Term A Lender with a Term A Loan Commitment (severally and not jointly) agrees to make a Term A Loan to the Borrower in Dollars in a single drawing on the Closing Date, in an amount equal to such Lender’s Term A Loan Commitment on the Closing Date by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.~~

(i)           [Reserved].

(ii)          [Reserved].

(c)           Amounts repaid or prepaid in respect of any Term Loans may not be reborrowed.

SECTION 2.02.     Loans and Borrowings.

(a)          Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.  The Term Loans shall amortize as set forth in Section 2.10.

(b)         Subject to Section 2.14, each Revolving Borrowing ~~and each Term A Loan Borrowing~~ shall be comprised entirely of ABR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans (solely in the case of a Revolving Borrowing) or Alternative Currency Term Rate Loans (solely in the case of a Revolving Borrowing) as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)         At the commencement of each Interest Period for any Term SOFR Borrowing and any Alternative Currency Term Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $3,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 3,000,000 units of such currency).  At the time that each Alternative Currency Daily Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of 500,000 units of the applicable Foreign Currency and not less than 3,000,000 units of such Foreign Currency.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving  Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments.  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term SOFR Borrowings, Alternative Currency Term Rate Borrowings and Alternative Currency Daily Rate Borrowings outstanding in respect of Revolving Borrowings and a total of ten (10) Term SOFR Borrowings outstanding in respect of Term Loan Borrowings.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03.   Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by (A) telephone or (B) a Borrowing Request (provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request) (a) in the case of a Term SOFR Borrowing, an Alternative Currency Daily Rate Borrowing or an Alternative Currency Term Rate Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing (provided that, if the Borrower wishes to request Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon, New York City time, four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them) or (b)  in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           the aggregate principal amount of the requested Borrowing;

(ii)          the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing, an Alternative Currency Term Rate Borrowing, an Alternative Currency Daily Rate Borrowing, a Term SOFR Borrowing and ~~whether~~the Class of such Borrowing ~~is a Revolving Borrowing or a Term A Loan Borrowing~~;

(iv)         in the case of a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)          the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

(vi)         in the case of an Alternative Currency Daily Rate Borrowing or an Alternative Currency Term Rate Borrowing, the Agreed Currency.
If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, as applicable, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.     Determination of Dollar Amounts.  The Administrative Agent will determine the Dollar Amount of:

(a)          any Revolving Loan denominated in a Foreign Currency, on each Revaluation Date; and

(b)          any Borrowing, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Borrowing for which a Dollar Amount is determined on or as of such day.

SECTION 2.05.     Swingline Loans.

(a)         Subject to the terms and conditions set forth herein, each Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (ii) subject to Section 2.04, such Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)        To request a Swingline Loan, the Borrower shall notify the applicable Swingline Lender (with a copy to the Administrative Agent) of such request by (A) telephone or (B) by a Borrowing Request (provided that any telephonic notice must be confirmed promptly by delivery to the applicable Swingline Lender and the Administrative Agent of a Borrowing Request) not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), Type and amount (which shall be a minimum of $100,000) of the requested Swingline Loan.  Each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.06(f), by remittance to the applicable L/C Issuer) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)         Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 1:00 p.m., New York City time, on a Business Day, no later than 3:00 p.m., New York City time, on such Business Day and if received after 3:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay in Dollars to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Notwithstanding the foregoing, upon the occurrence of (i) the Revolving Credit Maturity Date, (ii) any Event of Default described in Section 7.01(f), (iii) the date on which the Loans are accelerated, or (iv) the termination of the Revolving Commitments, each Revolving Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in an amount equal to its Applicable Percentage of such Swingline Loans in each case without notice or any further action from any Swingline Lender, any Lender or the Administrative Agent (such occurrence an “Automatic Participation Event”).  Upon the occurrence of an Automatic Participation Event, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 3:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 3:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender.  Any amounts received by such Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any obligation with respect to the payment thereof.

(d)        Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the relevant Swingline Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a).  From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)        Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06.     Letters of Credit.

(a)        General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.06, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or an Alternative Currency for its own account or the account of any of its Restricted Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

(b)         Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.  To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.06(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit.  If requested by the applicable L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.06(d); provided that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuers to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(c)         Limitations on Amounts, Issuance and Amendment.  A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Commitment, (iv) the Total Revolving Credit Exposure shall not exceed the total Revolving Commitments and (v) the Foreign Currency Exposure with respect to the applicable Alternative Currency exceeds the Applicable Foreign Currency Sublimit for such Alternative Currency.

(i)           No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000;

(D)           any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.22(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)           the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii)          No L/C Issuer shall be under any obligation to increase or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)          Expiration Date.  Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that, upon the Borrower’s request and subject to the approval, in its reasonable discretion, by the Administrative Agent and the applicable L/C Issuer that has issued such Letter of Credit, any such Letter of Credit may have a later expiration date (but in any event not later than one year after the Revolving Credit Maturity Date) if Cash Collateralized.

(e)          Participations.

(i)          By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Revolving Lenders, such L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.06(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

(ii)         In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in Dollars, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer (expressed in Dollars in the Dollar Amount thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.06(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Credit Maturity Date.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.06(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this Section 2.06(e) to reimburse such L/C Issuer, then to such Revolving Lenders and such L/C Issuer as their interests may appear.  Any payment made by a Revolving Lender pursuant to this Section 2.06(e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is amended pursuant to the operation of Section 2.20 or 2.23, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.

(f)          Reimbursement.  If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement in the currency in which such L/C Disbursement was made (or, if requested by such L/C Issuer by notice to the Borrower, in the Dollar Amount of such L/C Disbursement) by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a Borrowing of ABR Loans or Swingline Loan in the Dollar Amount of such L/C Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Loans or Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the Dollar Amount of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of ABR Revolving Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in the Dollar Amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request).  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.06(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)        Obligations Absolute.  The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.06(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)           any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)          the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v)          honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)        any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)       payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)      any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(ix)         any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Restricted Subsidiary or in the relevant currency markets generally.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(A)           an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(B)          an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(C)          an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(D)          this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.

(h)          Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)          Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(j)          Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.22, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Amount of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at a rate equal to the Applicable Rate plus 2% per annum.

(k)          Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee, with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower (or, prior to the occurrence of the Spin-Off, the Company) and such L/C Issuer, computed on the Dollar Amount of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand.  For purposes of computing the Dollar Amount of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l)          Disbursement Procedures.  The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the Revolving Lenders with respect to any such L/C Disbursement.

(m)         Interim Interest.  If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.06, then Section 2.13(c) shall apply.  Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (f) of this Section 2.06 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.

(n)          Replacement of any L/C Issuer.  Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of an L/C Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.06(j).  From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o)         Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with L/C Obligations representing greater than 50% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (o), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  In addition, and without limiting the foregoing or clause (d) of this Section 2.06, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Collateral Account.  Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing 50% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(p)         L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.06, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)          reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)          on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)        on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)         on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)         for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(q)        Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower.  The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(r)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

SECTION 2.07.     Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, New York City time, in the city of the Administrative Agent’s Office for such currency and at such Administrative Agent’s Office for such currency; provided that ~~(i) Term Loans shall be made as provided in Section 2.01(b)(i) and Section 2.01(b)(ii), as applicable and (ii)~~ Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the applicable L/C Issuer.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 2:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08.     Interest Elections.

(a)        Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request  (or, if not so specified, as provided in Section 2.03).  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Borrowings of Swingline Loans, which may not be converted or continued.

(b)         To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by the Borrower) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, an Alternative Currency Term Rate Borrowing or an Alternative Currency Daily Rate Borrowing; and

(iv)        if the resulting Borrowing is a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a conversion or continuation, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Borrowing shall automatically continue as an Alternative Currency Term Rate Borrowing in the same Agreed Currency with an Interest Period of one month unless such Alternative Currency Term Rate Borrowing is or was repaid in accordance with Section 2.11.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Alternative Currency Term Rate Borrowing denominated in a Foreign Currency shall automatically be continued as an Alternative Currency Term Rate Borrowing with an Interest Period of one month.

(f)           Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan.

(g)          With respect to any Alternative Currency Daily Rate, Term SOFR, Daily SOFR or SOFR, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time in accordance with the terms of this Agreement and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.09.     Termination and Reduction of Commitments.

(a)         Unless previously terminated, ~~(i) the Term A Loan Commitments shall terminate on the Closing Date upon the funding of the Term A Loans, (ii) [reserved] and (iii)~~ the Revolving Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.23).

(b)        The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)          Notwithstanding the foregoing, upon the acquisition of one Revolving Lender by another Revolving Lender, or the merger, consolidation or other combination of any two or more Revolving Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Revolving Lender which is a party to such Combination being hereinafter referred to as a “Combined Revolving Lender”), the Borrower may notify the Administrative Agent that it desires to reduce the Revolving Commitment of the Revolving Lender surviving such Combination (the “Surviving Revolving Lender”) to an amount equal to the Revolving Commitment of that Combined Revolving Lender which had the largest Revolving Commitment of each of the Combined Revolving Lenders party to such Combination (such largest Revolving Commitment, collectively, being the “Surviving Revolving Commitment” and the Revolving Commitments of the other Combined Revolving Lenders being hereinafter referred to, collectively, as the “Retired Revolving Commitments”).  If the Required Revolving Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Revolving Lender’s Revolving Commitment, then (i) the aggregate amount of the Revolving Commitments shall be reduced by the Retired Revolving Commitments effective upon the effective date of the Combination (or such later date as the Borrower may specify in its request); provided that, on or before such date the Borrower has paid in full the outstanding principal amount of the Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder of each of the Combined Revolving Lenders other than the Combined Revolving Lender whose Revolving Commitment is the Surviving Revolving Commitment, (ii) from and after the effective date of such reduction, the Surviving Revolving Lender shall have no obligation with respect to the Retired Revolving Commitments, and (iii) the Borrower shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction.  If such reduction is to be a temporary reduction, then the Borrower shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Revolving Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Revolving Lender hereunder with aggregate Revolving Commitments up to the amount of the Retired Revolving Commitments.  The Administrative Agent may require the Replacement Revolving Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Revolving Lenders’ agreement to become parties hereunder.  For purposes of this paragraph (c), Required Revolving Lenders shall be determined as if the reduction in the aggregate amount of the Revolving Commitments requested by the Borrower had occurred (i.e., the Combined Revolving Lenders shall be deemed to have a single Revolving Commitment in the aggregate equal to the Surviving Revolving Commitment and the aggregate amount of the Revolving Commitments shall be deemed to have been reduced by the Retired Revolving Commitments).

~~(d) Notwithstanding the foregoing, upon the acquisition of one Term A Lender by another Term A Lender, or the Combination of any two or more Term A Lenders (each Term A Lender which is a party to such Combination being hereinafter referred to as a “Combined Term A Lender”), the Borrower may notify the Administrative Agent that it desires to reduce the Term A Loan Commitment of the Term A Lender surviving such Combination (the “Surviving Term A Lender”) to an amount equal to the Term A Loan Commitment of that Combined Term A Lender which had the largest Term A Loan Commitment of each of the Combined Term A Lenders party to such Combination (such largest Term A Loan Commitment being the “Surviving Term A Loan Commitment” and the Term A Loan Commitments of the other Combined Term A Lenders being hereinafter referred to, collectively, as the “Retired Term A Loan Commitments”).  If the Required Term A Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Term A Lender’s Term A Loan Commitment, then (i) the aggregate amount of the Term A Loan Commitments shall be reduced by the Retired Term A Loan Commitments effective upon the effective date of the Combination (or such later date as the Borrower may specify in its request); provided that, on or before such date the Borrower has paid in full the outstanding principal amount of the Term A Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder of each of the Combined Term A Lenders other than the Combined Term A Lender whose Term A Loan Commitment is the Surviving Term A Loan Commitment, (ii) from and after the effective date of such reduction, the Surviving Term A Lender shall have no obligation with respect to the Retired Term A Loan Commitments, and (iii) the Borrower shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction.  If such reduction is to be a temporary reduction, then the Borrower shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Term A Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Term A Lender hereunder with aggregate Term A Loan Commitments up to the amount of the Retired Term A Loan Commitments.  The Administrative Agent may require the Replacement Term A Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Term A Lenders’ agreement to become parties hereunder.  For purposes of this paragraph (d), Required Term A Lenders shall be determined as if the reduction in the aggregate amount of the Term A Loan Commitments requested by the Borrower had occurred (i.e., the Combined Term A Lenders shall be deemed to have a single Term A Loan Commitment in the aggregate equal to the Surviving Term A Loan Commitment and the aggregate amount of the Term A Loan Commitments shall be deemed to have been reduced by the Retired Term A Loan Commitments).~~

(d)          [Reserved].

(e)          The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice to terminate or reduce the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10.     Repayment and Amortization of Loans; Evidence of Debt.

(a)         The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date in the currency of such Loan and (ii) to the applicable Swingline Lender (with notice of each such payment being delivered by the Borrower to the Administrative Agent) the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Credit Maturity Date and the 15th Business Day after the date such Swingline Loan is made; provided that, on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

~~(b)~~

~~(i) The Borrower shall repay the outstanding Term A Loans to the Administrative Agent, for the ratable account of the Term A Lenders, on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments made in accordance with Section 2.11):~~

~~Date~~	~~Aggregate Quarterly Amount~~

~~The last Business Day of each of the first four full Fiscal Quarters of the Borrower occurring after the Closing Date.~~	~~0.625% of the aggregate principal amount of Term A Loans incurred on the Closing Date.~~

~~The last Business Day of each of the fifth, sixth, seventh and eighth full Fiscal Quarters of the Borrower occurring after the Closing Date.~~	~~1.250% of the aggregate principal amount of Term A Loans incurred on the Closing Date.~~

~~The last Business Day of each of the ninth, tenth, eleventh and twelfth full Fiscal Quarters of the Borrower occurring after the Closing Date.~~	~~1.250% of the aggregate principal amount of Term A Loans incurred on the Closing Date.~~

~~The last Business Day of each of the thirteenth, fourteenth, fifteenth and sixteenth full Fiscal Quarters of the Borrower occurring after the Closing Date.~~	~~1.250% of the aggregate principal amount of Term A Loans incurred on the Closing Date.~~

~~The last Business Day of each of the Fiscal Quarters of the Borrower occurring thereafter.~~	~~1.875% of the aggregate principal amount of Term A Loans incurred on the Closing Date.~~

~~provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Term A Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.~~

(b)          ~~(ii)~~ [Reserved].

(c)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)         The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)          The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(f)          Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.     Prepayment of Loans.

(a)          The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to break funding payments required by Section 2.16), subject to prior notice in accordance with the provisions of this Section 2.11(a).  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by written notice (promptly followed by telephonic confirmation of such request) of any prepayment hereunder (i) in the case of prepayment of a Borrowing (other than an ABR Borrowing), not later than 12:00 noon, New York City time, three (3) Business Days (or such shorter period of time as the Administrative Agent may agree) before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 pm, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (y) if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.09 and (z) a notice of prepayment by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a ~~Term A Loan~~ Borrowing of another Class shall be applied ratably to the ~~Term A~~ Loans included in the prepaid ~~Term A Loan~~ Borrowing of such Class in such order of application as directed by the Borrower.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16.

(b)         If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Borrowings denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Borrowing) exceeds the aggregate Revolving Commitments or (B) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure denominated in Euro, Sterling or any other Alternative Currency (each, a “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Borrowing, exceeds Euro Sublimit, Sterling Sublimit or a Foreign Currency Sublimit applicable to such Alternative Currency, respectively (the applicable Euro Sublimit, Sterling Sublimit and Foreign Currency Sublimit for another Alternative Currency, the “Applicable Foreign Currency Sublimit”), or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the aggregate Revolving Commitments or (B) the Foreign Currency Exposure with respect to any Alternative Currency, as of the most recent Computation Date with respect to each such Borrowing, exceeds 105% of the Applicable Foreign Currency Sublimit for such Alternative Currency, the Borrower shall, within two Business Days after receipt of written notice from the Administrative Agent, in each such case repay Revolving Borrowings in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the aggregate Revolving Commitments and (y) the Foreign Currency Exposure with respect to each Alternative Currency to be less than or equal to the Applicable Foreign Currency Sublimit for such Alternative Currency, as applicable.

(c)          Upon the incurrence or issuance of any Debt for borrowed money by the Borrower and/or any of its Restricted Subsidiaries (other than any Debt permitted by Section 6.02, excluding any Permitted Credit Agreement Refinancing Indebtedness), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Proceeds received in connection with the incurrence or issuance of such Debt (such prepayments to be applied to prepay the Term Loans as set forth in Section 2.11(f) below or, with respect to Permitted Credit Agreement Refinancing Indebtedness, to prepay the Loans as set forth in Section 2.11(g) below) no later than (1) in the case of the incurrence or issuance by the Borrower or a Domestic Subsidiary, the fifth Business Day or (2) in the case of the incurrence or issuance by a Foreign Subsidiary, the tenth Business Day, in each case, following receipt of such Net Proceeds by the Borrower and/or its Restricted Subsidiaries.

(d)          In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay the Term Loans in an aggregate amount equal to 100% of such Net Proceeds; provided that, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and/or any of its Restricted Subsidiaries intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire (or replace, rebuild, construct or upgrade) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower and/or any of its Restricted Subsidiaries, to make Permitted Acquisitions and/or other permitted Investments (excluding cash and Cash Equivalents and Investments in the Borrower and its Restricted Subsidiaries), to reimburse the cost of any of the foregoing and/or, in the case of any Net Proceeds received by a Foreign Subsidiary, to make a repayment under any local credit facility constituting Debt to the extent required by such credit facility and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further that, to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if, by the end of such initial 365-day period, the Borrower and/or one or more of its Restricted Subsidiaries shall have entered into an agreement with an unaffiliated third party to use such Net Proceeds as provided above), a prepayment on the last day of such period shall be required in an amount equal to such Net Proceeds that have not been so applied.

(e)          [Reserved].

(f)          Each prepayment of Term Loans pursuant to Sections 2.11(c) (other than with respect to Permitted Credit Agreement Refinancing Indebtedness) and 2.11(d) shall be applied on a pro rata basis to each Class of the Term Loans (or, with respect to any Incremental Term Loans, on a less than pro rata basis, as provided in the applicable Incremental Amendment).  All amounts prepaid pursuant to Sections 2.11(c) (other than with respect to Permitted Credit Agreement Refinancing Indebtedness) and 2.11(d) shall, unless otherwise directed by the Borrower, be applied to the scheduled amortization payments of each applicable Class of the Term Loans in direct order of maturity.

(g)         Notwithstanding the foregoing, in the case of prepayments made pursuant to Section 2.11(c) in respect of any Permitted Credit Agreement Refinancing Indebtedness, such prepayment shall be applied solely to those applicable Class of Term Loans with respect to which such Permitted Credit Agreement Refinancing Indebtedness is being incurred.

(h)         Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.11(d) above to the extent that the relevant Net Proceeds in respect of a Prepayment Event are received by any Foreign Subsidiary (each such event, a “Foreign Subsidiary Asset Sale Recovery Event”), as the case may be, to the extent that repatriation of any or all amounts of the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment event under Section 2.11(d) is prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be paid by the Borrower in respect of the applicable Classes of Term Loans at the times provided in this Section 2.11 so long as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds amounts would be permitted under the applicable local law, the Borrower will promptly (and in any event not later than five (5) Business Days after the date that such repatriation would be permitted under applicable local law) prepay the applicable Classes of Term Loans in an amount equal to such Net Proceeds which amount shall be applied to the repayment of the applicable Classes of Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein or (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all Net Proceeds amounts from such Foreign Subsidiary Asset Sale Recovery Event could reasonably be expected to result in a material adverse tax consequence to the Borrower or its Subsidiaries with respect to such Net Proceeds amounts, the Borrower shall have no obligation to repay an amount equal to such Net Proceeds amounts so affected until such time that such amounts could be repatriated without incurring such material adverse tax consequence, and once any of such affected Net Proceeds amounts is able to be repatriated to the United States without such material adverse tax consequence, the Borrower will promptly (and in any event not later than five (5) Business Days after such repatriation would cease to incur such material adverse tax consequence) prepay the applicable Class of Term Loans in an amount equal to such Net Proceeds amount, which amount shall be applied to the repayment of the applicable Class of Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein.  Nothing in this Section 2.11 shall be construed as a covenant by any Foreign Subsidiary to distribute any amounts to any Loan Party or a covenant by the Borrower or any Loan Party to cause any Foreign Subsidiary to distribute any amounts to any Loan Party (it being understood that this Section 2.11(h) requires only that the Borrower repay the applicable Class of Term Loans in certain amounts calculated by reference to certain Foreign Subsidiary Asset Sale Recovery Events).

(i)           With respect to any prepayment of Term Loans pursuant to Section 2.11(d), any Term Lender entitled to receive such prepayment, at its option, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment of Term Loans, the amount of the prepayment that is available to prepay the Term Loans (the “Prepayment Amount”) shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the applicable Term Lenders of the amount available to prepay the applicable Class of Term Loans and the date on which such prepayment shall be made (the “Prepayment Date”). Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent before 11:00 a.m. on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the applicable Term Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay the applicable Class of Term Loans owing to such Accepting Lenders shall be withdrawn from the applicable cash collateral account and applied ratably to prepay Term Loans owing to such Accepting Lenders in the manner described in Section 2.11(f) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained or applied as directed by the Borrower.

SECTION 2.12.     Fees.

(a)         The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate (as specified in the definition of “Applicable Rate”) on the actual daily amount of the Available Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates.  Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the last Business Day of March, June, September and December and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company (if prior to the occurrence of the Spin-Off) or the Borrower and the Administrative Agent.

(c)          All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in Section 2.06 or this Section 2.12) and immediately available funds, to the Administrative Agent (or to the L/C Issuers, in the case of fees payable thereto) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.     Interest.

(a)          The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Borrower and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Borrower and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate for the Revolving Loans). The Revolving Loans comprising each Alternative Currency Daily Rate Borrowing shall bear interest at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.  The Revolving Loans comprising each Alternative Currency Term Rate Borrowing shall bear interest at a rate per annum equal to the Alternative Currency Term Rate for the Interest Period for such Borrowing plus the Applicable Rate.  The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Borrowing, plus the Applicable Rate.  Following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), the Loans comprising each Daily SOFR Borrowing shall bear interest at a rate per annum equal to Daily SOFR plus the Applicable Rate for the Term SOFR Loans of the applicable Class.

(c)         Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)         Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan (or, following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), Daily SOFR Loan), or Alternative Currency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) for Borrowings denominated in Pounds Sterling and Euro shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (iii) in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  The applicable Alternate Base Rate, SOFR, Term SOFR, Daily SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(f)           Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14.     Alternate Rate of Interest.

(a)          If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of ABR Loans to Term SOFR Loans or an Alternative Currency Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.14(b) or Section 2.14(c) and the circumstances under clause (i) of Section 2.14(b) or of Section 2.14(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or Alternative Currency Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or Loans in the affected currencies, as applicable, or to convert ABR Loans to Term SOFR Loans or Loans in the affected currencies, as applicable, shall be suspended, in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice, which the Administrative Agent hereby agrees to do reasonably promptly following its determination (or the determination of the Required Lenders, as the case may be) that the aforementioned circumstances have ceased to exist.

Upon the Borrower’s receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans or Alternative Currency Loans or Borrowing of, or continuation of, Term SOFR Loans or Alternative Currency Loans to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that, if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(b)          Replacement of SOFR or SOFR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent demonstrable error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)          the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR (the date on which SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR or any then current SOFR Successor Rate for Dollars in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

Notwithstanding the foregoing paragraph, it is understood that, to the extent the Administrative Agent has determined that (x) Sections 2.14(b)(i) or (ii) is applicable with respect to one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate and (y) Daily SOFR is available, the Successor Rate for Term SOFR will be Daily SOFR plus the SOFR Adjustment, and the Daily SOFR plus the SOFR Adjustment shall replace Term SOFR on a date and time determined by the Administrative Agent, which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to Section 2.14(b)(ii) above, no later than the Scheduled Unavailability Date, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(c)         Replacement of Relevant Rate or Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent demonstrable error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)        the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 2.14  at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate” and, collectively with the SOFR Successor Rate, each, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)          Successor Rate.  The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time in accordance with the terms of this Agreement and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(e)         For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

SECTION 2.15.     Increased Costs.

(a)          If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement expressly reflected in the applicable interest rate) or L/C Issuer;

(ii)          impose on any Lender or L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender, such L/C Issuer or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender, such L/C Issuer or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such L/C Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such L/C Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered, as reasonably determined by the Administrative Agent or such Lender or L/C Issuer (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and in a manner that is generally consistent with the manner used for similarly situated customers of the Administrative Agent or such Lender or L/C Issuer under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent or such Lender or L/C Issuer, as applicable, then reasonably determines to be relevant).

(b)         If any Lender or L/C Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered, as reasonably determined by the Administrative Agent or such Lender or L/C Issuer (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and in a manner that is generally consistent with the manner used for similarly situated customers of the Administrative Agent or such Lender or L/C Issuer, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent or such Lender or L/C Issuer, as applicable, then reasonably determines to be relevant).

(c)          A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower contemporaneously with any demand for payment and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount due within thirty (30) days after receipt thereof.

(d)         Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s demand for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.     Break Funding Payments.  In the event of (a) the payment of any principal of any Loan (other than an ABR Loan) other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Loan (other than an ABR Loan) other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan (other than an ABR Loan) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Loan (other than an ABR Loan) other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense arising from such event.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each applicable Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Term SOFR or the applicable Relevant Rate used in determining the rate for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount due within thirty (30) days after receipt thereof.

SECTION 2.17.     Taxes.

(a)          Payments Free of Taxes.  All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower.  The Borrower shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)        Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority, if any, evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)        Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, in each case contemporaneously with such demand, shall be conclusive absent demonstrable error.

(e)          [Reserved].

(f)          Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as may permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)          Without limiting the generality of the foregoing:

(A)          any Lender that is a U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent  on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed copies of whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment under any Loan Document is effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner (e.g., a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of such direct and indirect partner(s); for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender shall submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant.

(C)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.  Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(f).

(g)         Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Loan Party, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the Recipient be required to pay any amount to any Loan Party pursuant to this Section 2.17(g) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.17(g) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)          The Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) properly completed and duly executed copies of either (i) if it is a U.S. Person, IRS Form W-9 (or any successor form) or (ii) if it is not a U.S. Person, a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form), together with the required accompanying documentation, evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), together with the required accompanying documentation with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax. Notwithstanding any other provision of this Section 2.17(h), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to provide as a result of a Change in Law.

(i)          Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)           Defined Terms.  For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” includes any L/C Issuer and any Swingline Lender, and the term “Loan Document” includes any Letter of Credit.  For purposes of this Section 2.17, the term “applicable Law” includes FATCA.

SECTION 2.18.     Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs.

(a)          The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, New York City time, in the city of the Administrative Agent’s Office for such currency, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Borrowing was made (or where such currency has been converted to Euros, in Euros) and (ii) to the Administrative Agent at the Administrative Agent’s Office for such currency, except payments to be made directly to an L/C Issuer or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Borrowing was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)          At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(c)          [Reserved].

(d)         If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans to any assignee or participant, other than to the Borrower.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.  For purposes of clause (b) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.18(d) shall be treated as having acquired an interest in such participation on the earlier date on which it acquired an interest in the Loan or Commitment, as applicable, to which such participation relates.

(e)          Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or L/C Issuers, as applicable, the amount due.

(f)          With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lender Recipient Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender Recipient Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Lender Recipient Party with respect to any amount owing under this clause (f) shall be conclusive, absent manifest error.

SECTION 2.19.     Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the good-faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, a Disqualified Institution or a Designated Person or invokes Section 2.27, (iv) any Revolving Lender shall reject a requested additional Alternative Currency, (v) the credit (or similar) rating of any Revolving Lender (or any Lender Parent thereof) by one or more of S&P or Moody’s or any other nationally recognized statistical rating organization shall at any time be lower than BBB/Baa2 (or the equivalent), (vi) any Revolving Lender (or any Lender Parent thereof) shall at any time have no credit (or similar) rating in effect by at least one such organization, (vii) as to any Lender, any Lender or its Lender Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (viii) any Lender that is a Swingline Lender or an L/C Issuer shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Revolving Commitment that the Administrative Agent has approved as contemplated by clause (x) of the proviso below or (C) fail to promptly approve an Additional Lender that the Administrative Agent has approved in the case of any Incremental Facilities as contemplated by Section 2.20 or (ix) any Lender is an Ineligible Institution at the time it becomes a Lender or any Lender assigns or participates (or purports to assign or participate) all or any portion of its Loans and/or Commitments to an Ineligible Institution or a Disqualified Institution in violation of Section 9.04 without the written consent of the Borrower, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) to the extent such consent would be required pursuant to Section 9.04(b), the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the L/C Issuers and the Swingline Lenders), which consent shall not unreasonably be withheld, delayed or conditioned, and (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20.     Incremental Facilities.

(a)          Request for increase. The Borrower may at any time or from time to time on and after the Closing Date, by notice to the Administrative Agent, request one or more (A) increases in the aggregate amount of Revolving Commitments (each such increase a “Incremental Revolving Commitment”, (B) increases of the principal amount of Incremental Term B Loans (each, a “Term B Loan Increase”), (C) an increase of the principal amount of Incremental Term A Loans (each, a “Term A Loan Increase”; each Term B Loan Increase and Term A Loan Increase, collectively, referred to as the “Term Loan Increases”), (D) one or more term A loan tranches (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto) to be made available to the Borrower (each, an “Incremental Term A Loan”) or (E) one or more term B loan tranches (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto) to be made available to the Borrower (each, an “Incremental Term B Loan”; each Incremental Term A Loan and Incremental Term B Loan, collectively, referred to as the “Incremental Term Loans”; each Incremental Term Loan, each Incremental Revolving Commitment and each Term Loan Increase, collectively, referred to as the “Incremental Facilities”); provided that:

(i)           the principal amount for all such Incremental Facilities shall not exceed the Incremental Available Amount;

(ii)          any such request for an Incremental Facility shall be in a minimum amount of $10,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section);

(iii)        no Incremental Revolving Commitment shall (A) increase the L/C Commitment or the Aggregate Revolving Commitment without the consent of each L/C Issuer under the Revolving Credit Facility (or, if such increase applies only to certain L/C Issuers pursuant to their agreement, such L/C Issuers), (B) increase the L/C Commitment of any L/C Issuer without the consent of such L/C Issuer or (C) increase the Swingline Sublimit without the consent of the Swingline Lender;

(iv)         (x) no Incremental Term A Loan shall mature earlier than the later of the latest ~~Term A Loan~~maturity date of any Incremental Term A Loan facility then in effect (if any) and the Maturity Date or have a shorter weighted average life to maturity than the longest remaining weighted average life to maturity of any Incremental Term A Loan facility then outstanding (if any) and (y) no Incremental Term B Loan shall mature earlier than the later of the Latest Maturity Date then in effect or have a shorter weighted average life to maturity than the longest remaining weighted average life to maturity of ~~the~~any Term ~~A~~ Loan facility then outstanding (if any); provided that at the option of Borrower, this clause (iv) shall not apply to any Permitted Bridge Indebtedness;

(v)          [reserved];

(vi)         each Incremental Term Loan shall be pari passu in right of payment, voting, security and/or (unless agreed to be paid after, or on a less than pro rata basis with, the Term Loans by the Lenders providing such Incremental Term Loan) prepayment with the Term Loans, including sharing in mandatory prepayments under Section 2.11(f) pro rata (or less than pro rata, if agreed by the Lenders providing such Incremental Term Loan) with the Term Loans;

(vii)      each Term A Loan Increase, Term B Loan Increase, each Incremental Term A Loan and each Incremental Term B Loan shall have an All-in Yield as determined by the Lenders providing such Incremental Facility and the Borrower;

(viii)      except as provided above and in Section 2.20(d), all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the applicable Term Loan facility, shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loan and the Borrower; and

(ix)         each Incremental Facility shall constitute Obligations hereunder and shall (i) be guaranteed pursuant to the Guaranty and, if secured, secured pursuant the Collateral Documents on a pari passu basis with the other Obligations hereunder or secured on a junior basis with the other Obligations hereunder, (ii) not have guarantees from any Person that is not a Loan Party and (iii) if secured, not be secured by assets other than the Collateral, provided that during an Investment Grade Period any Incremental Facility shall be unsecured.

(b)        Process for Increase.  Incremental Facilities may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.20 and otherwise on terms reasonably acceptable to the Borrower and the Administrative Agent, or by any Additional Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that:

(i)         the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Facility to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 9.04(b)(i)(B), and

(ii)        in the case of any Incremental Revolving Commitment, each L/C Issuer under the Revolving Credit Facility and the Swingline Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Incremental Revolving Commitment if such consent by the L/C Issuers or the Swingline Lender, as the case may be, would be required under Section 9.04(b)(i) for an assignment of Revolving Loans or Revolving Commitments to such Lender or proposed Additional Lender.

No Lender shall have any obligation to increase its Revolving Commitment~~, Term A Loan Commitment or Term A Loans,~~ or participate in any Incremental Term Loan, as the case may be (and any existing Lender that fails to respond to any request for an increase or an incremental loan within the requested time shall be deemed to have declined to provide any such increase or incremental loan), and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Facility, shall be required to effectuate such Incremental Facility.

(c)          Effective Date and Allocations.  The Administrative Agent and the Borrower shall determine the effective date of any Incremental Facility (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Facility and the Increase Effective Date.

(d)          Conditions to Effectiveness of Increase.

(i)          As a condition precedent to each Incremental Facility, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Law with respect to the Guaranty of a Guarantor, of each such Guarantor, dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower or Guarantor and (i) certifying and attaching the resolutions adopted by the Borrower or Guarantor approving or consenting to such Incremental Facility (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (ii) certifying that, before and upon giving effect to such increase (and assuming that the full amount of the commitments of such Incremental Facility is fully drawn),

(A)         the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 2.20, the representations and warranties contained Section 3.06(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.12(b) or (c), respectively; provided that in the case of any Incremental Term Loan or Term Loan Increase the proceeds of which are to be used to finance a Limited Condition Transaction permitted hereunder, to the extent agreed by the Lenders providing such Incremental Term Loan or Term Loan Increase, the representations and warranties the accuracy of which are a condition to the funding of such Incremental Term Loan or Term Loan Increase may be limited, at the option of the Borrower, to (1) customary specified representations (or such other formulation thereof as may be agreed by the lenders providing such Incremental Term Loan or Term Loan Increase), and (2) those representations of the acquired company in the applicable acquisition agreement that are material to the interests of the lenders under the Incremental Term Loan or Term Loan Increase and if breached would give the Borrower or its Affiliate the right to terminate or refuse to close under the applicable acquisition agreement, provided that in such a case, on the LCT Determination Date for such Limited Condition Transaction, and as a condition to the entering into of the definitive documentation for or the delivery of irrevocable notice of the applicable redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the LCT Determination Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date.

(B)          no Default or Event of Default shall exist and be continuing; provided that in the case of any Incremental Term Loan or Term Loan Increase the proceeds of which are to be used to finance a Limited Condition Transaction permitted hereunder, to the extent requested by the Borrower and agreed by the lenders providing such Incremental Term Loan or Term Loan Increase, (1) at the LCT Determination Date, no Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof and (2) on the Increase Effective Date, no Specified Default shall have occurred and be continuing or shall occur as a result of incurrence of such Incremental Facility;

(C)           the Borrower and its Restricted Subsidiaries shall be in pro forma compliance, upon giving effect to the incurrence of any such Incremental Facility (assuming that such Incremental Facility is fully drawn) with the Financial Covenants; provided that in the case of any Incremental Facility the proceeds of which are to be used to finance a Limited Condition Transaction, if the Borrower so requests, to the extent agreed by the Lenders providing such Incremental Term Loan or Term Loan Increase, such compliance may be measured at the LCT Determination Date (and Section 1.04(c) shall then apply); and

(ii)         To the extent that any Incremental Facility shall take the form of an Incremental Term A Loan, this Agreement shall be amended (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans), in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that the covenants, defaults and similar non-economic provisions applicable to any Incremental Term A Loan, taken as a whole, (1) shall not be materially more restrictive than the corresponding terms set forth in the then‑existing Loan Documents, taken as a whole, without the express written consent of the Administrative Agent, except to the extent (x) necessary to provide for additional or different covenants or other terms applicable only during the period after the Latest Maturity Date of each other then‑existing Loan, (y) such terms are added in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent, or (z) otherwise reasonably acceptable to the Administrative Agent and (2) shall not contravene any of the terms of the then existing Loan Documents; provided that the documentation governing any Incremental Term A Loans may include a financial maintenance covenant, it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term A Loan, no consent shall be required from the Administrative Agent or any of the existing Lenders to the extent that such financial maintenance covenant is (x) also added for the benefit of any existing Loans (other than any Incremental Term B Loans to the extent not otherwise subject to any financial maintenance covenant at such time) or (y) only applicable after the Latest Maturity Date in effect immediately prior to giving effect to such Incremental Term A Loan.  A certificate of the Borrower as to the satisfaction of the conditions described in this clause (ii) delivered at least five (5) Business Days prior (or such shorter period of time as the Administrative Agent may agree) to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (ii), shall be conclusive unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

(iii)        To the extent that any Incremental Facility shall take the form of an Incremental Term B Loan, this Agreement shall be amended (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans), in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that the covenants, defaults and similar non-economic provisions applicable to any Incremental Term B Loan, taken as a whole, (1) shall not be materially more restrictive than the corresponding terms set forth in the then‑existing Loan Documents, taken as a whole, without the express written consent of the Administrative Agent, except to the extent (x) necessary to provide for additional or different covenants or other terms applicable only during the period after the Latest Maturity Date of each other then‑existing Loan, (y) such terms are added in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent, or (z) otherwise reasonably acceptable to the Administrative Agent and (2) shall not contravene any of the terms of the then existing Loan Documents. A certificate of the Borrower as to the satisfaction of the conditions described in this clause (iii) delivered at least five (5) Business Days (or such shorter period of time as the Administrative Agent may agree) prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (iii), shall be conclusive unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

(iv)       Each Incremental Revolving Commitment shall have the same terms as the outstanding Revolving Loans and be part of the existing revolving credit facilities hereunder (it being understood that, if required to consummate an Incremental Revolving Commitment, the pricing, interest margin, rate floors and commitment fees shall be increased so long as such increases apply to the entire Revolving Credit Facility (provided additional upfront or similar fees may be payable to the Lenders participating in the Incremental Revolving Commitment without any requirement to pay such amounts to Lenders holding existing Revolving Commitments)). Upon the establishment of each Incremental Revolving Commitment (x) each Lender having a Revolving Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, a “Incremental Revolving Commitment Lender”) in respect of such increase, and each such Incremental Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit under the Revolving Credit Facility and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in such Letters of Credit and (ii) participations hereunder in Swingline Loans, will, in each case, equal each Revolving Lender’s Applicable Percentage (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Loans outstanding, the Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from such Incremental Revolving Commitment, and the Borrower shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 2.16 in connection with such payments among the Lenders as if such payments were effected by prepayments of Revolving Loans.

(v)          Each Term Loan Increase may be part of the existing Incremental Term A Loan facility or the existing Incremental Term B Loan facility, as applicable, and shall have the same terms (except for pricing, including interest rate margins, upfront fees and original issue discount) as the outstanding Incremental Term A Loans or Incremental Term B Loans, as applicable~~; provided that, as of the Increase Effective Date with respect to any Term Loan Increase, the amortization schedule set forth in Section 2.10(b)(i) or (b)(ii), as applicable, shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date~~. Such amendment may be signed by the Administrative Agent on behalf of the Lenders.

(e)          The Incremental Facilities shall be documented by an amendment or amendment and restatement of this Agreement (each, an “Incremental Amendment”) executed by the Administrative Agent, the Loan Parties and the Persons providing the Incremental Facilities (but no other existing Lender), and the Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20.

(f)           This Section 2.20 shall supersede any provisions in Section 2.18(d) or Section 9.02 to the contrary.

SECTION 2.21.     Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non‑appealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 2.22.     Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)         any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an L/C Issuer and/or a Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by any  Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)          the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Required Financial Covenant Lenders~~,~~ or the Required Revolving ~~Lenders or the Required Term A~~ Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall not, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d)          if any Swingline Exposure exists or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i)           all or any part of the Swingline Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and L/C Obligations do not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, either (A) procure the reduction or termination of the Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) or (B) Cash Collateralize for the benefit of the L/C Issuers only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(o) for so long as such L/C Obligations are outstanding;

(iii)        if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.06 with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv)         to the extent that the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the Letter of Credit Fees payable to the Lenders pursuant to Section 2.06(j) shall to the same extent be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)          if all or any portion of such Defaulting Lender’s L/C Obligations is not reallocated, reduced, terminated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.06(j) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuers until and to the extent that such L/C Obligations are reallocated, reduced, terminated and/or Cash Collateralized; and

(e)         so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or prepaid, reduced, terminated and/or Cash Collateralized in accordance with Section 2.22(d), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) an L/C Issuer or a Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the L/C Issuers, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lenders or the L/C Issuers, as the case may be, to defease any risk to the Swingline Lenders or the L/C Issuers in respect of such Lender hereunder relating to Swingline Exposure and/or L/C Obligations.

In the event that the Administrative Agent, the Borrower, the Swingline Lenders and the L/C Issuers agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.23.     Extension of Maturity Date.

(a)         Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) at any time, request that each applicable Lender extend such Lender’s Revolving Credit Maturity Date or ~~Term A Loan Maturity Date, as the case may be~~the maturity date of any other Class of Loans, as applicable (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date” and the date on which such extension becomes effective (which date shall be not less than 30 days after the date of such extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its reasonable discretion upon request by the Borrower)), the “Extension Date”) that is after the Applicable Maturity Date then in effect with respect to such Class for such Lender.  For the avoidance of doubt, the Borrower may request extensions of any Class without requesting an extension of the other Class.

(b)          Lender Elections to Extend.  Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (which shall be irrevocable unless the Borrower otherwise consents in writing in its sole discretion) given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”).  Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Applicable Maturity Date.

(c)          Notification by Administrative Agent.  The Administrative Agent shall notify the Borrower of each applicable Lender’s determination under this Section promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is 15 days prior to the applicable proposed Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)         Additional Commitment Lenders.  The Borrower shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Lender” (in the case of any extension of the Revolving Credit Maturity ~~Date), as a “Term A Lender” (in the case of any extension of the Term A Loan Maturity~~ Date) under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent (in each case, such approval not to be unreasonably withheld, conditioned or delayed) in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Borrower or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment ~~and/or Term A Loans, as the case may be~~ (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Commitment ~~and/or its outstanding Term A Loans, as applicable,~~ so assumed shall be in addition to such Lender’s Revolving Commitment ~~and/or its outstanding Term A Loans, as applicable,~~ hereunder on such date).  Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender; provided that the Borrower consents thereto in writing in its sole discretion.  The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.

(e)          Minimum Extension Requirement.  If (and only if) the total of the applicable Revolving Commitments or the applicable outstanding Term Loans of the Lenders of the applicable Class that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Commitments or the applicable newly assumed outstanding Term Loans of the applicable Class of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Commitments or the applicable outstanding Term Loans, as applicable, in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Applicable Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Lender” ~~or a “Term A Lender”~~, as the case may be, for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Revolving Lender ~~and/or Term A Lender~~, as the case may be, hereunder and shall have the obligations of a Revolving ~~Lender and/or Term A~~ Lender, as the case may be, hereunder.

(f)          Conditions to Effectiveness of Extension.  Notwithstanding the foregoing, any extension of any Maturity Date pursuant to this Section 2.23 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless:

(i)           no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)        the representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the applicable Extension Date and immediately after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)       the Administrative Agent shall have received a certificate from the Borrower signed by a Financial Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower and the Borrower approving or consenting to such extension (or to the extent the resolutions delivered on the Closing Date approve such matters, a certification from the Borrower and the Borrower that the resolutions delivered on the Closing Date remain in full force and effect and have not been amended or otherwise modified since the adoption thereof).

(g)         Maturity Date for Non-Extending Lenders.  On the Applicable Maturity Date of each Non-Extending Lender, (i) to the extent of the Revolving Commitments and Term Loans of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any Loans of the applicable Class outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans of the applicable Class ratable with any revised Applicable Percentages of the respective Lenders of such Class effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the applicable Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)          Conflicting Provisions.  This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.24.     Permitted Refinancing Amendment.

(a)        Permitted Refinancing Amendment.  At any time after the Closing Date, the Borrower may obtain, from any Lender or any Permitted Refinancing Lender, Permitted Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments then outstanding under this Agreement, in the form of Permitted Refinancing Loans or Permitted Refinancing Commitments, in each case pursuant to a Permitted Refinancing Amendment; provided, notwithstanding anything to the contrary in this Section 2.24 or otherwise (i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Permitted Refinancing Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Permitted Refinancing Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Permitted Refinancing Revolving Commitments after the date of obtaining any Permitted Refinancing Revolving Commitments shall be made on a pro rata basis with all Revolving Commitments outstanding at such time, (ii) all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments, (iii) assignments and participations of Permitted Refinancing Revolving Commitments and Permitted Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (iv) the Permitted Refinancing Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Permitted Refinancing Amendment.

(b)        Terms, Etc.  The terms, provisions and documentation of any Permitted Refinancing Loans and Permitted Refinancing Commitments shall be subject to the limitations set forth in the definition of “Permitted Refinancing”.

(c)         Minimum Amounts.  Each issuance of Permitted Credit Agreement Refinancing Indebtedness under Section 2.24(a) shall be in an aggregate principal amount that is not less than $10,000,000, and an integral multiple of $1,000,000 in excess thereof.

(d)          Conditions Precedent.  The effectiveness of any Permitted Refinancing Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01, (ii) customary legal opinions reasonably acceptable to the Administrative Agent and (iii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Permitted Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(e)         Effectiveness.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Permitted Refinancing Loans and/or Permitted Refinancing Commitments).

(f)          Necessary Amendments.  Any Permitted Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24 and each of the parties hereto hereby consents to the transactions contemplated by this Section 2.24  (including, for the avoidance of doubt, payment of interest, fees or premium in respect of any Permitted Credit Agreement Refinancing Indebtedness on such terms as may be set forth in the relevant Permitted Refinancing Amendment in accordance with this Section 2.24).

(g)          Conflicting Provisions. This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.25.    Designated Lenders.  Each of the Administrative Agent, each L/C Issuer, each Swingline Lender and each Lender at its option may make any Loan or otherwise perform its obligations hereunder through any lending office and each ~~Term A Lender and each~~ Revolving Lender may make any Revolving Loan~~, Term A Loan~~ or otherwise perform its obligations hereunder in relation to the Revolving Credit Facility ~~and Term A Loans~~ through a domestic or foreign branch office or Affiliate of such ~~Term A Lender or~~ Revolving Lender~~, as applicable~~ (such lending office, domestic or foreign branch office of Affiliate, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the Borrower to repay any Borrowing in accordance with the terms of this Agreement.  Any Designated Lender who has funded any Borrowing shall be considered a Lender; provided that designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement.

SECTION 2.26.     [Reserved].

SECTION 2.27.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans (or, following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), Daily SOFR Loans) or to convert ABR Loans to Term SOFR Loans (or, following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), Daily SOFR Loans) shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist, at which time such Lender shall promptly notify the Administrative Agent and the Borrower, and such Lender’s obligation to make such Loans shall be reinstated.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), either prepay all Term SOFR Loans (or, following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), Daily SOFR Loans) or Alternative Currency Loans of such Lender, as applicable, in the affected currency or currencies or convert (x) all Term SOFR Loans (or, following the replacement of Term SOFR with Daily SOFR, as set forth in Section 2.14(b), Daily SOFR Loans) of such Lender to ABR Loans  (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate) or (y) all Alternative Currency Loans of such Lender, as applicable, in the affected currency or currencies to ABR Loans denominated in Dollars in the Dollar Amount of such outstanding Alternative Currency Loan, in each case, immediately, or, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans to such day or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, at which time such Lender shall promptly notify the Administrative Agent and the Borrower, and the Administrative Agent shall return to computing interest rates based upon Term SOFR for such Lender.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.  If the obligation of any Lender to make or maintain any Loans has been terminated or suspended pursuant to the provisions of this Section, the Borrower may elect, by giving notice to such Lender through the Administrative Agent, that all Loans which would otherwise be made or maintained by such Lender based upon SOFR, as applicable, instead be made or maintained as ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate) made to or maintained for, as applicable, the Borrower.

ARTICLE III

Representations and Warranties

The Loan Parties represent and warrant as of the Closing Date (and as of each date as and to the extent required under Section 4.02) to the Administrative Agent and the Lenders that:

SECTION 3.01.   Existence, Qualification and Power.  Each Loan Party (a) is a legal entity duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction of its organization, (b) is duly qualified in every jurisdiction in which such qualification is required and (c) has all requisite power and authority (including, without limitation, all material Governmental Authorizations, which Governmental Authorizations are current and valid) to (i) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated herein and therein and (ii) own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except in the case of clauses (b) and (c)(ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.   Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate (or other) powers, have been duly authorized by all necessary corporate (or other) action, and do not (a) contravene such Loan Party’s Organization Documents, (b) violate any law, rule, regulation (including, without limitation, Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award, the violation of which could reasonably be expected to have a Material Adverse Effect, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, or other instrument binding on or affecting any Loan Party, any of its Restricted Subsidiaries or any of their properties the effect of which could reasonably be expected to result in a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Restricted Subsidiaries (other than any Lien created pursuant to the Loan Documents or Permitted Liens on Collateral which secure pari passu Indebtedness permitted hereunder).  No Loan Party or any of its Restricted Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

SECTION 3.03.    Governmental Authorization; Other Consents.  No Governmental Authorization, and no notice to or filing with, any Governmental Authority is required to be made or obtained by any Loan Party for the due execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party, except (a) those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the transactions contemplated by the Loan Documents and (b) for filings necessary to perfect Liens created pursuant to the Loan Documents.

SECTION 3.04.     Binding Effect.  This Agreement has been, and each other Loan Document when delivered will have been, duly executed and delivered by each Loan Party.  This Agreement is, and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

SECTION 3.05.     Litigation.  There is no action, suit, investigation, litigation or proceeding against any Loan Party or any of its Restricted Subsidiaries pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.

SECTION 3.06.     Financial Statements; No Material Adverse Effect.

(a)          The Borrower has heretofore furnished to the Administrative Agent and the Lenders the Audited Financial Statements.  Such financial statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the period covered thereby.

(b)          The Borrower has heretofore furnished to the Administrative Agent and the Lenders the Unaudited Financial Statements. The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)         Since the date of the most recent Audited Financial Statements, there has been no change in the operations, business, assets, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, that has had a Material Adverse Effect.

SECTION 3.07.    Disclosure.  No written information, exhibit or report (other than forward looking statements, projections or information of a general economic nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents (as modified or supplemented by other information so furnished from time to time, including updates reflected in SEC filings), taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not materially misleading (when taken as a whole), in each case, as of the date stated therein; provided that with respect to projected financial information, the Loan Parties represent only that such information was proposed in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections are subject to uncertainties and contingencies beyond the control of the Loan Parties and their Subsidiaries and that no assurances can be given that such projections will be realized. As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

SECTION 3.08.     Margin Regulations.  Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in each case, in violation of Regulation U.

SECTION 3.09.     Investment Company Act.  No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 3.10.    Solvency.  Immediately before and upon giving effect to the Transactions on the Closing Date and the making of each Loan on the Closing Date and the application of the proceeds of such Loans on the Closing Date,  Borrower is, together with its Restricted Subsidiaries, Solvent.

SECTION 3.11.     ERISA Compliance.

(a)         Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each ERISA Affiliate have complied with their obligations under the Pension Funding Rules with respect to each Plan subject to Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to Pension Funding Rules has been made with respect to any Plan.

(b)          There are no pending or, to the knowledge of a Responsible Officer of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event or Foreign Plan Event likely to result in a material liability for any Loan Party has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (iii) none of the Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (iv) none of the Borrower or any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; and (v) no Plan has been terminated by the plan administrator thereof pursuant to Section 4041(c) of ERISA.

SECTION 3.12.     Environmental Compliance.  There are no facts, circumstances or conditions in any way relating to the past or present business or operations of the Borrower and its Restricted Subsidiaries or, to the knowledge of a Responsible Officer of the Borrower, any of their respective predecessors (including with respect to the Release of any wastes, Hazardous Materials or other materials), or to any past or present property of the Borrower or any of its Restricted Subsidiaries, that could reasonably be expected to give rise to any, or that have given rise to any, Environmental Liability or to any claim, proceeding or other liability under or relating to any Environmental Law, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13.    Taxes.  Except for failures that would not, individually or in the aggregate, have a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries (a) has timely filed all Tax returns that were required to have been filed by it, taking into account any valid extension thereof and (b) has paid all Taxes that were required to have been paid by it (including in its capacity as a withholding agent) to the extent due and payable, except, in each case, for any such Tax that is currently being contested in good faith by appropriate action and for which adequate reserves have been established in accordance with GAAP.

SECTION 3.14.     Use of Proceeds.

(a)          All proceeds of the Term Loans made on the Closing Date will be used only to finance the Special Payment and to pay fees and expenses in connection with the Transactions.

(b)          All proceeds of the Revolving Loans and the Swingline Loans will be used only to finance the Special Payment, for working capital and general corporate purposes of the Borrower and its Subsidiaries and to pay fees and expenses in connection with the Transactions; provided that the amount of Revolving Loans drawn on the Closing Date shall not exceed $75,000,000.  All Letters of Credit will be issued only to support working capital and general corporate purposes of the Borrower and its Subsidiaries.

SECTION 3.15.     Anti-Corruption Laws; Anti-Money Laundering Laws; Anti-Terrorism Laws; OFAC.

(a)        The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by itself and its Restricted Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws and Regulations in all material respects.

(b)          The Borrower and each Restricted Subsidiary thereof, their respective officers and employees, and, to the knowledge of an executive officer of the Borrower, their respective directors and agents acting or directly benefiting in any capacity in connection with any credit facility under this Agreement are in compliance in all material respects with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws, applicable Sanctions Laws and Regulations.

(c)        None of the Borrower or any Restricted Subsidiary thereof nor, to the knowledge of an executive officer of the Borrower, their respective directors, officers, employees or agents acting or directly benefiting in any capacity in connection with any credit facility under this Agreement is a Designated Person (other than any Person domiciled, organized or resident in any Sanctioned Country or the Government of Venezuela not in violation of Sanctions Laws and Regulations or any other Person 50% or more owned or controlled, directly or indirectly, by such Person).

SECTION 3.16.     Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.

SECTION 3.17.    Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid perfected Liens on all the Collateral to the extent required thereby in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral to the extent required thereby, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral to the extent required thereby except in the case of (a) Permitted Liens and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent is not required to have possession pursuant to the Loan Documents and has not obtained or does not maintain possession of such Collateral.

ARTICLE IV

Conditions

SECTION 4.01.     Closing Date.  The effectiveness of this Agreement and the initial extension of credit hereunder on the Closing Date is subject to satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a)          Executed Counterparts.  The Administrative Agent (or its counsel) shall have received:

(i)           from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)         Counterpart, duly executed by each party thereto, of (A) the Security Agreement, (B) each required Intellectual Property Security Agreement (as defined in the Security Agreement) and (C) the Perfection Certificate;

(iii)        duly executed copies of the other Loan Documents to the extent required to be executed on or prior to the Closing Date and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the effectiveness of this Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit B.

(b)         Opinion of Counsel to the Loan Parties.  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated as of the Closing Date) of Foley & Lardner LLP, special counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, this Agreement and the Transactions as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)          Organizational Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (as applicable) of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents (to the extent required to be executed on or prior to the Closing Date) or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and set forth on Exhibit B hereto.

(d)          Registration Statement.  The Administrative Agent shall have received the Registration Statement, and all amendments, supplements and modifications thereto from time to time, filed with the SEC with respect to the Spin-Off, including audited combined carve-out financial statements of the Borrower that satisfy the rules and requirements of the SEC (the “Audited Financial Statements”) and are otherwise reasonably satisfactory to the Administrative Agent.

(e)          Third Party Debt.  On the Closing Date, immediately after giving effect to the Transactions, neither the Borrower nor any of its Restricted Subsidiaries shall have any third party Debt other than any such Debt permitted by this Agreement to remain outstanding on the Closing Date.

(f)          Closing Date Transactions.  The Transactions shall have been consummated on the Closing Date or shall be consummated substantially concurrently with the funding of the Term Loans on the Closing Date.

(g)         Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.01(e), 4.01(f), 4.02(a) and 4.02(b).  The Administrative Agent shall be entitled to conclusively rely on such certificate in making a determination of the satisfaction of the conditions set forth in Sections 4.01(e), 4.01(f), 4.02(a) and 4.02(b).

(h)          Fees and Expenses.  All fees and expenses due and payable to the Administrative Agent, the Lenders and their respective Affiliates and required to be paid on or prior to the Closing Date shall have been paid or shall have been authorized to be deducted from the proceeds of the initial Loans, so long as any such fees or expenses not expressly set forth in the fee letters related to this Agreement or one or more of the credit facilities hereunder entered into by the Company (or the Borrower) and the Administrative Agent, the Lenders and/or their respective Affiliates in connection with the Transactions have been invoiced not less than one (1) Business Day prior to the Closing Date (except as otherwise agreed by the Borrower).

(i)          Information.  To the extent reasonably requested at least ten (10) Business Days prior to the Closing Date, (x) the Borrower shall have provided to the Administrative Agent and each requesting Lender, and the Administrative Agent and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the Closing Date and (y) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in relation to such Loan Party at least three (3) Business Days prior to the Closing Date.

(j)          Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate substantially in the form of Exhibit C, dated the Closing Date and signed by the chief financial officer of the Borrower.

(k)         Security Interest. Each Loan Party shall cause all of the owned property (whether personal, tangible, intangible, or mixed, but excluding the Excluded Assets) of such Loan Party to be subject to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations to the extent required by and in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.01 and to post-closing actions permitted by Section 5.16, including (x) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of intercompany notes, stock certificates and instruments, in each case to the extent required by the Collateral Documents and (y) with respect to each Loan Party, delivery to the Administrative Agent of Uniform Commercial Code financing statements in a form appropriate for filing in the state of organization of such Loan Party.

(l)         Unaudited Financial Statements. Unaudited condensed combined statements of operations of the Borrower for the three months ended March 31, 2023 and 2022, condensed combined statements of comprehensive income (loss) of the Borrower for the three months ended March 31, 2023 and 2022, condensed combined balance sheet of the Borrower as of March 31, 2023 and condensed combined statements of cash flows of the Borrower for the three months ended March 31, 2023 and 2022 (such financial statements, collectively, the “Unaudited Financial Statements”).

(m)       Lien Searches. The Administrative Agent shall have received the results of a search of the Uniform Commercial Code, tax, judgment and other customary lien searches, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the Closing Date, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02.    Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each L/C Issuer to issue, increase or extend any Letter of Credit, is subject to the occurrence of the Closing Date and the satisfaction of the following conditions:

(a)         Except as set for in Section 1.04 in connection with a Limited Condition Transaction, the representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date.

(b)         Except as set for in Section 1.04 in connection with a Limited Condition Transaction, at the time of and immediately after giving effect to such Borrowing or the issuance, increase or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)          If applicable, the Administrative Agent shall have received a Borrowing Request.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Commencing on the Closing Date and until the Termination Date Conditions have been satisfied, each Loan Party will:

SECTION 5.01.    Compliance with Laws.  (i) Comply, and cause each of its Restricted Subsidiaries to comply with all applicable Laws and (ii) comply, and cause each of its ERISA Affiliates to comply, with their obligations under the Pension Funding Rules with respect to each Plan subject to Pension Funding Rules, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and maintain policies and procedures reasonably designed to promote and achieve compliance by itself, each of its Restricted Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions Laws and Regulations in all material respects.

SECTION 5.02.     Payment of Obligations.  Except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become a Lien upon its property (other than Liens permitted under Section 6.01); provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith and by appropriate action and as to which appropriate reserves have been established in accordance with GAAP.

SECTION 5.03.     Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Restricted Subsidiaries to comply, with all applicable Environmental Laws and Environmental Permits and (ii) obtain and renew, and cause each of its Restricted Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties.

SECTION 5.04.     Maintenance of Insurance.  Maintain with carriers (that are not Affiliates of the Borrower) reasonably believed by the Borrower to be financially sound and reputable at the time the insurance is procured, insurance with respect to its and its Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the Borrower and its Restricted Subsidiaries may self-insure against such risks and in such amounts customary in the industry of the Borrower and its Restricted Subsidiaries; provided further that, subject to Section 5.16, all such insurance shall (a) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (or 10 days’ prior notice for non-payment) and (b) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

SECTION 5.05.     Preservation of Existence, Etc.  Except as otherwise permitted by this Agreement or as otherwise agreed by the Administrative Agent in its sole discretion, preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain (a) its existence and (b) its rights, permits, licenses, approvals, privileges and franchises; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to preserve any right, permit, license, approval, privilege or franchise if the preservation thereof is no longer necessary or desirable in the normal conduct of the business of the Borrower or such Restricted Subsidiary, as the case may be, and if the loss thereof could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.     Inspection Rights.  At any reasonable time and from time to time during normal business hours and following reasonable prior notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives of the Administrative Agent, to examine and make copies of and abstracts from the records and books of account of the Borrower or any other Restricted Subsidiary (other than materials protected by attorney-client privilege or that a Restricted Subsidiary may not disclose without violation of a confidentiality obligation binding on it or subject to any other data protection laws) and visit the properties of the Borrower and any other Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Restricted Subsidiary with any of their officers, directors and/or, in the presence of the Borrower if the Borrower shall so request, independent public accountants, all at the expense of such Lender or, if applicable, the Administrative Agent and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower and on only one occasion during any Fiscal Year; provided that, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours, as often as may be reasonably desired and without advance notice.  Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document none of the Borrower or any of its Restricted Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (x) in respect of which disclosure to the Administrative Agent, any Lender or their agents or representatives is then prohibited by applicable law or any agreement binding on the Borrower or its Restricted Subsidiaries, (y) that is protected from disclosure by the attorney-client privilege or the attorney work product doctrine or (z) that constitutes non-financial trade secrets or non-financial proprietary information (collectively, the “Disclosure Exceptions”).

SECTION 5.07.    Books and Records.  Keep, and cause each of its Restricted Subsidiaries to keep, books of record and account sufficient to permit the preparation of Consolidated financial statements in conformity with GAAP.

SECTION 5.08.     Maintenance of Properties.  Except as otherwise expressly permitted by this Agreement, maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are useful and necessary in the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09.    Transactions with Affiliates.  Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and, when taken as a whole, substantially no less favorable to the Borrower and its Restricted Subsidiaries than they would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, other than the following:

(a)          transactions between or among the Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(b)         transfer pricing transactions in the ordinary course of business on terms providing for the Borrower and its Restricted Subsidiaries to recover, in the aggregate, their costs (plus any arm’s length profit mark-up) in respect of any transferred product;

(c)          transactions permitted under this Agreement, including, without limitation, any transactions permitted under Section 6.04, Dispositions permitted under Section 6.05, Investments permitted under Section 6.06, Restricted Payments permitted under Section 6.07 and voluntary or optional prepayments or redemptions, purchases, defeasements of Junior Financing permitted under Section 6.11;

(d)          customary transactions with (including any Investment in or relating to) any Receivables Subsidiary as part of any Receivables Facility;

(e)          transactions with Affiliates for the purchase, sale, or lease of goods in the ordinary course of business for less than fair market value, but for not less than cost;

(f)          any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Borrower;

(g)         the payment of fees, advances, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower and any of its Restricted Subsidiaries in the ordinary course of business;

(h)         the Borrower or any Restricted Subsidiary may make equity contributions, and/or intercompany loans that have below market interest rates, to any Restricted Subsidiary, so long as any such intercompany loan is payable upon demand and this Agreement does not otherwise prohibit any such equity contribution or intercompany loan;

(i)          (A) any employment agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(j)         transactions between the Borrower or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower or any Restricted Subsidiary of the Borrower; provided, however, that (i) such director abstains from voting as a director of the Borrower or the applicable Restricted Subsidiary on any matter involving such other Person and (ii) such Person is not an Affiliate of the Borrower or any Restricted Subsidiary for any reason other than such director’s acting in such capacity;

(k)          transactions, agreements and arrangements in existence or committed, as set forth on Schedule 5.09, and, in each case, any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Borrower in good faith);

(l)           transactions for cash management and other management services for Subsidiaries on customary terms;

(m)        transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor of nationally recognized standing stating that such transaction is (i) fair to the Borrower or such Restricted Subsidiary from a financial point of view or (ii) on terms that are fair and reasonable and, when taken as a whole, substantially no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(n)          any payments or other transaction pursuant to any tax sharing agreement between the Borrower and any other Person with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes; provided that (i) such payments shall not exceed the amount of any such taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Borrower had filed a consolidated return on behalf of an affiliated group of which it were the common parent and of which the includable Subsidiaries were members for all applicable tax periods, (ii) payments with respect to the taxable income of Unrestricted Subsidiaries shall be permitted only to the extent that cash distributions were made by any Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose and (iii) any such payments shall only be permitted to the extent they relate to Taxes that are paid after the Closing Date (“Consolidated Tax Payments”); and

(o)         the Spin-Off Transactions entered on or before the Closing Date to the extent (i) described in the Registration Statement, (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and (x) filed by the Borrower with the SEC and/or (y) obtained by the Company or the Borrower from the IRS or (iii) not materially adverse to the Administrative Agent and the Lenders.

Nothing in this Section 5.09 shall impair or prevent any allocation of expenses among the Borrower and its Restricted Subsidiaries; provided that such allocation is made on a reasonable basis.

SECTION 5.10.     Covenant to Guarantee Obligations and Provide Security.

(a)          The Borrower shall cause all of the owned property (whether personal, tangible, intangible, or mixed, but excluding the Excluded Assets) of the Borrower and each Domestic Subsidiary (other than any Excluded Subsidiary) to be subject to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations to the extent required by and in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.01, including Liens in favor of the Administrative Agent for the benefit of the Secured Parties encumbering the issued and outstanding Equity Interests of each Pledge Subsidiary; provided that in the case of a Pledge Subsidiary that is a CFC Holding Company or a CFC, such Liens shall be limited to 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

(b)         In respect of any Domestic Subsidiary (other than any Excluded Subsidiary) formed or acquired after the Closing Date, on or prior to the 60th day following the formation or acquisition of such Restricted Subsidiary (or such later date as the Administrative Agent may agree to in its reasonable discretion), cause:

(i)          each such Person to deliver to the Administrative Agent a Guaranty Supplement and a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Person agrees to be bound by the terms and provisions thereof, such Guaranty Supplement and joinder to the Security Agreement to be accompanied by a supplement to the Perfection Certificate (to be supplemented in respect of each such Person only), appropriate corporate resolutions, other corporate documentation and legal opinions reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and

(ii)         all of the owned property (whether personal, tangible, intangible, or mixed, but excluding the Excluded Assets) of each such Person to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations to the extent required by and in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.01.

(c)          Execute and deliver, and cause each Restricted Subsidiary to execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.

(d)         If any assets are acquired by a Loan Party on or after the Closing Date with an aggregate value in excess of $5,000,000 (other than (x) assets constituting Collateral under any Collateral Document that become subject to the Lien under such Collateral Document upon acquisition thereof and (y) Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, such Loan Party will (i) cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Borrower.

(e)          If and when a Domestic Subsidiary ceases to be an Excluded Subsidiary, cause such Domestic Subsidiary to comply with the provisions and requirements of this Section 5.10 (including, for the avoidance of doubt, Section 5.10(b)) as set forth above within 60 days of such cessation (or by such later date as the Administrative Agent may permit in its discretion).

(f)          Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, (1) no Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect any Liens in the Collateral by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant jurisdiction, (B) filings in United States government offices with respect to intellectual property to the extent required by the Collateral Documents, (C) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of intercompany notes, stock certificates and instruments, in each case to the extent required by the Collateral Documents or (D) necessary perfection steps with respect to commercial tort claims and letter of credit rights that constitute Collateral or (ii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States; and (2) none of the Loan Parties shall be required to enter into any control agreement with respect to any deposit account, securities account, commodity account or other account.

(g)          This Section 5.10 is subject in all respects to the terms of Section 9.20.

SECTION 5.11.     Use of Proceeds.  Use the proceeds of the Loans only as provided in Section 3.14.

SECTION 5.12.     Reporting Requirements.  Furnish to the Administrative Agent and the Lenders:

(a)          Default Notices.  As soon as possible and in any event within five Business Days of a Responsible Officer of the Borrower obtaining knowledge of the occurrence of a Default or Event of Default which is continuing, a statement of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b)         Annual Financials.  As soon as available and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2023), (i) a copy of the annual audit report for such Fiscal Year for the Borrower, including Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by a report and opinion of independent public accountants of recognized standing, which shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than such a qualification or exception that is solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered) to the effect that such Consolidated financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Borrower on a Consolidated basis in accordance with GAAP; provided that, if the independent auditor’s report with respect to such Consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Borrower’s system of internal controls over financial reporting due to the exclusion of any acquired business from the management report on internal controls over financial reporting made pursuant to Item 308 of Regulation S-K of the SEC, to the extent such exclusion is permitted under provisions published by the SEC; provided further that, if applicable, the independent auditor’s report may contain references to independent audits performed by other independent public accountants of recognized national standing as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor standard under GAAP; (ii) a Compliance Certificate, which shall include a statement from a Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (iii) customary management discussion and analysis of operating results.

(c)          Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (commencing with the Fiscal Quarter ending June 30, 2023), (i) Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter, Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower on a Consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and (ii) a Compliance Certificate, which shall include a statement from a Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (iii) customary management discussion and analysis of operating results.

(d)         Necessary Adjustments. In the event that any Unrestricted Subsidiaries exist at such time, then simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (b) and (c) above, a summary statement, prepared in good faith by a Responsible Officer of Borrower, reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements.

(e)       Litigation.  Promptly after a Responsible Officer of the Borrower has knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority against any Loan Party or any of its Restricted Subsidiaries that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.

(f)         ERISA.  Promptly and in any event within 10 Business Days of any Responsible Officer of the Borrower obtaining knowledge of the occurrence of any ERISA Event or Foreign Plan Event or the incurrence of a Withdrawal Liability to a Multiemployer Plan, in each case that could reasonably be expected to have a Material Adverse Effect, a statement of a Responsible Officer of the Borrower describing such ERISA Event, Foreign Plan Event or Withdrawal Liability and the action, if any, that the applicable Loan Party or ERISA Affiliate has taken and proposes to take with respect thereto.

(g)        Other Information.  (i) Documentation and other information in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request and (ii) subject to the Disclosure Exceptions, such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Loan Party as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

(h)          Important Events.  Within five Business Days of any Responsible Officer of the Borrower acquiring knowledge of any event that could reasonably be expected to have a Material Adverse Effect, notice of such event.

Documents required to be delivered pursuant to Section 5.12(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC), including related management discussion and analysis of operating results, may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Internet in the investors’ relations section of the Borrower’s website; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which such documents are posted on the website of the SEC at http://www.sec.gov (or any successor website); provided that (A) upon request of the Administrative Agent or any Lender, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, as applicable, and (B) the Borrower shall notify the Administrative Agent (by facsimile, electronic mail or otherwise) of the posting of any such documents under the foregoing clause (i) or (ii).  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above and, in any event, shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.  Notwithstanding the above, if any report, certificate or other information required under this Section is due on a day that is not a Business Day, then such report, certificate or other information shall be required to be delivered on the first day after such day that is a Business Day.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Bookrunners and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrower or its respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Bookrunners, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of an Approved Electronic Platform designated “Public Side Information”; and (z) the Administrative Agent, each Bookrunner and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of an Approved Electronic Platform not designated “Public Side Information”.  Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark any Borrower Materials “PUBLIC”.  The Borrower acknowledges and agrees that the DQ List does not constitute material non-public information and shall be posted promptly to all Lenders by the Administrative Agent (including any updates thereto from time to time).

SECTION 5.13.    Maintenance of Ratings.  For so long as any of the Incremental Term B Loans and a term B loan tranche of Permitted Refinancing Term Loans are outstanding, use commercially reasonable efforts to cause the outstanding Incremental Term B Loans, term B loan tranche of Permitted Refinancing Term Loans and the Borrower to become and continue to be rated by at least two of S&P, Moody’s and Fitch; provided, however, that, in each case, no Loan Party shall be required to obtain or maintain any specific rating.

SECTION 5.14.    Lender Calls.  At the written request of the Administrative Agent, host quarterly conference calls (at a time mutually agreed upon by the Borrower and the Administrative Agent but, in any event, no earlier than the Business Day following the delivery of the applicable financial information pursuant Sections 5.12(b) and (c)) with Lenders who choose to attend such conference calls to discuss the results of operations of the Borrower and its Subsidiaries for the previous fiscal quarter (it being agreed that the Borrower’s quarterly and annual “earnings” calls or other calls with public equity holders of the Borrower that are open to the Lenders are deemed to satisfy this requirement).

SECTION 5.15.    Designation of Unrestricted and Restricted Subsidiaries.  The Borrower may designate (such designation, a “Subsidiary Designation”), at any time, any Subsidiary (other than any Subsidiary that was previously an Unrestricted Subsidiary) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying such designation; provided that:

(a)          both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)          the Borrower shall be in pro forma compliance, upon giving effect to such designation, with the Financial Covenants as of the last day of the most recently ended Measurement Period;

(c)          in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary directly or indirectly owns any Equity Interests of, or holds a Lien on, any property of, the Borrower, any Loan Party or any Restricted Subsidiary that is not a Subsidiary to be so designated as an Unrestricted Subsidiary;

(d)         no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary unless each of its direct and indirect Subsidiaries is also designated an Unrestricted Subsidiary pursuant to this Section 5.15; and

(e)          the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its Subsidiaries) in such Subsidiary, at the time of such designation, in an amount equal to the fair market value of the net assets of such Subsidiary, and such Investment must at such time be permitted under Section 6.06, and no such designation shall be permitted unless such Investment is permitted by Section 6.06.

(f)          The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such designation, of any Investment, Debt or Liens of such re-designated Restricted Subsidiary existing at such time.

(g)         Notwithstanding anything herein to the contrary, (i) if any Restricted Subsidiary owns or holds any Material Intellectual Property, such Restricted Subsidiary or Loan Party may not be designated as an Unrestricted Subsidiary and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall make any Investment in, Restricted Payment to or otherwise Dispose of any Material Intellectual Property to, any Unrestricted Subsidiary (in each case, without regard to whether the Borrower or any Restricted Subsidiary has the right to continue to utilize any such intellectual property after such transfer); for the avoidance of doubt, it is understood and agreed that such restriction shall not restrict any non-exclusive licenses, sublicenses or cross licenses of rights in intellectual property or any rights in intellectual property that become Material Intellectual Property subsequent to the acquisition by an Unrestricted Subsidiary.

SECTION 5.16.    Post-Closing Actions.  Within the time periods specified on Schedule 5.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 5.16 hereto.

ARTICLE VI

Negative Covenants

Commencing on the Closing Date and until the Termination Date Conditions have been satisfied, the Loan Parties shall not:

SECTION 6.01.     Liens.  Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except (collectively, “Permitted Liens”):

(a)          Permitted Encumbrances;

(b)          Liens existing, or applicable to committed obligations, on the Closing Date and set forth in Schedule 6.01, and Liens securing any Permitted Refinancing of any obligations secured by a Lien described in this clause (b);

(c)          any Lien on any asset securing Debt permitted under Section 6.02(e)(i) and Permitted Refinancing thereof permitted under Section 6.02(e)(iii); provided that such Liens do not at any time encumber any property other than the property acquired, developed, purchased, leased, constructed, repaired, restored, replaced, maintained, upgraded, expanded or improved with the proceeds of such Debt, except for accessions and additions to such property, replacements or improvements thereof, customary security deposits with respect thereto, related contract rights and payment intangibles, and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof; provided further that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(d)         Liens arising in connection with Capitalized Leases permitted under Section 6.02(e)(ii) and Permitted Refinancing thereof permitted under Section 6.02(e)(iii); provided that such Liens do not extend to any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contracts rights and payment intangibles, and the proceeds and products of such assets) other than the property financed by such Debt; provided further that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(e)          to the extent such transactions create a Lien thereunder, liens in favor of lessors securing Sale and Leaseback Transactions permitted under this Agreement on the asset subject to such Sale and Leaseback Transactions;

(f)           Liens securing (i) Debt permitted by Section 6.02(j)(ii) existing on property at the time of acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Closing Date; provided that (x) such Lien was not incurred in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (y) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after acquired property subject to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (ii) any Permitted Refinancing of Debt secured by a Lien permitted under this clause (f);

(g)         Liens securing Debt permitted to be incurred under Section 6.02(g)(ii), provided that any Liens on the Collateral incurred pursuant to this clause (g) shall be either pari passu with or junior to the Liens securing the Obligations; provided further that (x) any Debt secured by the Collateral on a pari passu basis with the Liens securing the Obligations shall be subject to the applicable terms and conditions that apply to Incremental Equivalent Debt hereunder and (y) any Debt secured by the Collateral on a junior basis to the Liens securing the Obligations shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent;

(h)          Liens securing Debt permitted to be incurred under Section 6.02(i); provided that Liens securing Debt permitted under Section 6.02(i) do not encumber any assets or property of any Loan Party;

(i)          (i) Liens created pursuant to any Loan Document or otherwise securing any Secured Obligations and (ii) Liens securing Permitted Credit Agreement Refinancing Indebtedness that is secured on a junior basis to, or on a pari passu basis with, the Loans and, except with respect to the Permitted Refinancing Loans, that is subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent; provided that no such Liens shall be incurred or exist pursuant to this clause (i)(ii) during an Investment Grade Period;

(j)         pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(k)         Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under this Agreement and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Debt for borrowed money;

(l)          Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(m)        Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(n)         Liens on Equity Interests in Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries (i) securing obligations of such Unrestricted Subsidiary or joint venture, as applicable or (ii) pursuant to the relevant joint venture agreement or arrangement;

(o)          Liens on securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 (other than Section 6.06(n));

(p)          subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by the Borrower or any Restricted Subsidiary;

(q)          Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(r)          Liens in favor of a Receivables Subsidiary or a Person that is not a Restricted Subsidiary of the Borrower on Receivables Assets or the Equity Interests of a Receivables Subsidiary, in each case granted in connection with a Receivables Facility solely to secure obligations owing to such Receivables Subsidiary or other Person that is not a Restricted Subsidiary of the Borrower under such Receivables Facility;

(s)           Liens securing Debt permitted to be incurred under Section 6.02(v); provided that no such Liens shall be incurred or exist pursuant to this clause (s) during an Investment Grade Period; and

(t)         Liens on Collateral securing Debt permitted to be incurred under Section 6.02(f), provided that any Liens incurred pursuant to this clause (t) shall be (x) either pari passu with or junior to the Liens securing the Obligations and (y) subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent.

Any Lien permitted above on any property or assets may extend to the identifiable proceeds thereof.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.01 may, at any time, attach to (A) any real property located within the United States and owned by the Borrower or any of its Restricted Subsidiaries, other than Permitted Encumbrances or (B) any property or assets of any Restricted Subsidiary that is not a Loan Party, other than Permitted Encumbrances and Liens permitted under Section 6.01(h).

SECTION 6.02.     Debt.  Create, incur, assume or suffer to exist, or permit any Restricted Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Debt, except:

(a)          Debt in respect of Hedge Agreements not prohibited by Section 6.09;

(b)          intercompany Debt of the Borrower or any of its Restricted Subsidiaries owing to the Borrower or any of its Restricted Subsidiaries to the extent not prohibited by Section 6.06;

(c)          (i) the Secured Obligations and (ii) Permitted Refinancing of Debt permitted by this clause (c);

(d)          Debt existing, or applicable to committed obligations, on the Closing Date and set forth on Schedule 6.02, and any Permitted Refinancing of Debt permitted by this clause (d);

(e)          (i) Debt incurred or assumed by the Borrower or any of its Restricted Subsidiaries for the purpose of financing the acquisition, development, purchase, lease, construction, repair, restoration, installation, replacement, maintenance, upgrade, expansion or improvement of fixed or capital assets or other property (whether real or personal) (whether through the direct purchase of property or the Equity Interests of any Person owning such assets or property); provided that (x) such Debt is incurred concurrently with or within 270 days after the applicable acquisition, purchase or lease (or, if applicable, the completion of development, construction, repair, restoration, installation, replacement, maintenance, upgrade, expansion or improvement or the commencement of operation of the applicable property, whichever occurs later) and (y) such Debt does not exceed the cost of such acquisition, development, purchase, lease, construction, repair, restoration, installation, replacement, maintenance, upgrade, expansion or improvement, (ii) Debt under Capitalized Leases (including Debt under Sale and Leaseback Transactions) and (iii) any Permitted Refinancing thereof; provided that the aggregate principal amount of Debt outstanding under this clause (e) shall not exceed, at the time of incurrence thereof, together with any Permitted Refinancing thereof, the greater of (x) $315,000,000 and (y) 10% of the Consolidated Net Tangible Assets;

(f)         (i) the Existing 2029 Notes in an aggregate principal amount not to exceed $525,000,000 and (ii) Permitted Refinancing of Debt permitted by this clause (f); provided that any secured Debt incurred pursuant to this clause (f) shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent;

(g)         (i) (A) additional unsecured Debt of the Loan Parties in an unlimited amount subject to pro forma compliance, at the time of incurrence thereof, with Section 6.12 as of the last day of the most recently ended Measurement Period, provided that (x) no Debt comprising any term A loan tranche (as determined by the Administrative Agent and the Borrower, taking into account maturity, amortization and applicable rates with respect thereto), other than, at the option of the Borrower, Permitted Bridge Indebtedness, that is permitted under this Section 6.02(g)(i) shall mature earlier than the latest maturity date of any Incremental Term A Loan ~~Maturity Date~~facility then in effect (if any) or have a shorter weighted average life to maturity than the longest remaining weighted average life to maturity of ~~the~~any Incremental Term A Loans then outstanding (if any) and (y) no Debt (other than Debt comprising any term A loan tranche and, at the option of the Borrower, Permitted Bridge Indebtedness) that is permitted under this Section 6.02(g)(i) shall mature earlier than the Latest Maturity Date then in effect or have a shorter weighted average life to maturity than the longest remaining weighted average life to maturity of the Term Loans and (B) any Permitted Refinancing of the Debt permitted under clause (i)(A); (ii) additional Debt of the Loan Parties in an aggregate outstanding principal amount not to exceed, at the time of incurrence thereof, together with any Permitted Refinancing thereof, the greater of (A) $190,000,000 and (B) 6% of the Consolidated Net Tangible Assets minus the amount of Incremental Facilities, Incremental Equivalent Debt and Permitted Refinancings thereof incurred in reliance upon clause (b) of the definition of Incremental Fixed Amount; and (iii) Debt consisting of the accretion of original issue discount with respect to any Permitted Convertible Indebtedness not prohibited under this Section 6.02;

(h)         Debt of the Borrower and its Restricted Subsidiaries incurred in connection with any Receivables Facility in an aggregate outstanding principal amount not to exceed, at the time of incurrence thereof, together with any Permitted Refinancing thereof, the greater of (x) $315,000,000 and (y) 10% of the Consolidated Net Tangible Assets;

(i)          Debt of Foreign Subsidiaries of the Borrower and Debt of non-Loan Parties in an aggregate outstanding principal amount not to exceed, at the time of incurrence thereof, together with any Permitted Refinancing thereof, the greater of (x) $205,000,000 and (y) 6.5% of the Consolidated Net Tangible Assets;

(j)          (i) unsecured Debt assumed in connection with a Permitted Acquisition in an unlimited amount subject to pro forma compliance, at the time of incurrence thereof, with Section 6.12 as of the last day of the most recently ended Measurement Period (and any Permitted Refinancing thereof), and (ii) subject to pro forma compliance, at the time of incurrence thereof, with Section 6.12 as of the last day of the most recently ended Measurement Period, secured Debt assumed in connection with a Permitted Acquisition in an outstanding principal amount not to exceed, at the time of assumption thereof, the greater of (A) $125,000,000 and (B) 4% of the Consolidated Net Tangible Assets (provided that, in the case of this clause (ii), the Lien securing such Debt does not extend to or cover any other assets or property (other than the proceeds or products thereof and after acquired property subject to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition)) (and any Permitted Refinancing thereof); provided that, in each case of clauses (i) and (ii), such Debt was not incurred or issued in contemplation of or in connection with such Permitted Acquisition and was in existence on the date of such Permitted Acquisition;

(k)          [reserved];

(l)         Debt owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(m)        Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, performance guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(n)          Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(o)          Debt arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Investments or the Disposition of any business, assets or any Restricted Subsidiary not prohibited by this Agreement;

(p)        Debt in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Debt for borrowed money;

(q)         Debt incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(r)           Debt representing deferred compensation to employees, consultants or independent contractors of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business;

(s)          Debt (and any Permitted Refinancing thereof) issued by the Borrower or any Restricted Subsidiary to current or former directors, officers, employees or consultants or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.07, in an aggregate outstanding amount not exceeding, together with outstanding Investments permitted by Section 6.06(c)(iii), $15,000,000;

(t)          Debt consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements or (iii) surety bonds and similar instruments, in each case, incurred in the ordinary course of business;

(u)         Guarantees of Debt of the Borrower and/or any of its Restricted Subsidiaries to the extent such Debt being guaranteed is permitted by any of clauses (a) through (c), (e), (h), (l) through (r), (t), and (v) of this Section 6.02 to the extent such Guarantees are permitted under Section 6.06 (other than Section 6.06(o));

(v)          (i) Incremental Equivalent Debt and (ii) Permitted Refinancing of Debt permitted by this clause (v); and

(w)         Guarantees of foreign pension obligations and liabilities of the Borrower and/or any Subsidiary.

SECTION 6.03.    Change in Nature of Business.  Conduct, transact or engage, or permit any Restricted Subsidiary of the Borrower to conduct, transact or engage, in any business or operation other than those conducted on the Closing Date or any activities or business that is reasonably similar, ancillary, incidental, complementary or related thereto or a reasonable extension, development or expansion thereof.

SECTION 6.04.    Fundamental Changes.  Merge, wind up, dissolve or liquidate into or consolidate with (or any local law equivalent thereof) any Person or permit any Person to merge, liquidate into it, or consummate a Division as the Dividing Person, or permit any Restricted Subsidiary of the Borrower to do so, except that:

(a)         any Domestic Subsidiary that is a Restricted Subsidiary may merge, wind up, dissolve or liquidate into or consolidate with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person of such transaction or (ii) any one or more other Domestic Subsidiaries that are Restricted Subsidiaries; provided that, if the merger, wind up, dissolution, liquidation or consolidation involves a Guarantor, the continuing or surviving Person of such transaction shall either be such Guarantor or become a Guarantor pursuant to the terms of Section 5.10;

(b)        any Foreign Subsidiary may merge, wind up, dissolve or liquidate into or consolidate with (i) any one or more other Foreign Subsidiaries or (ii) with any Domestic Subsidiary that is a Restricted Subsidiary (provided that such Domestic Subsidiary is the continuing or surviving Person of such transaction);

(c)          any Restricted Subsidiary that is not a Loan Party may merge, wind up, dissolve or liquidate into or consolidate with any other Restricted Subsidiary that is not a Loan Party;

(d)        any Restricted Subsidiary may merge, wind up, dissolve or liquidate into or consolidate with another Person to effectuate an Investment permitted under Section 6.06 (including any merger, windup, dissolution, liquidation or consolidation to effectuate a Permitted Acquisition) or any Disposition permitted under Section 6.05 (other than clause (b) thereof);

(e)          any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Loan Parties at such time, or, with respect to assets not so held by one or more Loan Parties, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 6.05 (other than clause (b) thereof); and

(f)          the Borrower and its Restricted Subsidiaries may effectuate the Spin-Off Transactions on the Closing Date to the extent (i) described in the Registration Statement or (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and (x) filed by the Borrower with the SEC and/or (y) obtained by the Company or the Borrower from the IRS.

SECTION 6.05.     Dispositions.  Dispose of, or permit any Restricted Subsidiary of the Borrower to Dispose of, any assets, except:

(a)          Dispositions of inventory in the ordinary course of its business;

(b)          transactions permitted by Section 6.04, Investments permitted by Section 6.06 and Restricted Payments permitted by Section 6.07;

(c)          (i) Dispositions of assets by any Loan Party or any Restricted Subsidiary to any Loan Party; (ii) Dispositions of assets by any Restricted Subsidiary that is not a Loan Party to any Restricted Subsidiary; and (iii) Dispositions by the Borrower and any other Loan Party to any Restricted Subsidiary that is not a Loan Party in an aggregate amount not to exceed, together with the aggregate amount of outstanding Investments made pursuant to Section 6.06(h)(iii), the greater of (x) $155,000,000 and (y) 5.0% of the Consolidated Net Tangible Assets;

(d)        Dispositions by the Borrower and the Restricted Subsidiaries not otherwise permitted under this Section 6.05; provided that (i) in the case of Dispositions involving aggregate consideration of at least $40,000,000, at least 75% of such proceeds consist of cash or Cash Equivalents (it being agreed that the following shall be considered “cash” for purposes hereof: (w) liabilities (other than liabilities expressly subordinated to the Obligations and intragroup liabilities) assumed by the transferee or that are otherwise cancelled or terminated in connection with the Disposition; (x) securities, notes or other obligations or assets received from the transferee that are converted into cash or Cash Equivalents within 180 days of the Disposition; (y) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y) that is at that time outstanding, not in excess of the greater of (x) $125,000,000 and (y) 4.0% of Consolidated Net Tangible Assets) and (z) Debt of a Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of the Disposition, so long as there is no recourse to any Loan Party in connection with such Debt), (ii) such Dispositions are for fair market value (other than minority interests in Restricted Subsidiaries) and (iii) no Default shall have occurred and be continuing or would result from such Dispositions;

(e)          Dispositions of obsolete or surplus assets or other assets no longer used or useful in the conduct of such Person’s business;

(f)           Dispositions consisting of the licensing of intangible assets in the ordinary course between Restricted Subsidiaries of the Borrower or between the Borrower and any of its Restricted Subsidiaries;

(g)          Dispositions of Receivables Assets to a Receivables Subsidiary or a Person that is not a Restricted Subsidiary of the Borrower in connection with any Receivables Facility;

(h)          in addition to Dispositions otherwise permitted under this Section 6.05 (the other exceptions not limiting the ability of Dispositions to be made under this subsection), Dispositions by the Borrower and its Restricted Subsidiaries in an amount not to exceed in any Fiscal Year the greater of the (x) $60,000,000 and (y) 2% of the Consolidated Net Tangible Assets;

(i)          Dispositions of assets acquired as part of any Permitted Acquisition that the Borrower or any Restricted Subsidiary Disposes (x) as part of its integration efforts relating to such Permitted Acquisition or (y) in connection with the approval of any antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate a Permitted Acquisition;

(j)           any Disposition of property or assets subject to a Sale and Leaseback Transaction not prohibited by this Agreement;

(k)          any exchange or swap of property or assets (other than cash and Cash Equivalents) for other assets (other than cash and Cash Equivalents) of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries (taken as a whole), determined in good faith by the Borrower;

(l)           leases, licenses, subleases and sublicenses of any property or assets of the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(m)          Dispositions of any intellectual property rights of the Borrower or any Restricted Subsidiary determined in good faith by the Borrower to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Borrower or any Restricted Subsidiaries;

(n)          any issuance or Disposition by the Borrower of its own Equity Interests;

(o)          any Disposition of cash, Cash Equivalents or marketable securities in the ordinary course of business;

(p)          any Disposition of cash or Cash Equivalents as consideration for, and in accordance with the requirements of, any Permitted Acquisition or any other transaction not prohibited by this Agreement;

(q)          [reserved];

(r)          any casualty loss, governmental taking or other involuntary Disposition;

(s)          (i) the discount or write-off of accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business and (ii) Dispositions of receivables (including defaulted receivables), notes receivable, rights to payment or other current assets or, in each case, participations therein, in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable or rights to payment in connection with the settlement of delinquent accounts receivable, the collection or compromise thereof or as part of any bankruptcy or reorganization process of suppliers, customers or other commercial counterparties (including any discount or forgiveness in connection with the foregoing);

(t)          Dispositions (i) in connection with any casualty event or any eminent domain, condemnation or similar proceeding, (ii) by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement or (iii) pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(u)          the unwinding of any Hedge Agreement pursuant to its terms;

(v)          any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(w)         the Disposition of any Investment acquired by virtue of any Bail-in Action with respect to any Lender;

(x)          Dispositions required to be made to comply with the order of any Governmental Authority or applicable Law;

(y)          any Disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer in the ordinary course of business;

(z)          any Disposition to effectuate the Spin-Off Transactions to the extent (i) described in the Registration Statement or (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and (x) filed by the Borrower with the SEC and/or (y) obtained by the Company or the Borrower from the IRS; and

(aa)         any Disposition of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary, the primary assets of which are cash and/or Cash Equivalents).

SECTION 6.06.     Investments.  Make, hold or acquire, or permit any Restricted Subsidiary of the Borrower to so make, hold or acquire, any Investment in any Person, except:

(a)          Investments existing, or applicable to committed obligations, on the Closing Date and set forth in Schedule 6.06, and any extensions, renewals, replacements or reinvestments of Investments permitted by this clause (a), so long as the aggregate amount of all Investments pursuant to this clause (a) is not increased at any time above the amount of such Investment existing or committed as of the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence as of the Closing Date, or as otherwise permitted by this Section 6.06);

(b)         Investments in Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed, at the time of the making thereof, the greater of (x) $60,000,000 and (y) 2.0% of the Consolidated Net Tangible Assets;

(c)         loans and advances to officers, directors, employees or consultants of the Borrower or any Restricted Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount not to exceed $5,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business or (iii) in connection with any such Person’s purchase of Equity Interests of the Borrower in an aggregate outstanding amount not exceeding, together with outstanding Debt permitted by Section 6.02(s), $15,000,000;

(d)          deposits required by government agencies or public utilities;

(e)           accounts receivable, security deposits and prepayments, trade credit and bank acceptance drafts and similar instruments delivered by customers, in each case, in the ordinary course of business;

(f)           Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

(g)           Investments in Hedge Agreements not prohibited by Section 6.09;

(h)         intercompany Investments (i) by any Loan Party or any Restricted Subsidiary in any Loan Party; (ii) by any Restricted Subsidiary that is not a Loan Party in any Restricted Subsidiary; and (iii) by the Borrower and any other Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount of such Investments that are made and remain outstanding not to exceed, at the time of the making thereof, together with the aggregate amount of Dispositions made pursuant to Section 6.05(c)(iii), the greater of (x) $155,000,000 and (y) 5.0% of the Consolidated Net Tangible Assets;

(i)          Investments (i) in accounts receivable in the ordinary course of business and (ii) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business to the extent that the Borrower or relevant Restricted Subsidiary was a creditor of such customer or supplier at the time of filing of such bankruptcy, reorganization or at the time such obligation became delinquent or such dispute arose, as the case may be;

(j)           Investments arising out of the receipt of non-cash consideration for the Disposition of any property or assets permitted under Section 6.05;

(k)        Investments by the Borrower and its Restricted Subsidiaries in an aggregate amount outstanding not to exceed, at the time of the making thereof, the greater of (x) $155,000,000 and (y) 5.0% of Consolidated Net Tangible Assets;

(l)          other Investments by the Borrower and its Restricted Subsidiaries consisting of the purchase or other acquisition of all of the Equity Interests of another Person or the assets comprising a division or business unit or a substantial part or all of the business or assets of another Person; provided that (i) immediately after giving effect to such purchase or other acquisition, the Borrower shall be in pro forma compliance with Section 6.12, such compliance to be determined on the basis of the financial information most recently delivered (or required to have been delivered) to the Administrative Agent and the Lenders as though such Investment had been consummated as of the first day of the fiscal period covered thereby and (ii) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, the Loan Parties are in compliance with Section 6.03; provided further that, if such acquisition is a Limited Condition Transaction, the condition in clause (i) above may be satisfied as of the date of the entering into of the definitive agreement for such Limited Condition Transaction; and provided further that the aggregate amount of purchases or other acquisitions of Equity Interests in Persons who do not become Loan Parties upon consummation of such acquisitions, when taken together with the  aggregate amount of purchases or other acquisitions of assets comprising a division or business unit or a substantial part or all of the business or assets of another Person where such assets do not become Collateral upon consummation of such acquisitions, in each case, made by Loan Parties pursuant to this clause (l), shall not exceed, at the time of the making thereof, the greater of (x) $315,000,000 and (y) 10% of the Consolidated Net Tangible Assets;

(m)       Investments by the Borrower and its Restricted Subsidiaries in joint venture entities that are not Restricted Subsidiaries in an aggregate amount not to exceed, at the time of the making thereof, $75,000,000 (in each case, net of cash repayments of principal in the case of Investments consisting of loans, sale proceeds in the case of Investments consisting of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of Investments consisting of equity investments);

(n)          Investments resulting from pledges and deposits permitted under Section 6.01 (other than Section 6.01(r));

(o)          transactions permitted by Section 6.02 (other than Section 6.02(b), (h) or (u)), including the issuance by the Borrower and/or any of its Restricted Subsidiaries of any permitted Guarantees;

(p)          (i) Guarantees by the Borrower or any of its Restricted Subsidiaries of operating leases or of other obligations that do not constitute Debt, in each case entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (ii) Guarantees by the Borrower or any of its Restricted Subsidiaries of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower or any of its Restricted Subsidiaries, in each case, entered into in the ordinary course of business;

(q)          the Borrower’s or any Restricted Subsidiary’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms;

(r)          Investments in connection with any Receivables Facility permitted under Section 6.02, the contribution, sale or other transfer of Receivables Assets, cash or Cash Equivalents made in connection with a Receivables Facility permitted under Section 6.02 or repurchases in connection with the foregoing (including the contribution or lending of cash and/or Cash Equivalents to Restricted Subsidiaries to finance the purchase of Receivables Assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves, the contribution of replacement or substitute assets to a Receivables Subsidiary and Investments of funds held in accounts permitted or required by the arrangements governing such Receivables Facility or any related Debt);

(s)          Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged into or consolidated with any Restricted Subsidiaries after the Closing Date, in each case, (i) to the extent such acquisition, merger, or consolidation is permitted under this Section 6.06 and Section 6.04 (other than Section 6.04(d)) and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, or consolidation and were in existence on the date of such acquisition, merger, or consolidation;

(t)         acquisitions by the Borrower or any of its Restricted Subsidiaries of obligations of one or more directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries in connection with such director’s, officer’s, employee’s or consultant’s acquisition of Equity Interests of the Borrower or any Restricted Subsidiary, so long as no cash is actually advanced by the Borrower or any of its Restricted Subsidiaries to such directors, officers, employees or consultants in connection with the acquisition of any such obligations;

(u)          Investments to the extent that payment for such Investments is made with the Borrower’s common Equity Interests;

(v)          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(w)         any Investment acquired by virtue of any Bail-in Action with respect to any Lender;

(x)          additional Investments not otherwise permitted under this Section 6.06; provided that, (i) immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio of the Borrower, calculated on a pro forma basis for the most recent Measurement Period, shall not exceed 2.50 to 1.00 and provided further, that Investments of Loan Parties in Restricted Subsidiaries that are not Loan Parties shall not be permitted to be made pursuant to this Section 6.06(x);

(y)         any Investment in respect of the Spin-Off Transactions to the extent (i) described in the Registration Statement or (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and (x) filed by the Borrower with the SEC and/or (y) obtained by the Company or the Borrower from the IRS; and

(z)          any Investment related to cash pooling, cash management and similar arrangements of the Borrower and its Restricted Subsidiaries consistent with past practice; provided that the aggregate outstanding Investments by the Loan Parties in any Persons other than Loan Parties under this clause (z) shall not exceed $75,000,000 at any time.

SECTION 6.07.    Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests (other than, with respect to the Borrower, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions) now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) or permit any of its Restricted Subsidiaries to do any of the foregoing (collectively, “Restricted Payments”), except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)          the Borrower may (i) declare and pay dividends and distributions payable in its common stock and purchase, redeem, retire, defease or otherwise acquire shares of its Equity Interests with the proceeds received contemporaneously from the issue of new shares of its Equity Interests with equal or inferior voting powers, designations, preferences and rights, and (ii) declare and pay dividends and distributions in cash and purchase, redeem, retire, defease or otherwise acquire Equity Interests with cash and notes in an aggregate amount not to exceed in any Fiscal Year $75,000,000 (in each case, with 50.0% of unused amounts in any Fiscal Year thereafter being permitted to be carried over to the immediately succeeding Fiscal Year);

(b)          any Restricted Subsidiary of the Borrower may (i) declare and make Restricted Payments to the Borrower and (ii) declare and make Restricted Payments to any Restricted Subsidiary of the Borrower of which it is a Restricted Subsidiary; provided that, if such Restricted Subsidiary declaring and making Restricted Payments is not Wholly-Owned, the Borrower or the Restricted Subsidiary of the Borrower which owns Equity Interests in the Restricted Subsidiary making such Restricted Payments shall receive at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Restricted Subsidiary making such Restricted Payments) unless its then shareholders, members or partners are required under applicable Law to receive a greater proportionate share thereof;

(c)          the Borrower or any of its Restricted Subsidiaries may purchase, redeem, retire, defease or otherwise acquire Equity Interests in any Restricted Subsidiary;

(d)          Restricted Payments made to purchase, redeem or settle the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by present or former directors, officers, employees or consultants of the Borrower or any Restricted Subsidiaries upon any such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued in an aggregate amount not to exceed $15,000,000 in any Fiscal Year;

(e)          non-cash repurchases of Equity Interests deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests if such Equity Interests represent a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Equity Interests;

(f)           Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person;

(g)         withholding tax payments made on behalf of present or former directors, officers, employees or consultants, or any beneficiary thereof following the death of any such Person, in connection with the exercise by such Persons of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests (including any repurchase of restricted Equity Interests representing the holder’s tax liability in connection with the vesting thereof);

(h)         additional Restricted Payments not otherwise permitted under this Section 6.07 in an aggregate amount not to exceed in the aggregate, at the time of the making thereof, the sum of (A) the greater of (x) $50,000,000 and (y) 1.5% of the Consolidated Net Tangible Assets and (B) 50.0% of the amount (if positive) of Consolidated Net Income for the cumulative period from the first day of the Fiscal Quarter of the Borrower during which the Closing Date occurred to and including the last day of the most recently ended Fiscal Quarter of the Borrower prior to such date for which Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 5.12(b) or (c) have been delivered (treated as one accounting period);

(i)           the Borrower or any of its Restricted Subsidiaries may make Consolidated Tax Payments;

(j)           any Restricted Payments in respect of the Spin-Off Transactions to the extent (i) described in the Registration Statement or (ii) otherwise disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date and (x) filed by the Borrower with the SEC and/or (y) obtained by the Company or the Borrower from the IRS; and

(k)         additional Restricted Payments not otherwise permitted under this Section 6.07; provided that, (i) immediately before and immediately after giving pro forma effect to any such Restricted Payments, no Default or Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio of the Borrower, calculated on a pro forma basis for the most recent Measurement Period, shall not exceed ~~1.25~~1.50 to 1.00.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 6.07 will not prohibit any Restricted Payment within sixty (60) days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 6.07 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other instrument governing such Permitted Convertible Indebtedness, shall not constitute a Restricted Payment; provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Indebtedness (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness), the payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (ii).

Notwithstanding the foregoing, the Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of the Borrower’s common stock and/or a different series of Permitted Convertible Indebtedness (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture or other instrument governing the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Borrower than the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted (as determined by the board of directors of the Borrower, or a committee thereof, in good faith)) (any such series of Permitted Convertible Indebtedness, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of shares of the Borrower’s common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 6.07 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that is so repurchased, exchanged or converted.

SECTION 6.08.     Accounting Changes.  Make or permit any change in the Fiscal Year of the Borrower or its Restricted Subsidiaries without (a) providing the Administrative Agent with prior written notice of such change; and (b) executing and delivering to the Administrative Agent, prior to such change, such amendments to this Agreement and the other Loan Documents as the Required Lenders may reasonably deem necessary and appropriate as a result of such change in Fiscal Year.

SECTION 6.09.    Speculative Transactions.  Enter into, or permit any Restricted Subsidiary of the Borrower to enter into, any Hedge Agreement unless such Hedge Agreement is incurred to hedge bona fide business risks and not for speculative purposes.

SECTION 6.10.     Anti-Corruption; Anti-Money Laundering; Sanctions Laws and Regulations.

(a)          Engage in any transaction, or knowingly permit any of its Restricted Subsidiaries to engage in any transaction, that violates applicable Sanctions Laws and Regulations.

(b)          Use any funding or proceeds from this Agreement (or lend, contribute or otherwise make any such funding or proceeds available to any Subsidiary, joint venture partner or other person):

(i)         in connection with any transaction relating directly or indirectly to any Designated Person or in a Sanctioned Country, in each case to the extent such transaction would violate Sanctions Laws and Regulations; or

(ii)         in violation of applicable Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions Laws and Regulations, or in a manner that causes any Lender to violate any applicable Sanctions Laws and Regulations.

(c)          Permit any of the funds or assets of the Borrower that are used to repay or prepay any credit facility under this Agreement to constitute property of, or to be beneficially owned by, any Designated Person, or be directly obtained or derived from transactions with or relating to countries subject to U.S., EU or United Kingdom economic sanctions, in each case in any manner that would result in a violation of applicable Sanctions Laws and Regulations or that violate any applicable Anti-Corruption Laws or any applicable Anti-Money Laundering Laws.

SECTION 6.11.     Prepayments, Etc. of Junior Financing; Amendments.

(a)         Make any voluntary or optional prepayment or redemption, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Financing (it being understood that payments of regularly scheduled interest and principal shall be permitted), or make any payment in violation of any subordination terms of any Junior Financing documentation, except:

(i)        any prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing made so long as (A) immediately before and immediately after giving pro forma effect to any such prepayment, redemption, purchase, defeasement or other satisfaction, no Default or Event of Default shall have occurred and be continuing and (B) the Total Net Leverage Ratio of the Borrower, calculated on a pro forma basis for the most recent Measurement Period, shall not exceed 2.50 to 1.00;

(ii)        the conversion of any Junior Financing to Equity Interests (that do not constitute Debt) of the Borrower or any  prepayment, redemption, purchase, defeasement or other satisfaction of any Junior Financing made with the proceeds of any issuance of any Equity Interests (that do not constitute Debt) of the Borrower;

(iii)         indemnity and expense reimbursement payments;

(iv)         the refinancing of any Junior Financing with any Permitted Refinancing thereof;

(v)         the payment and prepayment, redemption, purchase, defeasement or other satisfaction prior to the scheduled maturity of any Junior Financing, in an aggregate amount not to exceed the greater of (A) $155,000,000 and (B) 5.0% of the Consolidated Net Tangible Assets; provided that immediately before and immediately after giving pro forma effect to any such payment, prepayment, redemption, purchase, defeasement or other satisfaction, no Default or Event of Default shall have occurred and be continuing;

(vi)         payments of the minimum amount needed to prevent any Junior Financing from being treated as an “applicable high yield discount obligation”; and

(vii)        payments of Junior Financing payable to the Company and/or its Subsidiaries in connection with the Spin-Off Transactions.

(b)         Amend or modify any term or condition of any documentation related to Junior Financing with an outstanding principal amount in excess of $75,000,000 in any manner that is, taken as a whole, materially adverse to the interests of the Lenders.

SECTION 6.12.     Financial Covenants.

(a)          Total Net Leverage Ratio.  Permit the Total Net Leverage Ratio, as of the last day of each Fiscal Quarter ending after the Closing Date, for each Measurement Period ended as of such Fiscal Quarter, to exceed 3.25:1.00; provided that, with respect to any period occurring on or after the second full Fiscal Quarter ending after the Closing Date, to the extent that (i) the Borrower or any of its Restricted Subsidiaries consummates, during any period of four Fiscal Quarters for which financial statements are available, one or more acquisitions for which the aggregate consideration, including assumed Debt, for all such acquisitions, is $100,000,000 or more and (ii) within 30 days of consummating such acquisition or acquisitions referred to in clause (i) of this proviso, the Borrower notifies the Administrative Agent that the Borrower elects to increase the maximum Total Net Leverage Ratio threshold as a result thereof, then the maximum Total Net Leverage Ratio threshold for the Fiscal Quarter in which such election is made by the Borrower and the immediately following three Fiscal Quarters (unless earlier terminated by the Borrower by written notice to the Administrative Agent) shall be increased to 3.75:1.00 (such period of four Fiscal Quarters, subject to any such earlier termination, an “Acquisition Holiday Period”).  The Borrower may not make such election unless at least one full Fiscal Quarter has ended following the end of the most recently completed Acquisition Holiday Period (if any) and the Borrower may not make more than two such elections during the term of this Agreement.

(b)         Interest Coverage Ratio.  Permit the Interest Coverage Ratio, as of the last day of each Fiscal Quarter ending after the Closing Date, for each Measurement Period ended as of such Fiscal Quarter, to be less than 3.00:1.00.

(c)          The provisions of this Section 6.12 are for the benefit of the Lenders under the Financial Covenant Facilities only, as provided in Section 7.01(c).

ARTICLE VII

Events of Default

SECTION 7.01.     Events of Default.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)          (i) the Borrower shall fail to pay, in the currency required hereunder, any principal of any Loan when the same shall become due and payable or (ii) the Borrower shall fail to pay, in the currency required hereunder, any interest on any Loan, or any Loan Party shall fail to make any other payment, in the currency required hereunder, under any Loan Document, in each case under this clause (ii), within three Business Days after the same shall become due and payable; or

(b)          any representation or warranty made by any Loan Party (or any of its Responsible Officers) herein or in any other Loan Document, or contained in any certificate, document or other written statement by any Loan Party (or any of its Responsible Officers), furnished at any time pursuant to this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)          any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.05 (with respect to the continued legal existence of the Borrower), Section 5.09, Section 5.11, Section 5.12(a) or Article VI (provided that, notwithstanding anything in any Loan Document to the contrary, a breach of a Financial Covenant shall not constitute an Event of Default with respect to any Incremental Term B Loans or Permitted Refinancing Term Loans, unless the Borrower shall agree that such Incremental Term B Loans or Permitted Refinancing Term Loans shall have the benefit of the Financial Covenants hereunder in the documentation in respect thereof, Incremental Term B Loans or Permitted Refinancing Term Loans, unless and until the Required Financial Covenant Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Financial Covenant Facilities to be due and payable and all outstanding Commitments under the Financial Covenant Facilities to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded) (any such Event of Default with respect to a Financial Covenant, a “Financial Covenant Event of Default”); or

(d)          any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date upon which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e)         any Loan Party or any of its Restricted Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Restricted Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $75,000,000 either individually or in the aggregate for all such Loan Parties and Restricted Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that none of the following events shall constitute an Event of Default under this clause (e): (A) secured Debt that becomes due as a result of the voluntary sale, or a transfer of the property or assets securing such Debt, or a casualty, condemnation or similar event, in each case so long as such Debt is repaid in accordance with its terms, (B) any change of control offer made within 60 days after a Permitted Acquisition with respect to Debt assumed in connection with such Permitted Acquisition unless such event results in the acceleration of such Debt, (C) any default under Debt of an acquired business assumed in connection with a Permitted Acquisition if such default is cured, or such Debt is repaid, within 60 days after consummation of such Permitted Acquisition so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Debt, (D) any mandatory prepayment requirement in any agreement arising from the receipt of net cash proceeds from Debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issuances or excess cash flow so long as, in each case, no default or event of default occurs under such agreement in connection with such mandatory prepayment requirement, (E) prepayments required by the terms of applicable Debt as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements (in each case, to the extent any such circumstance would not give rise to an Event of Default), (F) any voluntary prepayment, redemption or other satisfaction of Debt that becomes mandatory in accordance with the terms of such Debt solely as the result of the delivery by the Borrower or any Restricted Subsidiary of a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction and (G) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Indebtedness, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default; or

(f)          any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall generally not pay its debts as such debts become due (subject to applicable grace periods), or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Loan Party or Restricted Subsidiary or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including any Debtor Relief Laws), or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall take any corporate action to authorize any of the actions set forth in this clause (f); or

(g)         any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $75,000,000 shall be rendered against any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)          any nonmonetary judgment or order shall be rendered against any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)           a Change of Control shall occur; or

(j)           any ERISA Event or Foreign Plan Event shall have occurred with respect to a Plan or Foreign Plan that could reasonably be expected to have a Material Adverse Effect; or

(k)         (i) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability which could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an amount which could reasonably be expected to have a Material Adverse Effect; or

(l)           any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, and as a result of such insolvency or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then insolvent or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such insolvency or termination occurs by an amount that could reasonably be expected to have a Material Adverse Effect; or

(m)         any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms, or the Borrower or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms (other than, in each case, the termination or expiration of any Loan Documents in accordance with their terms); or

(n)         any Collateral Document shall for any reason (except to the extent any loss of perfection or priority results solely from (i) the Administrative Agent no longer having possession of certificates actually delivered to it representing equity interests pledged under any Loan Document or (ii) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner) fail to create a valid and perfected first priority security interest (subject to Permitted Liens) in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document; provided that, if any provision of any Collateral Document fails to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Loan Documents, on a material portion of the Collateral covered thereby resulting solely from the circumstances described in the foregoing clause (i) or (ii), no Event of Default shall result until the Borrower becomes aware of such failure and such failure continues for fifteen (15) days after the Borrower’s knowledge of such failure.

SECTION 7.02.     Remedies Upon an Event of Default.

(a)          If an Event of Default occurs (other than an event with respect to the Borrower described in Section 7.01(f) and other than a Financial Covenant Event of Default), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(i)           terminate the Commitments and thereupon the Commitments shall terminate immediately;

(ii)         declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (except as otherwise required by the Loan Documents), all of which are hereby waived by the Borrower;

(iii)         require that the Borrower provide Cash Collateral as required in Section 2.06(o); and

(iv)         exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Law.

(b)          If an Event of Default described in Section 7.01(f) occurs with respect to the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the L/C Obligations, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as provided in Section 7.02(a)(iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(c)          If any Financial Covenant Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Financial Covenant Lenders (take any of the actions specified under Sections 7.02(a)(i) through (iv) above, but solely with respect to the Financial Covenant Facilities.

SECTION 7.03.     Application of Payments.  Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a)          all payments received on account of the Secured Obligations shall, subject to Section 2.22, be applied by the Administrative Agent as follows:

(i)          first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(b) payable to the Administrative Agent in its capacity as such);

(ii)         second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit Fees) payable to the Lenders, the L/C Issuers and the other Secured Parties (including fees and disbursements and other charges of counsel to the Lenders and the L/C Issuers payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)        third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and charges and interest on the Loans and unreimbursed L/C Disbursements, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)        fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed L/C Disbursements, (B) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.22; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the account of the L/C Issuers to Cash Collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.22, amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.03 and (C) to any other amounts owing with respect to Banking Services Obligations and Swap Obligations, in each case, ratably among the Lenders and the L/C Issuers and any other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them;

(v)         fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuers and the other Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)         finally, the balance, if any, after all Secured Obligations have been paid in full, to the Borrower or as otherwise required by law; and

(b)          if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, other than with respect to any such Swap Obligations and Banking Services Obligations held by the Lender acting as Administrative Agent (or any Affiliate thereof), Secured Obligations arising under Swap Obligations and Banking Services Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the holder of the Swap Obligations or Banking Services Obligations, as the case may be.  Each holder of Swap Obligations or Banking Services Obligations not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.     Authorization and Action.

(a)        Each Lender and each L/C Issuer hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and permitted assigns to serve as the administrative agent and collateral under the Loan Documents and each Lender and each L/C Issuer authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Lender and each L/C Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)         The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as potential holders of Swap Obligations and Banking Services Obligations) and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Section 8.01 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)          As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each L/C Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable Law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided.  Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)        In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing:

(i)           the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any L/C Issuer or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and L/C Issuer agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)          [reserved];

(iii)       nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or L/C Issuer for any sum or the profit element of any sum received by the Administrative Agent for its own account; and

(iv)        the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions (and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution).

(e)         The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(f)         None of the Syndication Agent, any Co-Documentation Agent, any Bookrunner or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(g)       In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim under Sections 2.06, 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each L/C Issuer and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the L/C Issuer or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

(h)          Each Lender and L/C Issuer hereby authorizes the Administrative Agent to enter into one or more intercreditor agreements acceptable to the Administrative Agent in its reasonable discretion with parties to any Receivables Facility permitted by this Agreement.  Such intercreditor agreements may provide for, among other things, (i) the Administrative Agent’s and the Lenders’ forbearance of, and other limitations on, any exercise of remedies in respect of any equity interests in any Receivables Subsidiary and/or any notes issued by any Receivables Subsidiary to any Receivables Seller in connection with any such Receivables Facility, in any case, that have been pledged to secure the Secured Obligations and/or (ii) disclaimers of interests on, and releases of security interests in, any Receivables Assets.  Each Lender and L/C Issuer hereby further authorizes the Administrative Agent to enter into one or more intercreditor agreements acceptable to the Administrative Agent in its reasonable discretion in connection with incurrence of secured Incremental Equivalent Debt, Permitted Refinancing thereof or Permitted Credit Agreement Refinancing Debt.

(i)          The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, neither the Borrower nor any of its Subsidiaries, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02.     Administrative Agent’s Reliance, Indemnification, Etc.

(a)          Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)          The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer or any Dollar Amount thereof.

(c)          Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) shall rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it in its commercially reasonable judgment, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or L/C Issuer and shall not be responsible to any Lender or L/C Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer sufficiently in advance of the making of such Loan or the issuance of a Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and reasonably and in good faith believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.     Posting of Communications.

(a)        The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b)          Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the L/C Issuers and the Borrower acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or L/C Issuers that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, the L/C Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction in a final and nonappealable judgment).

(c)          THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY BOOKRUNNER, ANY ARRANGER, THE SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT OR ACTUAL DAMAGES ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).

(d)         Each Lender and L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or L/C Issuer for purposes of the Loan Documents.  Each Lender and L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)          Each of the Lenders, the L/C Issuers and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)         Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.    The Administrative Agent Individually.  With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or L/C Issuer.  The terms “L/C Issuers”, “Lenders”, “Required Lenders”, “Required Financial Covenant Lenders”, “Required ~~Term A Lenders”, “Required~~ Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or an L/C Issuer or as one of the Required Lenders, the Required Financial Covenant ~~Lenders, the Required Term A~~ Lenders or the Required Revolving Lenders, as applicable.  The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the L/C Issuers.

SECTION 8.05.     Successor Administrative Agent.

(a)         The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the L/C Issuers and the Borrower, whether or not a successor Administrative Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent.  Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)         Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the L/C Issuers and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each L/C Issuer.  Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06.     Acknowledgements of Lenders and L/C Issuers.

(a)          Each Lender and L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and L/C Issuer agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Bookrunner, any Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Bookrunner, any Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)          Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

SECTION 8.07.     Recovery of Erroneous Payment.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

SECTION 8.08.     Collateral and Guaranty Matters.  Each Secured Party irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a)         to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the satisfaction of the Termination Date Conditions, (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of to any Person that is not and is not required to be a Loan Party as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, (iii) that constitutes Excluded Assets or that is owned by an Excluded Subsidiary, (iv) if approved, authorized or ratified in writing in accordance with Section 9.02, or (v) pursuant to Section 9.20;

(b)         to release any Guarantor from its obligations under the Guaranty  (i) upon the satisfaction of the Termination Date Conditions, (ii) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents, (iii) if such Subsidiary constitutes an Excluded Subsidiary or is otherwise no longer obligated to be a Guarantor pursuant to Section 5.10 hereof, provided that an existing Guarantor shall not be released from its Guaranty and shall not be considered an Excluded Subsidiary solely as a result of such Guarantor becoming a non-Wholly-Owned Subsidiary if as a result of (A) a Disposition or issuance of Equity Interests of such Subsidiary, in either case, to a person that is an Affiliate of the Borrower or (B) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Guarantor; (iv) if approved, authorized or ratified in writing in accordance with Section 9.02, or (v) pursuant to Section 9.20; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(c).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.08.  In each case as specified in this Section 8.08, the Administrative Agent will, at the Borrower’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.08.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.09.     Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.10.     Withholding Taxes.  To the extent required by any applicable Law, the Administrative Agent may withhold in respect of any payment to any Lender the amount of any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax in respect of any amounts paid to or for the account of such Lender for any reason (including because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes are correctly or legally asserted.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 8.10.  The agreements in this Section 8.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Secured Obligations.  For the avoidance of doubt, for purposes of this Section 8.10, the term “Lender” shall include any L/C Issuer and any Swingline Lender.

SECTION 8.11.     Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02), (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 8.12.     Swap Obligations and Banking Services Obligations.  No Lender or Affiliate thereof in its capacity as a holder of Swap Obligations or Banking Services Obligations that obtains the benefits of Section 7.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Obligations and Banking Services Obligations unless the Administrative Agent has received written notice of such Swap Obligations or Banking Services Obligations, as applicable, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate thereof, as the case may be.

ARTICLE IX

Miscellaneous

SECTION 9.01.     Notices.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)          if to the Borrower or any other Loan Party, to it at:

PHINIA Inc.
3000 University Drive
Auburn Hills, Michigan 48326
Attention:  Gordon Muir, Vice President and Treasurer
Telephone: (248) 754-9200
Electronic Mail:  gmuir@phinia.com

(ii)          if to the Administrative Agent:

Administrative Agent’s Office
(for payments, Borrowing Requests and Interest Election Requests):

Bank of America, N.A.
Dedicated Servicing
Dallas Infomart – 1950 N Stemmons Fwy Ste 6053
Mail Code: TX1-160-06-02
Dallas, TX 75207
Attention: Kesha Martinez
Telephone: +1.469.201.8836
Electronic Mail: kesha.martinez@bofa.com
Account No.: 1366072250600
Ref: Wire Clearing Acct for Syn Loans – LIQ
ABA# 026009593

Revolving Loan Assignment Consents
(for approving assignments of Revolving Loans):

Bank of America, N.A.
Enterprise Credit
Bank of America Tower Chicago, 110 N Wacker Dr
Mail Code: IL4-110-14-10
Chicago, IL 60606-1511
Attention: Brian Lukehart
Telephone: +1.312.828.6883
Facsimile: +1.312.828.5140
Electronic Mail: brian.lukehart@bofa.com

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Gateway Village – 900 Building, 900 W Trade St
Mail Code: NC1-026-06-03
Charlotte, NC 28255-0001
Attention: Erik Truette
Telephone: +1.980.387.5451
Electronic Mail:  erik.m.truette@bofa.com

(iii)          if to Bank of America as an L/C Issuer:

Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: Trade Client Service Team
Telephone: +1.570.496.9619
Facsimile: +1.800.755.8740
Electronic Mail: tradeclientserviceteamus@bofa.com

(iv)          if to Bank of America as the Swingline Lender:

Bank of America, N.A.
Dedicated Servicing
Dallas Infomart – 1950 N Stemmons Fwy Ste 6053
Mail Code: TX1-160-06-02
Dallas, TX 75207
Attention: Kesha Martinez
Telephone: +1.469.201.8836
Electronic Mail: kesha.martinez@bofa.com
Account No.: 1366072250600
Ref: Wire Clearing Acct for Syn Loans – LIQ
ABA# 026009593

(v)          if to JPMorgan Chase Bank, N.A. as an L/C Issuer:

          JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: LC Agency Team
Tel: 800-364-1969
Fax: 856-294-5267
Email: chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com

(vi)         if to PNC Bank, National Association as an L/C Issuer:

PNC Bank, National Association
755 W. Big Beaver Road, Ste 2500
Troy, MI 48084
Mail Code: R1-YB94-25-1
Attn: Scott Neiderheide
Tel: 248-729-8580
Fax: 248-729-8820

(vii)        if to Wells Fargo Bank, National Association as an L/C Issuer

Wells Fargo Bank, National Association
Telephone: (800) 776-3862, OPTION 2
Facsimile: (844) 879-2898
Attention: STANDBY LC OPERATIONS
Email: STANDBYCUSTOMERCASE@WELLSFARGO.COM and STANDBYLC@WELLSFARGO.COM

(viii)       if to U.S. Bank National Association as an L/C Issuer

U.S. Bank National Association
400 City Center
Oshkosh, Wisconsin 54901
Telephone: 920-237-7601
Facsimile: 920-237-7993
Email: CLSSyndicationServicesTeam@usbank.com

(ix)          if to Deutsche Bank AG New York Branch as an L/C Issuer

Deutsche Bank AG New York Branch
Attention: Leveraged Debt Capital Markets Standby Letters of Credit
One Columbus Circle
New York, NY 10019
Email: LDCM.SBLCS@db.com

(x)          if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Notices and other communications to the Borrower, any other Loan Party, the Lenders and the L/C Issuers hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)          Any party hereto may change its address, email address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.     Waivers; Amendments.

(a)         No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.

(b)          Except as provided in Section 2.20 with respect to an Incremental Amendment, or as provided in Section 2.23 with respect to the extension of any Applicable Maturity Date, or as provided in Section 2.24 with respect to the Permitted Refinancing Loans, or as provided in Section 2.14, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that (x) neither (A) any amendment or modification of the Financial Covenants in this Agreement (or defined terms used in the Financial Covenants in this Agreement) nor (B) any amendment entered into pursuant to the terms of Section 2.14(b) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii) even if the effect of such amendment or modification would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or any other amount at the applicable default rate set forth in Section 2.13(c) or to amend Section 2.13(c)), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (it being understood and agreed that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, Default, Event of Default or mandatory prepayment, in any such case, shall be considered a postponement or delay of any date fixed for payment by this Agreement or any other Loan Document), (iv) change Section 2.09(e) or 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.22(b) or 7.03 without the written consent of each Lender, (vi) waive any condition set forth in Section 4.02 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 for purposes of this Section 9.02), (vii) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Financial Covenant Lenders”, “Required Revolving Lenders”~~, “Required Term A Lenders”~~ or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Amendment or Permitted Refinancing Amendment may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Closing Date), (viii) (x) release the Borrower from its obligations under Article X, (y) [reserved] or (z) release all or substantially all of the Guarantors from their obligations under the Guaranty (other than in accordance with the terms of Section 8.08, 9.14 or 9.20), in each case, without the written consent of each Lender, (ix) [reserved], (x) except as provided in Section 8.08, 9.14 or 9.20 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (xi) except as provided in Section 8.08, (x) subordinate, or have the effect of subordinating the Obligations to any other Debt or other obligation or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt or other obligation, in each case, without the written consent of each Lender or (xii) amend Section 1.06 or the definition of “Agreed Currencies”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” without the written consent of each Lender directly affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of (x) the Administrative Agent, any L/C Issuer or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such L/C Issuer or such Swingline Lender, as the case may be (it being understood that any change to Section 2.22 shall require the consent of the Administrative Agent, each L/C Issuer and each Swingline Lender) or (y) an L/C Issuer under any Issuer Document relating to any Letter of Credit issued or to be issued by it without the prior written consent of such L/C Issuer.  Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification in a non-ratable manner; (B) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective and (C) any amendment, waiver or consent that changes the provisions of Section 6.12 (or any defined term used therein or in the definition of such defined terms) or waives an Event of Default with respect thereto, in each case, shall require only the written consent of the Required Financial Covenant Lenders.

(c)          Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders (it being understood and agreed that any such amendment (i) in connection with new Commitments or increases to the Commitments and/or Incremental Term Loans in accordance with Section 2.20, (ii) in connection with any extension in accordance with Section 2.23 or (iii) in connection with Permitted Refinancing Commitments or Permitted Refinancing Loans in accordance with Section 2.24 shall, in any such case, require solely the consent of the parties prescribed by such Sections and shall not require the consent of the Required Lenders).

(d)          [Reserved].

(e)          If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the Borrower shall pay to such Non-Consenting Lender in Same Day Funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans.  Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

(f)          Notwithstanding anything to the contrary herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(g)          [Reserved];

(h)          Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Appropriate Lenders directly affected thereby to amend the definition of “Alternative Currency”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

SECTION 9.03.     Expenses; Indemnity; Damage Waiver.

(a)          The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements and other charges of one firm of counsel and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case, for the Administrative Agent and its Affiliates), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks™) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any L/C Issuer or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent (and, to the extent reasonably required by the Administrative Agent, one firm of local counsel for the Administrative Agent in each applicable jurisdiction) and one counsel for all of the other Lenders and L/C Issuers (and, to the extent reasonably required by the Lenders, up to one firm of local counsel for all of the other Lenders and L/C Issuers in each applicable jurisdiction), unless a Lender or its counsel reasonably determines that it would create actual or potential conflicts of interests to not have individual counsel, in which case similarly affected Lenders may have one additional firm of counsel) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)         The Borrower shall indemnify the Administrative Agent, each Bookrunner, each Arranger, the Syndication Agent, each Co-Documentation Agent, each L/C Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing (limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one firm of counsel as primary counsel and, to the extent reasonably required, a single firm of local counsel in each applicable jurisdiction for the Indemnitees, taken as a whole, and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined in good faith by the applicable Indemnitee), one additional firm of counsel to each group of similarly affected Indemnitees) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Indemnified Persons or (y) a material breach of such Indemnitee’s or any of its Related Indemnified Persons’ obligations under the applicable Loan Documents or (ii) have resulted from any dispute solely among Indemnitees (not arising as a result of any act or omission by any Loan Party or any Subsidiaries or Affiliates), other than any dispute involving claims against any Credit Party in its capacity as, or in fulfilling its role as, the Administrative Agent, an L/C Issuer, a Swingline Lender, an Arranger, a Bookrunner, agent or any similar role under or in connection with this Agreement.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim.  For purposes of this Section 9.03(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlled Affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled Affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement and/or the consummation of the transactions contemplated by the Loan Documents.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any L/C Issuer or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the applicable L/C Issuer or Swingline Lender, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such L/C Issuer or such Swingline Lender in its capacity as such.

(d)         To the extent permitted by applicable Law, and subject to the last sentence of this Section 9.03(d), no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than damages that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such party.  To the extent permitted by applicable Law, no Indemnitee shall assert against any Loan Party and no Loan Party shall assert against any Indemnitee, and each Indemnitee and Loan Party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of proceeds thereof.  Notwithstanding the foregoing, nothing contained in this Section 9.03(d) shall limit the Borrower’s indemnity obligations to the extent set forth in Section 9.03(b).

(e)        All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04.     Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution or any Disqualified Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in the case of any assignment that requires the Borrower’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Borrower to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) of:

(A)          the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided further that no consent of the Borrower shall be required (but notice to the Borrower, either prior to or promptly after such assignment, shall be required) (1) for an assignment of a ~~Term A Loan, a~~ Revolving Loan or the respective Commitments to a ~~Term A Lender or an Affiliate thereof,~~ Revolving Lender or an Affiliate thereof, or an Approved Fund, (2) [reserved] or (3) if a Specified Default has occurred and is continuing, for an assignment to any assignee;

(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required (1) for an assignment of a ~~Term A Loan, a~~ Revolving Loan or the respective Commitments to a ~~Term A Lender or an Affiliate thereof,~~ Revolving Lender or an Affiliate thereof, or an Approved Fund or (2) [reserved];

(C)           each L/C Issuer; provided that no consent of any L/C Issuer shall be required for an assignment of all or any portion of a Term Loan; and

(D)           each Swingline Lender; provided that no consent of any Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing;

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, the Borrower, any Subsidiary or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the L/C Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)         Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution or a Disqualified Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation shall, at the Borrower’s request and expense, use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)          Disqualified Institutions.

(i)         No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant with respect to the assignment or participation effectuated on such Trade Date and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)       If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to one or more Persons (other than an Ineligible Institution or other Disqualified Institution) that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (I) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b), (II) such assignment does not conflict with applicable Laws and (III) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.

(iii)        Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by a bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)        The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent to, and the Administrative Agent promptly shall, (A) post the list of Disqualified Institutions provided by any Loan Party and any updates thereto from time to time (collectively, the “DQ List”) on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender or potential Lender requesting the same.

SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect in accordance with their terms as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.     Electronic Execution; Electronic Records; Counterparts; Effectiveness.This Agreement, any Loan Document and any other Ancillary Document, including Ancillary Documents required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Ancillary Document shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Ancillary Document entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Ancillary Document may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Ancillary Document.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Ancillary Document which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Ancillary Document converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Ancillary Document in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Ancillary Document in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided further that, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Ancillary Document (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.07.    Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held, and other obligations at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations held by such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or L/C Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAW PRINCIPLES PROVIDING FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)          Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(d)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)          Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

SECTION 9.10.    WAIVER OF JURY TRIAL.EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.     Headings.Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.     Confidentiality.Each of the Administrative Agent, the L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, L/C Issuer or Lender shall be responsible for any violation of the provisions of this Section 9.12 by any such Person), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided that the applicable disclosing Person shall, to the extent practicable and not prohibited by applicable Law, rule or regulation, (x) notify the Borrower in writing in advance of such required disclosure and (y) in the case of such a disclosure pursuant to legal process, to cooperate with the Borrower (at the Borrower’s expense) in obtaining an appropriate protective order), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective direct or indirect counterparty (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, (h) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (i) with the prior written consent of the Borrower or (j) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any L/C Issuer or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries that the Administrative Agent, such L/C Issuer or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty or contractual obligation of confidentiality to the Borrower or any of its Subsidiaries.  For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower and/or any Subsidiary relating to the Borrower, its Subsidiaries or Affiliates or their respective businesses, other than, after the Borrower has publicly filed this Agreement with the SEC, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER, ANY SUBSIDIARIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13.    USA PATRIOT Act.Each Lender that is subject to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14.     Releases of Subsidiary Guarantors and Collateral.

(a)        A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Documents (i) pursuant to the terms of Section 9.20 and (ii) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, in the case of clause (ii) above, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Section (including pursuant to clause (b) below), the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent except as may otherwise be expressly agreed in writing by the Administrative Agent and such Loan Party.

(b)        Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Guaranty if such Subsidiary Guarantor is no longer a Restricted Subsidiary or becomes an Excluded Subsidiary or is otherwise not required pursuant to the terms of this Agreement to provide the Guaranty, provided that an existing Subsidiary Guarantor shall not be released from its Guaranty and shall not be considered an Excluded Subsidiary solely as a result of such Subsidiary Guarantor becoming a non-Wholly-Owned Subsidiary if as a result of (A) a Disposition or issuance of Equity Interests of such Subsidiary Guarantor, in either case, to a person that is an Affiliate of the Borrower or (B) any transaction entered into primarily for the purpose of such Subsidiary Guarantor ceasing to constitute a Subsidiary Guarantor.

(c)         Upon (i) any Disposition by any Loan Party (other than to any Loan Party) of any Collateral in a transaction permitted under this Agreement (including, without limitation, by virtue of any merger or consolidation permitted under this Agreement) or (ii) any release of the Lien created under any Collateral Document in any Collateral pursuant to Sections 8.08, 9.14 or 9.20 or as otherwise provided in any Collateral Document, the Liens in such Collateral created by the Collateral Documents shall be automatically and immediately released.  In connection with any such termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Secured Party to) promptly execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Restricted Subsidiary in respect of) all interests retained by the Borrower or any Restricted Subsidiary, including (without limitation) the proceeds of such sale or disposition, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.15.     Appointment for Perfection.Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable Law can be perfected only by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly thereafter shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16.    Interest Rate Limitation.Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17.     No Fiduciary Duty, etc.

(a)        The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person.  The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Loan Parties as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with this Agreement, the other Loan Documents and the credit facilities evidenced hereby.  The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Loan Parties with respect thereto.

(b)         Each of the Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, its Subsidiaries and other companies with which the Borrower or any Subsidiary may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)         In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any Subsidiary may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use Information obtained from or on behalf of the Loan Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Parties in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such Information to other companies.  The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any Subsidiary, confidential information obtained from other companies.

SECTION 9.18.   Acknowledgement and Consent to Bail-In of Affected Financial Institutions.Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

To the extent not prohibited by applicable Law, each Lender shall notify the Borrower and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).

SECTION 9.19.     Acknowledgement Regarding Any Supported QFCs.To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.20.     Investment Grade Fallaway Provision.Notwithstanding anything to the contrary set forth herein, upon evidence being provided by the Borrower to the Administrative Agent confirming that (a) the Borrower has obtained, after the Closing Date, a corporate rating with a stable outlook from at least two of S&P, Moody’s and Fitch of BBB-, Baa3 or BBB-, as applicable and (b) all Pari Passu Debt has been repaid in full and all outstanding commitments thereunder have been terminated (any period when the requirements set forth in clauses (a) and (b) above are satisfied, an “Investment Grade Period”), the Borrower may elect, in its sole discretion, by delivery of a written notice to the Administrative Agent of a Responsible Officer of the Borrower that certifies to the satisfaction or concurrent satisfaction of the foregoing and includes the election, to have the Guarantee of the Subsidiary Guarantors contained in Article X and the security interests in the Collateral released, and such release will occur immediately following the delivery of such notice to the Administrative Agent; following such release each reference to the Guarantee of the Subsidiary Guarantors contained in Article X shall, so long as no Default is in existence and continuing at such time, be deemed to be of no further force and effect; provided that, if the Borrower shall at any time after the initial achievement of such investment grade rating fail to maintain such corporate rating with a stable outlook from at least two of S&P, Moody’s and Fitch, all Guarantees and all security interests in the Collateral released pursuant to this Section 9.20 as described above shall be automatically reinstated on the same terms and within 60 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) and (i) each Wholly-Owned Domestic Subsidiary (other than any Excluded Subsidiary) shall execute and deliver to the Administrative Agent a Guaranty Supplement and (ii) the Borrower and each Wholly-Owned Domestic Subsidiary (other than any Excluded Subsidiary) shall execute and deliver to the Administrative Agent the Security Agreement (or a joinder thereto) and each other Collateral Document reasonably requested by the Administrative Agent, in each case on substantially the same terms as the Guaranty or Guaranty Supplement and Collateral Documents, as applicable, previously delivered by such Restricted Subsidiary, and together with any certificates, filings, corporate authorizations, legal opinions and other documentation reasonably required by the Administrative Agent and the Borrower and each Wholly-Owned Domestic Subsidiary (other than any Excluded Subsidiary) shall take all steps necessary to create and perfect the Liens of the Administrative Agent in the Collateral, in form and substance reasonably satisfactory to the Administrative Agent (the date any such guarantees and collateral documentation become effective, a “Reversion Date”).  The Administrative Agent is hereby authorized to enter into any Collateral Documents in connection with any Reversion Date.  No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Borrower or any of its Restricted Subsidiaries during the Investment Grade Period, or any actions taken at any time pursuant to any contractual obligations arising during the Investment Grade Period (provided that such contractual obligations were not entered into in contemplation of, or with awareness of, the cessation or expected cessation of an Investment Grade Period), in each case that were permitted under the Loan Documents as in effect at the time such actions were taken or such contractual obligations arose, regardless of whether such actions would have been permitted in the absence of the related Investment Grade Period.  It is hereby understood and agreed that this Section 9.20 shall not, in any event, effect the release of the Guaranty of the Borrower contained in Article X, which shall remain in effect during the entire term of this Agreement.

ARTICLE X

Guaranty

SECTION 10.01.   Guaranty, Limitation of Liability.

(a)        Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Secured Obligations being the “Guaranteed Obligations”).  Each Guarantor agrees to pay any and all expenses (including, without limitation, and subject to the limitations in Section 9.03, reasonable, documented and out-of-pocket fees and expenses of counsel) incurred by the Administrative Agent or any Lender Party in enforcing any rights against such Guarantor under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations, in each case that would be owed by the Borrower and the other Loan Parties, respectively, to any Lender Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or other Loan Party.

(b)        Each Guarantor and each Lender Party hereby confirms that it is the intention of all such Persons that the Secured Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law or other applicable Law to the extent applicable to the Guaranty and the Secured Obligations of such Guarantor hereunder.  To effectuate the foregoing intention, each Lender Party and each Guarantor hereby irrevocably agree that the Secured Obligations of each Guarantor with respect to the Guaranty at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

(c)         Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party with respect to the Guaranty, such Guarantor will contribute, to the maximum extent permitted by applicable Law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

(d)         The Guaranty contained herein is a guarantee of payment and not of collection.

SECTION 10.02.   Guaranty Absolute.

To the fullest extent permitted pursuant to applicable Law, each Guarantor guarantees that the Guaranteed Obligations guaranteed by it will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto.  The Secured Obligations of each Guarantor under or in respect of the Guaranty are independent of the Guaranteed Obligations or any other Secured Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce the Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under the Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)          any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Secured Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)          any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)          any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(e)         the failure of any other Person to execute or deliver any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(f)          to the fullest extent permitted by applicable Law, any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 10.03.   Waivers and Acknowledgments.

(a)          Except as otherwise expressly provided in this Agreement and/or the other Loan Documents, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and the Guaranty and any requirement that the Administrative Agent, any L/C Issuer or any Lender exhaust any right or take any action against any Loan Party or any other Person.

(b)         Each Guarantor hereby unconditionally and irrevocably waives any right to revoke its Secured Obligations with respect to the Guaranty and acknowledges that such Secured Obligations are continuing in nature and apply to all Guaranteed Obligations, whether existing now or in the future.

(c)         Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent, any L/C Issuer or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Secured Obligations of such Guarantor hereunder.

(d)         Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent, any L/C Issuer or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent, any L/C Issuer or any Lender.

(e)         Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

SECTION 10.04.  Subrogation.Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Secured Obligations under or in respect of the Guaranty or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any of the Administrative Agent, the L/C Issuers or the Lenders against the Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated; provided that each Guarantor may make any necessary filings solely to preserve its claims against the Borrower, other Loan Party or other insider guarantor.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guaranty and (b) the date on which the Commitments shall have been terminated in whole, such amount shall be received and held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.  If (i) any Guarantor shall make payment to any of the Administrative Agent, the L/C Issuers or the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash and (iii) the Commitments shall have been terminated in whole, the Administrative Agent, the L/C Issuers and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to the Guaranty.

SECTION 10.05.   Guaranty Supplements.

(a)        The Borrower may at any time have additional Restricted Subsidiaries joined as Guarantors by execution and delivery of a Guaranty Supplement, together with such customary certificates, evidences of authority and opinions of counsel as the Administrative Agent may reasonably request in connection therewith.

(b)        Upon the execution and delivery by any Person of a Guaranty Supplement, (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement or any other Loan Document to a “Guarantor,” shall also mean and be a reference to such Additional Guarantor and (b) each reference herein to “the Guaranty,” “hereunder,” “hereof” or words of like import referring to the Guaranty under this Article X, and each reference in any Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as supplemented by such Guaranty Supplement.

SECTION 10.06.  Subordination.Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party arising from the Guaranty (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 10.06:

(a)          Prohibited Payments, Etc.  Except during the continuance of an Event of Default, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)         Prior Payment of Guaranteed Obligations.  Each Guarantor agrees that in any proceeding under any Debtor Relief Laws relating to any other Loan Party, the Administrative Agent, the L/C Issuers and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Laws, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)         Turn-Over.  After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of the Guaranty.

(d)         Administrative Agent Authorization.  After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post--Petition Interest).

SECTION 10.07.   Continuing Guaranty; Assignments.Subject to Sections 8.08, 9.14 and 9.20, the Guaranty under this Article X is a continuing guaranty and shall remain in full force and effect until satisfaction of the Termination Date Conditions.

SECTION 10.08.  Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.08 or otherwise under the Guaranty under this Article X voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein (including Section 10.07), the obligations of each Qualified ECP Guarantor under this Section 10.08 shall remain in full force and effect until the termination of all Swap Obligations.  Each Qualified ECP Guarantor intends that this Section 10.08 constitute, and this Section 10.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages Intentionally Omitted]

ANNEX B

SCHEDULE 2.01

COMMITMENTS
Revolving Commitments

Lender	Revolving Commitment
Bank of America, N.A.	$77,187,500.00
JPMorgan Chase Bank, N.A.	$77,187,500.00
PNC Bank, National Association	$75,000,000.00
Wells Fargo Bank, National Association	$75,000,000.00
U.S. Bank National Association	$75,000,000.00
Deutsche Bank AG New York Branch	$43,750,000.00
Bank of China, New York Branch	$31,250,000.00
Citibank, N.A.	$28,125,000.00
The Northern Trust Company	$17,500,000.00
TOTAL	$500,000,000.00

L/C Commitments

L/C Issuer	L/C Commitment
Bank of America, N.A.	$8,333,333.34
JPMorgan Chase Bank, N.A.	$8,333,333.33
PNC Bank, National Association	$8,333,333.33
Wells Fargo Bank, National Association	$8,333,333.33
U.S. Bank National Association	$8,333,333.33
Deutsche Bank AG New York Branch	$8,333,333.33
TOTAL	$50,000,000.00